Exhibit 2.1
EXECUTION COPY
ASSET PURCHASE AGREEMENT
by and between
VICTORY PHARMA, INC.
and

MIDDLEBROOK PHARMACEUTICALS, INC.
Dated as of May 14, 2010

-II-

-III-

		Page

9.10	Captions	29
9.11	Severability	29
9.12	Interpretation	29
9.13	Time of the Essence	29
9.14	Signed Writings	29
9.15	Business Days	29
9.16	Disclaimer	30
9.17	Construction	30

-IV-

LIST OF EXHIBITS

Exhibit A	—	Definitions

Exhibit B		Depositary Agreement

Exhibit C		Form of Escrow Agreement

Exhibit D	—	Form of Officer’s Certificate (Closing Conditions)

Exhibit E	—	Form of FIRPTA Certificate

Exhibit F	—	Form of Approval Order

Exhibit G	—	Forms of Patent Assignment, Trademark Assignment, Copyright Assignment and Domain Name Assignment

Exhibit H	—	Form of Bill of Sale and Assignment and Assumption Agreement

Exhibit I	—	Bid Procedures

-V-

OTHER DISCLOSURE SCHEDULES

Schedule A.1(a)	—	Acquired Inventory
Schedule A.1(b)	—	Applicable Permits
Schedule A.1(c)	—	Acquired Fixtures
Schedule A.1(d)	—	Excluded Contracts
Schedule A.1(e)	—	Knowledge
Schedule A.1(f)	—	Assumed Contracts
Schedule A.1(g)	—	Product Domain Names
Schedule A.1(h)	—	Keflex Product Marks
Schedule A.1(i)	—	Moxatag Product Marks
Schedule A.1(j)	—	Product Patent Rights
Schedule A.1(k)	—	Product Trade Dress
Schedule A.1(l)	—	Promotional Materials
Schedule A.1(m)	—	Purchased Assets
Schedule A.1(n)	—	Regulatory Filings and Approvals
Schedule 1.2(h)	—	Prepaid Items and Deposits
Schedule 1.2(l)	—	Excluded Assets
Schedule 1.3(h)	—	Purchaser Cure Amounts
Schedule 1.3(i)	—	Assumed Liabilities
Schedule 1.4(o)	—	Excluded Liabilities
Schedule 5.3(c)(i)(A)	—	Identified Persons
Schedule 7.5(a)(ii)	—	Best Price; AMP
SELLER DISCLOSURE SCHEDULES

Schedule 3.4	—	Government and Third Party Notices and Consents
Schedule 3.5	—	Noncontravention
Schedule 3.6(a)	—	Title
Schedule 3.6(b)	—	Assets
Schedule 3.7	—	Inventory
Schedule 3.8(a)(i)	—	Patents
Schedule 3.8(a)(ii)	—	Copyrights, Marks, Trade Dress and Domain Names
Schedule 3.8(a)(iii)	—	Ownership of Product Intellectual Property
Schedule 3.8(b)	—	Product Intellectual Property — Restrictions and Disputes
Schedule 3.8(c)	—	Product Intellectual Property — Infringement
Schedule 3.9		Undisclosed Liabilities
Schedule 3.10	—	Material Contracts
Schedule 3.11(a)	—	Suits
Schedule 3.11(b)	—	Orders
Schedule 3.12(a)(i)	—	Compliance with Laws
Schedule 3.12(a)(ii)	—	Authorizations
Schedule 3.12(a)(iii)	—	Notice of Violation
Schedule 3.12(b)	—	Material Authorizations
Schedule 3.13	—	Insurance Policies
Schedule 3.14	—	Product Liability
Schedule 3.18	—	Warranties
Schedule 3.19	—	Customers, Suppliers and Third Party Service Providers
Schedule 3.21(a)	—	Promotional Allowances

-VI-

Schedule 3.21(b)	—	Seller’s Return Policy
Schedule 3.21(c)	—	Product Returns
Schedule 3.21(d)	—	Exporting/Manufacturing Activities

-VII-

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 13, 2010 (the “Execution Date”), is entered into by and between Victory Pharma, Inc., a Delaware corporation, having its principal offices at 11682 El Camino Real, Suite 250 San Diego, CA 92130 (the “Purchaser”) and MiddleBrook Pharmaceuticals, Inc., a Delaware corporation, having its principal offices at 7 Village Circle, Suite 100, Westlake, TX 76262 (the “Seller” and together with the Purchaser, the “Parties”). Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in Exhibit A.
WHEREAS, the Seller has commenced a case (the “Case”) under Chapter 11 of Title 11 of the United State Code, 11 U.S.C. Sections 101 et seq (the “Bankruptcy Code”) on April 30, 2010 by filing a voluntary petition with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the Seller’s right, title and interest in and to the Purchased Assets;
WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, the Seller desires to transfer to the Purchaser, and the Purchaser desires to accept and assume from the Seller, the Assumed Liabilities; and
WHEREAS, the Seller and the Purchaser have determined that it is in their respective best interests to consummate the foregoing transactions, and, in furtherance thereof, have approved this Agreement and the transactions contemplated hereby.
NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the Parties hereby, intending to be legally bound, agree as follows:
ARTICLE 1
PURCHASE AND SALE
1.1 Transfer of Purchased Assets. At the Closing, on the terms and subject to the conditions hereof and subject to the approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser free and clear of all Claims, interests (as defined in Section 363 of the Bankruptcy Code) and Liens, and the Purchaser shall purchase, take delivery of and acquire from the Seller, all of the Seller’s right, title and interest in and to the Purchased Assets.
1.2 Excluded Assets. The Seller shall not sell, convey, transfer, assign or deliver to the Purchaser, and the Purchaser shall not purchase, take delivery of or acquire from the Seller the following assets, properties and rights of Seller (collectively, the “Excluded Assets”):
(a) all leases for real property to which the Seller is or becomes a party that are used in connection with any Product or any Business;
(b) all real property owned by the Seller that is used in connection with any Product or any Business, other than the Acquired Fixtures;
(c) the Excluded Contracts;

(d) the Avoidance Actions and any Claims other than the Assumed Claims;
(e) all permits, approvals, licenses, franchises or authorizations other than the Applicable Permits;
(f) any rights and assets related to any Benefit Plan;
(g) cash and cash equivalents and accounts receivable;
(h) the prepaid items and deposits set forth or described in Schedule 1.2(h);
(i) Tax Returns, Tax refunds and other Tax attributes;
(j) bank accounts and bank account records, corporate records and minute books,
(k) insurance policies and any unearned premiums or refunds under such policies; and
(l) the assets, properties and rights (contractual or otherwise) set forth or described in Schedule 1.2(l).
1.3 Assumed Liabilities. At the Closing, on the terms and subject to the conditions hereof and subject to the approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, the Purchaser shall assume and pay, perform or otherwise discharge, in accordance with their respective terms and subject to the respective conditions thereof, only the following Liabilities of the Seller (collectively, the “Assumed Liabilities”):
(a) all Assumed Rebates and amounts owing in respect thereof;
(b) all credits and allowances verified and processed after the Effective Time that arise out of or relate to the return of any Products, and all amounts owing in respect thereof;
(c) all quantity and trade discounts given by the Purchaser with regard to Product sold following the Effective Time;
(d) all chargebacks and co-pay vouchers and checks processed after the Effective Time that relate to any Product, and all amounts owing in respect thereof;
(e) all royalty Liabilities accrued on or after April 1, 2010 that the Seller owes under the Lilly Agreement in respect of sales of the Keflex Product (“Assumed Keflex Royalty Liabilities”);
(f) all Liabilities resulting from, relating to, or arising out of tort or other product liability Claims arising with respect to the Purchased Assets or the use thereof after the Effective Time;
(g) any Liability under any Assumed Contract, purchase order or sales order in respect of services rendered, Products sold or other events or circumstances occurring or existing after the Effective Time;
(h) all amounts specified, and only to the extent specified, in Schedule 1.3(h) (the “Purchaser Cure Amounts”), which are payable pursuant to Section 365(b)(1)(A) or (B) of the Bankruptcy Code, in order to effectuate, in whole or in part, the Seller’s assumption and assignment to the Purchaser of certain Assumed Contracts under the Approval Order, in each case to the extent not paid by the Seller prior to Closing in the Seller’s sole discretion; and
(i) any other Liability specified, and only to the extent specified, in Schedule 1.3(i);

provided, however, that the Purchaser does not assume and does not agree to pay, discharge or perform any such Liabilities to the extent that they are specified as Excluded Liabilities.
1.4 Excluded Liabilities. Except as specifically set forth in Section 1.3 with respect to the Assumed Liabilities, the Seller shall retain and shall be responsible for paying, performing and discharging when due, and the Purchaser is not hereby assuming or having any responsibility for any and all Liabilities of the Seller, whether relating to the Purchased Assets or otherwise, including the following, which the Seller shall retain and which will remain the sole obligation of the Seller (such obligations and liabilities not assumed hereunder, the “Excluded Liabilities”):
(a) all Liabilities of the Seller (including any Liabilities that result from, relate to or arise out of tort or other product liability Claims) that (i) arise with respect to any Business or the Purchased Assets, or the use thereof, at or prior to the Effective Time, (ii) relate to periods ending at or prior to the Effective Time or (iii) are to be observed, paid, discharged or performed at or prior to the Effective Time, except, in the case to each of the foregoing clauses (i) through (iii) (inclusive), to the extent that such Liabilities are otherwise expressly Assumed Liabilities;
(b) all quantity and trade discounts given by the Seller with regard to Product sold at or prior to the Effective Time;
(c) all chargebacks and co-pay vouchers and checks processed at or prior to the Effective Time that relate to any Product, and all amounts owing in respect thereof;
(d) any First Quarter Rebates and amounts owing in respect thereof;
(e) all credits and allowances verified or processed prior to the Effective Time that arise out of or relate to the return of any Products, and all amounts owing in respect thereof;
(f) any amounts payable or owed by the Seller pertaining to any time period prior to the Effective Time with respect to distribution services performed by McKesson Corporation, AmerisourceBergen Corporation, Cardinal, Kinray, or H.D. Smith or their respective Affiliates for or on behalf of the Seller (“Pre-Closing Distribution Services Obligations”);
(g) any Liabilities of the Seller under the Par Agreement;
(h) all Liabilities that the Seller owes under the Lilly Agreement as of the Effective Time other than the Assumed Keflex Royalty Liabilities;
(i) any penalties or interest resulting from failure to timely pay amounts due under any Assumed Contracts to the extent relating to any time prior to the Effective Time;
(j) all amounts payable pursuant to Section 365(b)(1)(A) or (B) of the Bankruptcy Code, other than the Purchaser Cure Amounts, in order to effectuate, pursuant to the Bankruptcy Code, the Seller’s assumption and assignment to the Purchaser of the Assumed Contracts under the Approval Order;
(k) all Liabilities related to litigation to which the Seller or any of its Affiliates are party;
(l) all Employee Obligations;
(m) any Purchaser Cure Amounts paid by the Seller prior to Closing in the Seller’s sole discretion;
(n) all Liabilities relating to any environmental, health or safety matter (including any Liability or obligation arising under any Environmental Law) arising out of or relating to the Seller’s operation of any Business prior to the Effective Time or any other of the Seller’s businesses or the Seller’s leasing, ownership or operation of real property; and
(o) any Liability set forth or described in Schedule 1.4(o).
1.5 Purchase Price. In consideration of the sale, conveyance, transfer, assignment and delivery of the Purchased Assets hereunder, subject to the terms and conditions hereof, the Purchaser:
(a) has delivered to the Depositary, by wire transfer of immediately available funds, and the Depositary holds pursuant to Section 1.7, One Million Seven Hundred Ten Thousand U.S. Dollars (U.S. $1,710,000) in cash (the “Deposit”);
(b) upon the Closing, shall pay, by wire transfer of immediately available funds, Fifteen Million and Forty Thousand U.S. Dollars (U.S. $15,040,000), minus any Adjustment Amount (if agreed to by the Parties prior to the Closing), to a bank account, which the Seller shall specify to the Purchaser at least three (3) Business Days prior to the Closing Date (the “Closing Payment”) (for purposes of clarification, a negative Adjustment Amount would result in an increase in the Purchase Price);
(c) upon the Closing, shall pay, by wire transfer of immediately available funds to the Escrow Account, an amount (such amount, the “Escrow Amount”) equal to Three Hundred and Fifty Thousand U.S. Dollars (U.S. $350,000);
(d) upon the Closing, shall assume the Assumed Liabilities (the Assumed Liabilities and the dollar amounts specified in this Section 1.5, collectively, as may be so adjusted, the “Purchase Price”).
1.6 Purchase Price Allocation.
(a) Subject to the adjustments described in Section 1.9, the Purchase Price plus any Assumed Liabilities that are required to be treated as part of the Purchase Price for federal income tax purposes shall be allocated among the Purchased Assets and the goodwill and going concern value of the Businesses (the “Allocation”.
(b) Within five (5) days following the Closing Date, the Purchaser shall prepare and deliver to the Seller an allocation schedule setting forth the Allocation (the “Allocation Schedule”). The Seller shall review the Allocation Schedule and, to the extent the Seller disagrees in good faith with the content of the Allocation Schedule, the Seller shall inform the Purchaser of such disagreement within five (5) days after receipt of the Allocation Schedule, and the Seller and the Purchaser shall attempt to resolve any such disagreement in good faith. If the Seller and the Purchaser are unable to reach an agreement on the content of the Allocation Schedule within twenty (20) days of the Closing Date, the Seller and the Purchaser shall submit such dispute to the Bankruptcy Court for determination.
(c) In accordance with Section 1060 of the Code and the Treasury Regulations thereunder, Purchaser and Seller agree, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, to be bound by the Allocation Schedule, to file all Tax Returns (including IRS Form 8594 and any supplemental or amended IRS Form 8594) in accordance with the Allocation Schedule, and not to take any position inconsistent with the Allocation Schedule in the course of any audit, examination, other administrative or judicial proceeding.
1.7 Deposit. The Depositary shall be obligated to hold and disburse the Deposit in accordance with the terms of the Depositary Agreement attached to this Agreement as Exhibit B (the “Depositary Agreement”), which the Purchaser, the Seller and the Depositary have executed simultaneously with the execution of this Agreement.

1.8 Escrow.
(a) The Escrow Agent shall be obligated to hold and disburse the Escrow Amount in accordance with the terms of the Escrow Agreement in substantially the form attached to this Agreement as Exhibit C (the “Escrow Agreement”).
(b) Subject to the terms of the Escrow Agreement, the Purchaser will be entitled to the Escrow Funds to the extent equal to amounts paid by the Purchaser after the Closing on behalf of the Seller, for amounts the Seller has failed to timely pay with respect to (i) co-pay vouchers processed by Cardinal at or prior to the Effective Time, (ii) any First Quarter Rebates, (iii) Verified Returns, (iv) any Wholesaler Credit Balance Payments, or (v) any Pre-Closing Distribution Services Obligations.
1.9 Adjustment Amount.
(a) Promptly, but in no event later than 5:00 p.m. Eastern Time, following the close of business on the Business Day prior to Closing, the Seller shall deliver to the Purchaser a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Seller, certifying with respect to the accuracy and completeness of a report attached to such certificate that sets forth (i) the monthly and aggregate unit and dollar sales (calculated at WAC) for each Product for the Pre-Closing Period, (ii) any Purchaser Cure Amounts paid by the Seller prior to Closing in the Seller’s sole discretion, together with reasonable evidence of such payments, and (iii) the Adjustment Amount (as so calculated by the Seller, the “Seller Adjustment Amount”), if any, which may be a negative or positive number.
(b) To validly object to the Seller’s calculation of the Seller Adjustment Amount, the Purchaser must deliver to the Seller, on or prior to 12:00 a.m., Eastern Time, on the Closing Date, written notice (the “Purchaser Adjustment Amount Statement”) indicating that the Purchaser objects to the Seller Adjustment Amount, describing the basis for its objection, and providing its own calculation of the Adjustment Amount (as so calculated by the Purchaser, the “Purchaser Adjustment Amount”). If the Purchaser fails to provide a Purchaser Adjustment Amount Statement in accordance with this Section 1.9(b), then the Seller Adjustment Amount shall become the final and binding Adjustment Amount. If the Seller receives a Purchaser Adjustment Amount Statement in accordance with this Section 1.9(b), the Parties shall seek in good faith to reach an agreement with respect to the Adjustment Amount by 11:00 a.m., Eastern Time, on the Closing Date. If the Parties are unable to reach an agreement with respect to the Adjustment Amount by such time, then the Parties shall submit such dispute to the Bankruptcy Court for determination of the Adjustment Amount.
(c) If the Parties (i) reach agreement on the Adjustment Amount prior to the Closing, any such Adjustment Amount shall be subtracted from the Closing Payment at the Closing (provided, that, for purposes of clarification, a negative Adjustment Amount would result in an increase in the Closing Payment), or (ii) do not reach agreement on the Adjustment Amount prior to the Closing and submit the determination of the Adjustment Amount to the Bankruptcy Court, then, within three (3) Business Days after the Bankruptcy Court’s determination of any Adjustment Amount, either the Seller shall pay the Purchaser an amount equal to any net positive Adjustment Amount or the Purchaser shall pay the Seller an amount equal to any net negative Adjustment Amount. At the Purchaser’s election, in its sole discretion, the Seller’s obligation to pay any Adjustment Amount pursuant to subsection (ii) of this Section 1.9(c) may be satisfied from the Escrow Funds, and if the Purchaser provides written notice to the Seller of such election, the Parties shall promptly execute and deliver to the Escrow Agent joint written instructions to disburse the Adjustment Amount to the Purchaser.
1.10 Risk of Loss. Until the delivery to the Purchaser pursuant hereto, following the Effective Time, the Seller will be fully responsible for any loss of or damage to the Purchased Assets from fire, flood, casualty or any other similar occurrence. As of the Effective Time, title to the Purchased Assets will be transferred to the Purchaser.

ARTICLE 2
CLOSING
2.1 Closing. The Parties shall consummate the Transactions (the consummation of such Transactions, the “Closing”) at the offices of Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, at 11:00 a.m., local time, no later than the third (3rd) Business Day after the satisfaction (or waiver, as provided herein) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be or are capable of being satisfied contemporaneously with the occurrence of the Closing), or such other time, date or place (or any of the foregoing) as is agreed to in writing by the Parties. The Closing will be deemed to have occurred at 12:01 a.m. Eastern Time on the day on which the Closing occurs (such time, the “Effective Time”).
2.2 Transactions at Closing.
(a) Seller’s Actions and Deliveries. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:
(i) the Acquired Inventory, which the Seller shall deliver to Purchaser, at Purchaser’s sole cost and expense, at the respective facilities of ICS and each of the Manufacturers, as applicable to the Acquired Inventory in question;
(ii) a description of all Inventory quantities with respect to each Product by SKU as of the Closing Date;
(iii) executed counterparts of each Other Agreement to which the Seller is a party;
(iv) all such filings and submissions (including in electronic format) of the Seller to the FDA or any other Governmental Entity, duly executed by the Seller, as are necessary in connection with the transfer of the rights to the NDAs included in the Regulatory Filings and Approvals from the Seller to the Purchaser, to the extent so transferable, including the letter to the FDA containing required information in accordance with 21 C.F.R. §314.72;
(v) a certificate, dated the Closing Date, signed on behalf of the Seller by an executive officer of the Seller, in the form attached as Exhibit D;
(vi) a certificate from the Seller certifying, pursuant to Treasury Regulations Section 1.1445-2(b)(2), that such the Seller is not a foreign Person within the meaning of Sections 1445 and 897 of the Code, in the form attached as Exhibit E (such certificate, a “FIRPTA Certificate”);
(vii) evidence, in form and substance satisfactory to the Purchaser, that the Seller has paid all amounts owed by it under the Lilly Agreement relating to the four (4) quarterly periods ended March 31, 2010;
(viii) written evidence of the grant by Eli Lilly pursuant to Section 4.2 of the Lilly Agreement of a license to the Licensed Technology (as such term is defined in the Lilly Agreement) with respect to the manufacturing of Keflex in Austria as presently contemplated with Sandoz;
(ix) all correspondence from the FDA to the Seller, and all correspondence from the Seller to the FDA, in each case with respect to the Products or the Businesses, at the Purchaser’s sole cost and expense;
(x) all tangible Product Records, at the Purchaser’s sole cost and expense; and

(xi) such other documents and instruments as may be reasonably necessary to effect or evidence the Transactions.
(b) Purchaser’s Actions and Deliveries. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:
(i) the Purchase Price (as described in and in accordance with Section 1.5);
(ii) executed counterparts of each of the Other Agreements to which it is a party;
(iii) all such filings and submissions of the Purchaser to the FDA or any other Governmental Entity, duly executed by the Purchaser, as are necessary in connection with the transfer of the rights to the NDAs included in the Regulatory Filings and Approvals from the Seller to the Purchaser, to the extent so transferable, including the application form containing certifications and required information in accordance with 21 C.F.R. §314.72;
(iv) a certificate, dated the Closing Date, signed on behalf of the Purchaser by an executive officer of the Purchaser, in the form attached as Exhibit D; and
(v) such other documents and instruments as may be reasonably necessary to effect or evidence the Transactions.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents and warrants to the Purchaser as follows:
3.1 Existence and Power.
(a) The Seller is an entity duly formed, validly existing and in good standing as a corporation under the Laws of Delaware.
(b) Subject to obtaining Bankruptcy Court approval pursuant to the Approval Order, the Seller has full power and authority to enter into this Agreement and each Other Agreement to which it is or will (as contemplated by this Agreement) become a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions.
(c) The Seller has all power and authority required to own, lease and operate its property and to carry on the Businesses as presently conducted.
(d) The Seller is not in violation of any provision of its Organizational Documents.
3.2 Authorization. The execution and delivery by the Seller of this Agreement and each Other Agreement to which it is or will (as contemplated by this Agreement) become a party, the performance of its obligations hereunder and thereunder, and the consummation of the Transactions by the Seller, have been duly and validly authorized by all necessary corporate action on the part of the Seller and its board of directors.
3.3 Enforceability. This Agreement has been, and each Other Agreement to which the Seller is or will (as contemplated by this Agreement) become a party has been or will be, duly and validly executed and delivered by the Seller and (assuming (x) the due and valid authorization, execution and delivery hereof or thereof, as the case may be, by the other parties hereto and thereto, respectively, and (y) the approval hereof and of the Transactions by the Bankruptcy Court) constitutes (or, with respect to such

Other Agreements, will constitute) a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.
3.4 Governmental and Third-Party Notices and Consents. Subject to obtaining Bankruptcy Court approval pursuant to the Approval Order, except for any third-party approvals as are specified on Schedule 3.4, (a) no Authorization is required to be made or obtained by or with respect to the Seller in connection with the execution of, delivery of and performance under this Agreement or any Other Agreement, or in connection with the consummation of the Transactions, and (b) no consent, waiver, authorization or approval of or notice to any Person other than a Governmental Entity is required to be obtained or made, respectively, by the Seller in connection with the execution of, delivery of and performance under this Agreement or any Other Agreement, or in connection with the consummation of the Transactions.
3.5 Noncontravention. Subject to obtaining the approval of the Bankruptcy Court pursuant to the Approval Order, except for any violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, or right to impose additional obligations that arises as a result of the commencement of the Case, and except as set forth in Schedule 3.5, the execution and delivery of this Agreement by the Seller does not, the execution and delivery of each Other Agreement to which the Seller is or will (as contemplated by this Agreement) become a party does not and will not, and the performance by the Seller of its obligations hereunder and thereunder and the consummation of the Transactions will not (in each case, whether with or without the giving of notice, the lapse of time or both), directly or indirectly: (a) violate, conflict with or result in a breach of any provision of the Organizational Documents of the Seller; (b) violate or conflict with any Law applicable to the Seller or give any Governmental Entity or other Person the right to challenge any of the Transactions or to exercise any remedy, obtain any relief under or revoke or otherwise modify any rights held under any such Law; (c) violate, conflict with, result in a breach of, constitute a default under, an event of default under or an event giving rise to (or otherwise give rise to) any right of termination, modification, cancellation or acceleration, create in any Person the right to impose (or otherwise result in the imposition of) any additional obligations on or the loss of any rights or benefits of the Seller, or require any notice or consent under, any Contract (i) to which the Seller is a party, (ii) of which the Seller is a beneficiary or (iii) by which the Seller is bound or to which any Purchased Asset is subject; or (d) result in the creation of any Lien binding upon the Seller or upon any Purchased Asset.
3.6 Title; Assets. Except as set forth on Schedule 3.6(a), the Seller has (and, upon the consummation of the Transactions, the Purchaser will have) good, valid and marketable title to the Purchased Assets, in each case free and clear of all Liens. Except as set forth on Schedule 3.6(b), the Purchased Assets constitute all assets necessary and sufficient to conduct the Businesses as presently conducted by the Seller.
3.7 Inventory. Schedule 3.7 sets forth the Inventory quantities with respect to each Product by SKU as of the date hereof. Except for items of Inventory that are in the possession or control of the Seller’s suppliers or ICS, the Inventory is in the physical possession of the Seller at facilities at the addresses set forth on Schedule 3.7 or is in transit from suppliers of the Seller.
3.8 Intellectual Property.
(a) Schedule 3.8(a)(i) sets forth all Patents licensed, owned or Controlled by the Seller, including those Patents (A) used or held for use in the operation of any Business or related to any Product, or (B) relating to (x) Moxatag or its use or manufacture, (y) Keflex or its use or manufacture or (z) the Seller’s PULSYS technology. Schedule 3.8(a)(ii) sets forth all Product Copyrights, Product Marks, Product Trade Dress and Product Domain Names licensed, owned or Controlled by the Seller. Except as set forth in Schedule 3.8(a)(iii), (1) no Person other than the Seller has any ownership interest in any Product Intellectual Property in which the Seller has an ownership interest, (2) the Seller Controls all Product Intellectual Property, (3) neither the Seller nor any of its Affiliates has granted any licenses to the Product Intellectual Property to third parties, and (4) neither the Seller nor any of its Affiliates, nor to the Seller’s Knowledge, any other Person, is party to any agreements with third parties that materially limit or restrict use of the Product Intellectual Property or require any payments for their use.
(b) Except as set forth on Schedule 3.8(b), none of the Product Intellectual Property is the subject of: (A) any pending adverse Order or Contract restricting (x) its use in connection with any Product or any Business or (y) assignment or license thereof by the Seller; (B) to the Seller’s Knowledge, any threatened Suit; (C) any pending Suit; (D) any requests for royalty payments or offers for licenses to Intellectual Property that would relate to any Product or any Business, in each case made in writing or, to the Seller’s Knowledge, made otherwise; or (E) to the Seller’s Knowledge, any actual or threatened inventorship challenges, interferences declared or assertions of invalidity with respect to any Patents included in the Product Intellectual Property.
(c) Except as set forth on Schedule 3.8(c), neither the Seller nor any of its Affiliates has received written notice of a claim that the use or sale of the Product or the use of the Product Intellectual Property by or behalf of the Seller infringe any valid intellectual property right of any third party.
(d) All issuance, renewal, maintenance and other payments that are or have become due with respect to the Product Intellectual Property have been timely paid by or on behalf of the Seller, except as would not reasonably be expected to have a Material Adverse Effect.
3.9 No Undisclosed Liabilities. Except as set forth on Schedule 3.9, the Seller has no Liabilities (and, to the Seller’s Knowledge, there is no Basis for any present or future Suit against the Seller giving rise to any material Liability of the Seller) except for (a) Liabilities fully reflected or reserved for on the Latest Balance Sheet and (b) current Liabilities that have arisen since December 31, 2009 in the Ordinary Course of Business.
3.10 Material Contracts. Other than the Assumed Contracts and the Contracts listed on Schedule 3.10, there is no Contract to which the Seller is a party that is material to the either or both Products or either or both Businesses. Each Assumed Contract is in full force and effect, and is a legal, valid and binding agreement of the Seller, and, to the Seller’s Knowledge, the other party or parties thereto, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law. Except as set forth on Schedule 3.10, the Seller has performed in all material respects all obligations required to be performed by it under each Assumed Contract and has not received any written notice of any default under or breach of any Assumed Contract. To the Seller’s Knowledge, other than the commencement of the Case and except as disclosed on Schedule 3.10, no event has occurred that (whether with or without the giving of notice, the lapse of time or both) would constitute a material default under or material breach of or that would permit termination, modification or acceleration of any Assumed Contract. To the Seller’s Knowledge, the other party or parties to each Assumed Contract are not in default under or breach of the terms of such Assumed Contract and no such party intends to terminate (whether for cause or convenience) or cause a default under any Assumed Contract before its stated term. Except as set forth on Schedule 3.10, the Seller is not renegotiating any Assumed Contract and no other party to an Assumed Contract has made a demand for such renegotiation.
3.11 Suits.
(a) Except for the Case and except as set forth in Schedule 3.11(a), no Suit is pending or, to the Seller’s Knowledge threatened, against the Seller or with respect to any Product, any Purchased Asset or any Business, in each case that is reasonably likely to give rise to a material Liability of the Seller, and, to the Seller’s Knowledge, there is no Basis for any such Suit.

(b) Schedule 3.11(b) contains a list of all Orders to which the Seller is subject and, to the Seller’s Knowledge, there is no Basis that could lead to any such other Order (except for the Orders expressly referenced herein).
(c) None of the Suits and Orders set forth in Schedules 3.11(a) or 3.11(b) could reasonably be expected to result in a Material Adverse Effect.
3.12 Compliance with Laws; Authorizations.
(a) Except as set forth on Schedule 3.12(a)(i), since December 31, 2008, the Businesses have been conducted in compliance in all material respects with each applicable Law. Except as set forth on Schedule 3.12(a)(ii), the Seller has obtained, and is currently compliant with the requirements of, each Authorization necessary for the operation of each Business, except where the failure to have or comply with any Authorization would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.12(a)(iii), since December 31, 2008, the Seller has not received written notice from any Governmental Entity of any violation or alleged violation by it of any applicable Laws.
(b) Schedule 3.12(b) sets forth a list of all Authorizations related to the Products. No loss, suspension, withdrawal or limitation of any Authorization is pending or, to the Seller’s Knowledge, threatened.
3.13 Insurance. Schedule 3.13 lists all of the insurance policies maintained by the Seller that provide product liability insurance coverage in connection with any Business, the Purchased Assets or Products, and for each indicates the insurer’s name, policy number, expiration date, amount and type of coverage, and whether such coverage is provided on an occurrence or claims-made basis. The Seller is not in breach or default under any provision contained in any such policy, including with respect to the payment of premiums or the giving of notices. No notice of cancellation or non-renewal with respect to any such policy has been received by the Seller. To the Seller’s Knowledge, no event has occurred that (whether with or without the giving of notice, the lapse of time or both) would constitute such a breach or default, or that would permit termination, modification or acceleration of any such policy. No party to any such policy has repudiated any provision thereof. The Seller has timely filed claims with insurers with respect to all product liability claims relating to the Purchased Assets for which the Seller believes it has coverage, and the Seller has not received notice from any insurance provider that has claimed any reservation of rights or denied coverage with respect to such claims.
3.14 Product Liability. Except as set forth in Schedule 3.14, the Seller does not have any Liability, and, to the Seller’s Knowledge there is no Basis for any Suit against the Seller, arising out of any injury to Persons as a result of the use of any Product manufactured, sold, or put into trade inventory by the Seller. Schedule 3.14 sets forth a complete and accurate list of product liability claims that have been asserted or commenced against the Seller within the past three years. Prior to the date hereof, the Seller has provided the Purchaser with access to (a) a list of all serious adverse event reports and periodic adverse event reports with respect to each Product that has been filed by the Seller since the initial launch of such Product, including any material correspondence or other material documents relating thereto, (b) all payouts made by the Seller since the initial launch of each Product to end-users in respect of claims for injury relating to the use of Product and (c) all actual or threatened claims for injury relating to the use of such Product made by end-users against the Seller since the initial launch of such Product .
3.15 Taxes. There are no Liens for Taxes (other than statutory Liens for current Taxes not yet due and payable) upon the Purchased Assets.

3.16 Regulatory Matters.
(a) All existing Regulatory Filings and Approvals held by the Seller as of the date hereof are set forth in Schedule A.1(n). The Seller is the sole and exclusive owner of the Regulatory Filings and Approvals.
(b) Except as would not have a Material Adverse Effect, the Distribution, marketing and promotion of the Products by the Seller has been conducted in material compliance with the Regulatory Filings and Approvals and all applicable Laws, including the Act and the PDM Act.
(c) The Seller has not received any written or, to the Seller’s Knowledge, other notice of proceedings from a Governmental Entity alleging that the Products or any of the Purchased Assets or the ownership, manufacturing, operation, storage, Distribution, warehousing, packaging, labeling, handling or testing thereof, or any of the foregoing is in material violation of any applicable Law, including the Act and the PDM Act.
3.17 Government Product Contracts; Liability for Cost and Pricing Data.
(a) The Seller has made available to the Purchaser true and correct copies of all Government Product Contracts.
(b) The Seller has made available to the Purchaser true and correct copies of the Seller’s Non-FAMP calculations and submissions, with all supporting data, for the two (2) most recent calendar quarters, as well as the Seller’s annual Federal Ceiling Price (“FCP”) calculation and submission for the FCP currently in effect, with all supporting data.
(c) The Seller has made available to the Purchaser the FCP for each Product on the Seller’s FSS Contract.
(d) No claim for Liability against the Seller by any Governmental Entity exists as a result of incomplete or Product-related defective pricing data submitted by or on behalf of the Seller to any Governmental Entity.
(e) The Seller has made available to the Purchaser all AMP and Best Price-related submissions regarding sales of each Product during the period since January 1, 2008 by or on behalf of the Seller, as submitted to the Centers for Medicare and Medicaid Services.
3.18 Warranties. Except as set forth on Schedule 3.18, the Seller has not made any warranties to its customers with respect to the quality or absence of defects of the Products that it has sold or that have been sold on its behalf that are in force as of the date hereof or with respect to which Suits are outstanding as of the date hereof. The Seller has made available to the Purchaser information, which is accurate in all material respects, regarding all returns of defective or expired Products (other than Products damaged in transit) since January 1, 2009, and all credits and allowances for such defective or expired products given or promised to customers during said period. The Seller has not paid or been required to pay any direct, incidental or consequential damages to, and has not received a request or demand for such payment from, any Person in connection with any Product.
3.19 Customers, Suppliers and Third Party Service Providers.
(a) Except as set forth on Schedule 3.19, since December 31, 2009, no supplier or third-party service provider of the Seller providing goods or services to any Business has indicated that it will stop, or materially decrease the rate of, providing materials, products or services to the Seller.

(b) Except as set forth on Schedule 3.19, the Seller has not granted rights to any third-party with respect to Distribution of any Product nor appointed any third-party as a licensee, distributor or subdistributor of any Product (a “Distributor”). Each Distributor of any Product, to the Seller’s Knowledge, has obtained all material approvals and clearances necessary to market such Product in any and all geographic areas in which they are marketed by or on behalf of the Seller.
3.20 Recalls. To the Seller’s Knowledge, there is no Basis to impose upon the Seller a duty to recall Product or to warn customers of a defect therein. There have been no recalls ordered by any Governmental Entity with respect to any Product sold by or on behalf of the Seller.
3.21 Product Treatments; Product Returns; Exporting and Manufacturing. Except as set forth on Schedule 3.21(a), the Seller has not offered any promotional allowance (including any voucher programs and co-pay assistance programs) to any customer nor has the Seller or its agents provided any customer-specific packaging or value added services (other than displays) with respect to the Products. The Seller has caused to be timely processed all material returns or requests for returns of the Products. The Seller’s returns policy in effect during the period beginning on the date that is one year prior to the Execution Date and ending on the date immediately prior to the Closing Date is attached as Schedule 3.21(b). During the one-year period prior to the Execution Date, (i) the Seller has processed or caused to be processed returns consistent with such returns policy, and (ii) (A) the Seller has not refused to accept returns of any Product in contravention of the returns policy and (B) no disputes arose with any customer of the Seller regarding any attempted return to the Seller of any Product sold by the Seller. During the one-year period prior to the Execution Date, no customer of the Seller has refused to accept further shipments of any Product. The Seller does not have outstanding any authorization to any of its customers to destroy any Product in lieu of returning such Product. Except as set forth on Schedule 3.21(c), the Seller does not have outstanding any authorization to any of its customers committing the Seller to a guaranteed sale/repurchase of the Product if not sold by such customers. Except as set forth on Schedule 3.21(d), the Seller has not engaged in any exporting or manufacturing activities of or relating to any Product or any Business.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser represents and warrants to the Seller as follows:
4.1 Existence and Power. The Purchaser is an entity duly formed, validly existing and in good standing as a corporation under the Laws of Delaware. The Purchaser has full power and authority to enter into this Agreement and each Other Agreement to which it is or will (as contemplated by this Agreement) become a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions.
4.2 Authorization. The execution and delivery by the Purchaser of this Agreement and each Other Agreement to which it is or will (as contemplated by this Agreement) become a party, the performance of its obligations hereunder and thereunder, and the consummation of the Transactions by the Purchaser, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and its board of directors, and each such authorization is and will remain in full force and effect, and will not be amended, modified or rescinded (nor will the amendment, modification or rescinding of such authorization be authorized).
4.3 Enforceability. This Agreement has been, and each Other Agreement to which the Purchaser is or will (as contemplated by this Agreement) become a party has been or will be, duly and validly executed and delivered by the Purchaser and (assuming (x) the due and valid authorization, execution and delivery hereof or thereof, as the case may be, by the other parties hereto and thereto, respectively, and (y) the approval hereof and of the Transactions by the Bankruptcy Court) constitutes (or, with respect to such Other Agreements, will constitute) a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable Law.
4.4 Financing. The Purchaser acknowledges and agrees that its obligations under this Agreement are not subject to any condition regarding the Purchaser’s ability to obtain financing for the consummation of the Transactions or the terms of any financing being satisfactory to the Purchaser or its Affiliates. At the Closing, the Purchaser will have sufficient funds available to it to pay, in cash, the full Closing Payment and all other amounts payable pursuant to this Agreement and the Other Agreements or otherwise necessary to consummate all of the Transactions.
ARTICLE 5
COVENANTS PRIOR TO CLOSING
5.1 Bankruptcy Court Order. The Seller shall file a motion to approve this Agreement with the Bankruptcy Court promptly after the Execution Date. The Seller shall use its commercially reasonable efforts to obtain prompt entry of the Procedures Order, including the approval of the bidding procedures in the form attached hereto as Exhibit I. The Seller shall conduct the Auction in accordance with, and on the terms and conditions provided in, the Procedures Order. The Seller shall use its commercially reasonable efforts to obtain, through the filing with the Bankruptcy Court of appropriate applications or motions, entry of the Approval Order not more than five (5) Business Days after the Auction and following notice to creditors and parties in interest in accordance with the Bankruptcy Code and Bankruptcy Rules.
5.2 Cure of Defaults; Assumption of Contracts. Subject to the Approval Order and any other Order of the Bankruptcy Court, on or prior to the Closing or at such other time as ordered by the Bankruptcy Court, (a) the Seller shall cure all monetary and other material defaults and breaches under the Assumed Contracts, other than the Purchaser Cure Amounts, and satisfy all material Excluded Liabilities under the Assumed Contracts, and (b) the Seller shall assume the Assumed Contracts and assign them to the Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement.
5.3 Access to Information; Reporting; Correspondence and Notices.
(a) During the Pre-Closing Period, the Seller shall:
(i) afford the Purchaser and its Representatives access, during regular business hours and at reasonable agreed-upon times, to the Seller’s personnel and properties pertaining to any of the Purchased Assets, provided that such access does not unreasonably interfere with the Seller’s normal business and operations;
(ii) provide or make available to the Purchaser and its Representatives(A) copies of all Assumed Contracts and other documentation constituting Purchased Assets and (B) all non-privileged information and records (financial and otherwise) relating to, or otherwise used or useful in, any Business, and not otherwise included in the Purchased Assets, that the Purchaser or its Representatives may reasonably request;
(iii) promptly provide the Purchaser with copies of all Regulatory Warning Notices and any written communications related thereto between the Seller or its Affiliates, on the one hand, and Governmental Entities, on the other;

(iv) promptly provide the Purchaser with copies of any material reports, correspondence and other notices related to any Product or any Business that the Seller (or any of its Affiliates) receives from or sends to the FDA, the United States Department of Justice, the United States Centers for Medicare & Medicaid Services, the United States Department of Health & Human Services, or the European Medicines Agency; and
(v) promptly provide the Purchaser with copies of any material, non-privileged reports, correspondence and other notices that the Seller (or any of its Affiliates) receives from or sends to any third party relating to (A) any of the Manufacturing Facilities or their ability to be used for the manufacture or storage of the Products, or (B) activities being undertaken or proposed to be undertaken by any of the Manufacturers relating to any of the Products or the making of any of the Products.
(b) Without limiting the generality of or being limited by Section 5.3(a), the Seller shall, at its own cost and expense, provide to the Purchaser the following information and data with respect to each Product on (1) the last Business Day of each calendar month occurring prior to Closing, (2) the third (3rd) Business Day prior to Closing, and (3) the Closing Date:
(i) wholesale data comprised of (A) 852 Reports from each of McKesson Corporation, Cardinal, and AmerisourceBergen Corporation for each Product, and (B) inventory balances as reported in 852 Reports for each wholesaler for each Product;
(ii) data relating to finished Inventory of such Product held at ICS as well as bulk and active pharmaceutical ingredient material Inventory, including the location, lot numbers and expiration dates of such Inventory, as well as the Seller’s out-of-pocket cost (without markup and appropriately supported and documented in accordance with GAAP) paid to Manufacturers for all such units of such Product; and
(iii) unfilled firm purchase orders for the Products.
(c) The Seller shall promptly provide the Purchaser with complete copies of the following:
(i) all material, non-privileged notices, subpoenas, demands, complaints or similar written or electronic communications received from, or sent by or behalf of the Seller to, (A) the Persons identified on Schedule 5.3(c)(i)(A), (B) any party to an Assumed Contract, and (C) to the extent such correspondence or other communications relates to any Product or any Business, (I) the top five wholesalers of such Product and (II) any Governmental Entity, including the FDA; and
(ii) all non-privileged correspondence, notices, subpoenas, requests, demands, complaints or other written or electronic communications received from, or sent by or behalf of the Seller to, any Person if such correspondence, notice, subpoena, request, demand, complaint or other written or electronic communication relates to any action, event or circumstance that constitutes, or that could reasonably be expected to constitute, a Material Adverse Effect.
5.4 Conduct of the Businesses.
(a) During the Pre-Closing Period, the Seller shall advise the Purchaser promptly following any material developments or changes, if any, with respect to the Purchased Assets, collectively, any Product or any Business.
(b) During the Pre-Closing Period, except (x) as otherwise expressly required or permitted hereunder or (y) with the prior written consent of the Purchaser, the Seller shall:

(i) subject to Section 5.3, operate the Businesses only in the Ordinary Course of Business, consistent with past practices, and preserve intact in all material respects the Purchased Assets, the Products and the Businesses, and, to the extent that the Seller currently has or currently purchases wholesale data in support of the Product, the Seller shall maintain such wholesale data arrangements in all material respects; and
(ii) take such actions as may be necessary to satisfy the Seller’s covenants hereunder (including the delivery to the Purchaser of the Purchased Assets pursuant to the terms hereof) and the conditions to the Purchaser’s obligations hereunder.
(c) During the Pre-Closing Period, except (x) as otherwise expressly required or permitted hereunder or (y) with the prior written consent of the Purchaser, the Seller shall not:
(i) fail to take, or delay taking, such actions as may be necessary to satisfy the Seller’s covenants hereunder (including the delivery to the Purchaser of the Purchased Assets pursuant to the terms hereof) and the conditions to the Purchaser’s obligations hereunder;
(ii) except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, perform in all material respects all of its obligations under all Assumed Contracts and other Contracts relating to or affecting any Purchased Asset or any Business;
(iii) enter into any material Contracts relating to any Purchased Asset or any Business;
(iv) terminate, amend or waive any rights under any Assumed Contract or fail to exercise any right of renewal thereunder;
(v) change the price at which the Seller sells each Product;
(vi) transfer, or grant any rights or options in or with respect to, any of the Purchased Assets, except for the transfer of Inventory in the Ordinary Course of Business consistent with past practice;
(vii) make any claims or demands for breach against any party to any of the Assumed Contracts, or threaten to take any such action;
(viii) take any action that could directly or indirectly impair in any material respect any rights that the Purchaser or any of its Affiliates may have hereunder or under any Other Agreement; or
(ix) commit or agree to take, whether or not in writing, any of the actions specified in this Section 5.3(b).
5.5 Required Filings. As soon as reasonably practicable after the Execution Date, the Parties shall make all filings required to be made in order to consummate the Transactions. The Seller shall also provide reasonable assistance with respect to all filings that the Purchaser elects to make that the Purchaser, in its reasonable discretion, deems legally necessary to make in connection with the Transaction.
5.6 No Restriction. Nothing herein will be deemed to prevent the Seller or the board of directors of the Seller from taking any action it is required to take to remain in compliance with applicable Law.

5.7 Notifications. During the Pre-Closing Period, each Party shall promptly notify the other Party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is or becomes aware that has resulted in, or that will or is reasonably likely to result in, (a) any of the conditions to the other Party’s obligation to consummate the Transactions set forth in Article 6 becoming incapable of being satisfied or (b) the inaccuracy of any of its representations or warranties in Article 3 (with respect to the Seller) or Article 4 (with respect to the Purchaser). The delivery of any notice pursuant to this Section 5.7 will not operate to amend or supplement the Seller Disclosure Schedule and will not limit or otherwise affect the remedies available hereunder to a Party.
5.8 Keflex Validation; Sandoz.
(a) During the Pre-Closing Period, the Seller shall continue to reasonably cooperate with Sandoz in seeking to obtain manufacturing validation of Keflex. The Seller shall provide the Purchaser with bi-weekly updates, if any, regarding the progress toward validation of Sandoz’s manufacture of Keflex, and, after the Seller receives a copy of the validation report from Sandoz with respect to Keflex, the Seller shall promptly thereafter provide a copy thereof to the Purchaser.
(b) The Seller shall use its commercially reasonable efforts to enter into the Sandoz Agreement prior to the Closing and actively consult with the Purchaser regarding the foregoing; provided, that the Seller shall not enter into the Sandoz Agreement unless the Purchaser has provided its written consent to the form and substance thereof (which consent the Purchaser shall not unreasonably withhold, delay or condition).
(c) During the Pre-Closing Period, the Seller shall (i) use its commercially reasonable efforts to prepare and submit to the FDA a submission seeking approval to transfer the manufacture of Keflex to the Sandoz Facility, (ii) provide the Purchaser with copies of, and an opportunity to comment on, any such proposed filings prior to filing, and (iii) actively consult with the Purchaser regarding all of the foregoing matters in subsections ((i) and (ii)).
5.9 Sales; Wholesaler Inventory.
(a) During the Pre-Closing Period, the Seller shall deliver to the Purchaser, a bi-weekly report setting forth the aggregate unit sales for each Product SKU since the Execution Date, no later than two (2) weeks since the last such report was delivered to the Purchaser.
(b) Without the Purchaser’s prior written consent, during the Pre-Closing Period, the Seller shall not sell any Products: (i) (A) in calendar month May, June or July 2010, with an aggregate value in excess of Four Hundred Thousand U.S. Dollars (U.S. $400,000) during any such calendar month, (B) in calendar month August 2010, with an aggregate value in excess of Six Hundred Thousand U.S. Dollars (U.S. $600,000) during such calendar month, or (C) in calendar months beginning with September 2010 and later, with an aggregate value in excess of Seven Hundred Fifty Thousand U.S. Dollars (U.S. $750,000) during any such calendar month, in each case ((A), (B) or (C)) calculated based on the aggregate unit sales of Products during such month, multiplied by the applicable WAC for such Products (which limitation shall be pro-rated for any partial calendar months during the Pre-Closing Period), (with respect to a given calendar month, as applicable, the limitation imposed by the foregoing (A), (B) or (C), the “Agreed Monthly Sales Limit”); and (ii) on the Closing Date or during the two (2) Business Days immediately preceding the Closing Date (other than to the Purchaser pursuant to the terms hereof).
5.10 Cardinal Co-Pay Vouchers. During the Pre-Closing Period, the Seller shall timely pay all amounts that Cardinal or any of its Subsidiaries has billed the Seller, prior to the Closing, under Cardinal’s co-pay voucher program for the Products. The Seller shall not issue any instructions, or allow to remain any previously issued instructions, to cause Cardinal to stop or delay processing of redemptions under Cardinal’s co-pay voucher program for the Products. Promptly following the close of business on the Business Day prior to Closing, the Seller shall provide the Purchaser with a report setting out co-pay vouchers redeemed as the close of business on the Business Day prior to Closing. Prior to the Closing, the Seller shall (a) pay Cardinal for the estimated amounts due under the Cardinal co-pay voucher program, based on such report and (b) provide evidence of such payment to Purchaser.
5.11 Product Returns.
(a) During the Pre-Closing Period, the Seller shall use its commercially reasonable efforts to cause ICS to promptly and diligently process all returns with respect to the Products. The Seller shall not issue any instructions, or allow to remain any previously issued instructions, to ICS to slow down or halt processing returns with respect to any of the Products, and the Purchaser shall not issue any instructions to ICS to expedite the processing of any returns with respect to any of the Products. The Seller shall instruct ICS to promptly issue credit memos to the Seller’s customers with respect to all returns of the Product processed prior to the Closing, in a manner consistent with the Seller’s return policy as previously disclosed to the Purchaser.
(b) Two (2) Business Days prior to Closing, the Seller shall provide to the Purchaser documentation that (a) reports the net balance for each wholesaler on the Seller’s accounts receivable aging and (b) any net negative wholesaler account balances. Prior to Closing, subject to Bankruptcy Court approval of such payments, the Seller shall (a) pay any net negative wholesaler account balances (“Wholesaler Credit Balance Payments”), based on such report and (b) provide evidence of such payments to Purchaser.
(c) Promptly following the close of business on the Business Day prior to Closing, the Seller shall provide a report from ICS as of the close of business on the Business Day prior to Closing summarizing verified but unprocessed returns (“Verified Returns”) of any Product. Prior to the Closing, Seller shall apply the value of Verified Returns as a credit to customer accounts receivable balances, and in cases where such applications result in or add to an already-existing credit balance, Seller shall include such value(s) in corresponding Wholesaler Credit Balance Payments.
5.12 Wholesaler Payments. During the Pre-Closing Period, subject to Bankruptcy Court approval of such payments, the Seller shall timely pay all amounts invoiced by McKesson Corporation, AmerisourceBergen Corporation, Cardinal, Kinray, or H.D. Smith or their respective Affiliates, prior to the Effective Time, for distribution services.
5.13 Lilly Agreement. Prior to the Closing, the Seller shall pay all amounts that it owes under the Lilly Agreement in respect of dates prior to April 1, 2010, including any royalties that the Seller owes thereunder with respect to the quarter ended March 31, 2010.
5.14 Adequate Assurances. During the Pre-Closing Period, the Purchaser shall, upon the reasonable request of the Seller, use commercially reasonable efforts in communicating with third parties to Assumed Contracts as may be reasonably necessary to assist the Seller in establishing that the Purchaser has satisfied the requirement of adequate assurance of future performance contained in Sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to such Assumed Contracts.
5.15 Efforts to Cause the Closing. Each Party shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 6, as applicable to each of them, and (ii) to cause the Transactions to be consummated.

ARTICLE 6
CONDITIONS TO CLOSING
6.1 Conditions to Obligations of the Parties. The obligation of each Party to consummate the Transactions is subject to the satisfaction on or prior to the Closing Date of the following conditions:
(a) no Order preventing or restraining the consummation of the Transactions has been instituted or threatened;
(b) no Law that makes the consummation of the Transactions illegal has been enacted or has been deemed applicable to the Transactions; and
(c) the Approval Order is a Final Order.
6.2 Conditions to the Purchaser’s Obligations. The obligation of the Purchaser to consummate the Transactions is subject to the satisfaction (or waiver in writing by the Purchaser in its sole discretion) on or prior to the Closing Date of the following conditions:
(a) (i) each representation and warranty set forth in Article 3 that is qualified by materiality is true and correct as written as of the date hereof and as of the Closing Date as if made as of the Closing Date, except to the extent that such representation or warranty refers specifically to an earlier date (other than the date hereof), in which case such representation or warranty is true and correct in all respects as of such earlier date, and (ii) each representation and warranty set forth in Article 3 that is not qualified by materiality is true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of the Closing Date, except to the extent that such representation or warranty refers specifically to an earlier date (other than the date hereof), in which case such representation or warranty is true and correct in all material respects as of such earlier date;
(b) the Seller has performed and complied in all material respects with all obligations required hereby to be performed or complied with by it at or prior to the Closing, including in respect of the Seller’s obligations under Article 5;
(c) the Approval Order shall provide that the Lilly Agreement has been duly and validly assumed by the Seller and that all of the Seller’s right, title and interest in and to the Lilly Agreement has been duly and validly assigned to the Purchaser;
(d) the Seller has delivered (or caused to be delivered) to the Purchaser the items listed in Section 2.2(a); and
(e) there shall not have occurred a Material Adverse Effect, including in respect of the occurrence any of the following events that are, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the manufacture or supply of any Product, the Regulatory Filings and Approvals for any Product, or the manufacture, use, sale or promotion of any Product in reliance upon the Regulatory Filings and Approvals:
(i) any Regulatory Warning Notices that have been received by the Seller or a Manufacturer that (A) cite GMP deficiencies with respect to the Stada Facility or Almac Facility, (B) indicate the Stada Facility, Almac Facility and/or the Moxatag manufacturing or packaging process or validation, product stability, analytical validation or prior manufacturing has not or does not meet any minimum GMP requirements, or (C) otherwise indicate any issues that would, or would be reasonably likely to, (1) result in the recall of Moxatag, (2) require Stada to repeat manufacturing validation or analytical validation with respect to Moxatag, (3) require Almac to repeat packaging validation with respect to Moxatag, or (4) cause any interruption in the supply of Moxatag to the Seller (or to the Purchaser after the Effective Time);
(ii) any recall of any dosage strength or lot of any Product during the Pre-Closing Period; or
(iii) any Force Majeure Event occurring during the Pre-Closing Period with respect to any Manufacturing Facility or any building, facility or other site at which (A) Inventory is, or during the Pre-Closing Period was, stored, (B) analytical testing is, or during the Pre-Closing Period was, performed on or with respect to a Product, or (C) Product packaging is, or during the Pre-Closing Period was, performed.
6.3 Conditions to the Seller’s Obligations. The obligation of the Seller to consummate the Transactions is subject to the satisfaction (or waiver in writing by the Seller in its sole discretion) on or prior to the Closing Date of the following conditions:
(a) (i) each representation and warranty set forth in Article 4 that is qualified by materiality is true and correct as written as of the date hereof and as of the Closing Date as if made as of the Closing Date, except to the extent that such representation or warranty refers specifically to an earlier date (other than the date hereof), in which case such representation or warranty is true and correct in all respects as of such earlier date, and (ii) each representation and warranty set forth in Article 4 that is not qualified by materiality is true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of the Closing Date except to the extent that such representation or warranty refers specifically to an earlier date (other than the date hereof), in which case such representation or warranty is true and correct in all material respects as of such earlier date;
(b) the Purchaser has performed and complied in all material respects with all obligations required hereby to be performed or complied with by it at or prior to the Closing; and
(c) the Purchaser has delivered (or caused to be delivered) to the Purchaser the items listed in Section 2.2(b).
ARTICLE 7
ADDITIONAL COVENANTS
7.1 Confidentiality; Publicity.
(a) The terms of the Confidentiality Agreement are hereby incorporated in this Agreement as though fully set forth herein and shall apply during the Pre-Closing Period to any information provided to the Seller or the Purchaser pursuant to this Agreement. Upon the Closing, the Confidentiality Agreement shall expire and be of no further force and effect; provided, however, such expiration of the Confidentiality Agreement shall in no way prejudice or adversely affect the Seller’s or the Purchaser’s ability to seek damages, or any other remedy available to the Seller or the Purchaser, as appropriate, with respect to a violation by such other Party (or its Affiliates or Representatives) of the Confidentiality Agreement prior to the Closing.
(b) From and after the Closing, all Confidential Information exclusively concerning the Products, the Purchased Assets and the Assumed Liabilities (the “Purchaser Confidential Information”) shall be used by the Seller and its Affiliates solely as required to perform its obligations, exercise or enforce its rights under this Agreement (or any Other Agreements), or comply with applicable Law, and for no other purpose. The Seller shall not disclose, or permit the disclosure of, any of Purchaser Confidential Information to any Person except those Persons to whom such disclosure is necessary to permit the Seller to perform its obligations, exercise or enforce its rights under this Agreement (or any

Other Agreements), or comply with applicable Law. The Seller shall treat, and will cause its Affiliates and the Representatives of the Seller or any of its Affiliates to treat, Purchaser Confidential Information as confidential, using the same degree of care as the Seller normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.
(c) From and after the Closing, all Confidential Information other than Purchaser Confidential Information (the “Seller Confidential Information”) shall be used by the Purchaser solely as required to perform its obligations, exercise or enforce its rights under this Agreement (or any Other Agreements), or comply with applicable Law, and for no other purpose. The Purchaser shall not disclose, or permit the disclosure of, any of the Seller Confidential Information to any Person except those Persons to whom such disclosure is necessary to permit the Purchaser to perform its obligations, exercise or enforce its rights under this Agreement (or any Other Agreements), or comply with applicable Law. The Purchaser shall treat, and will cause its Affiliates and the Representatives of the Purchaser or any of its Affiliates to treat, the Seller Confidential Information as confidential, using the same degree of care as the Purchaser normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.
(d) The Purchaser acknowledges and agrees that the Seller (and its Affiliates) may together retain one (1) or more copies of all or part of the documentation (including written or electronic records, files, manuals, filings, etc.), including any Purchaser Confidential Information contained therein, that it delivers to the Purchaser as part of the Purchased Assets, in accordance with the provisions of and solely for the purposes set forth in this Section 7.1; provided, however, that the use of such documentation (including written or electronic records, files, manuals, filings, etc.) does not constitute or otherwise facilitate, directly or indirectly, the development, use, making or commercialization of any competitive product.
(e) From and after the Closing, in the event either Party is requested pursuant to, or required by, applicable Law to disclose any of the other Party’s Confidential Information (including Seller Confidential Information or Purchaser Confidential Information, as applicable), it will notify the other Party in a timely manner so that such Party may seek, at its own expense, a protective order or other appropriate remedy or, in such Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement. Each Party will cooperate in all reasonable respects, in connection with any reasonable actions to be taken for the foregoing purpose. If, in the absence of any such protective order or other appropriate remedy or receipt of a waiver from the other Party, the Party requested or required to disclose such Confidential Information is nonetheless, in the opinion of its legal counsel, legally compelled to make such disclosure, it may furnish such Confidential Information as requested or required pursuant to applicable Law without liability hereunder, provided that such Party furnishes only that portion of the Confidential Information which such Party is advised by its legal counsel is legally required, and such Party exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.
(f) Notwithstanding anything else to the contrary in this Agreement or in the Confidentiality Agreement, before issuing any publication, news release or other public announcement regarding, or including or referencing in any regulatory or court filing (other than with respect to the Case), or otherwise disclosing, this Agreement, any of the Other Agreements or any of the Transactions (including the occurrence of the Closing and/or the identities of the parties to the Transactions and/or any of their respective Affiliates) or any of the terms or conditions of the Transactions (collectively, “Deal Related Information”), the issuing Party must first submit such disclosure of Deal Related Information to the other Party for review and the other Party must have consented thereto in writing (which consent the other Party is entitled to withhold in its sole discretion); provided, however, that notwithstanding the foregoing or any contrary term contained in the Confidentiality Agreement, (i) any disclosure of Deal Related Information that is nonetheless, in the opinion of the disclosing Party’s legal counsel, legally compelled to be made by the disclosing Party, may be made by the disclosing Party without the prior written consent of the other Party, provided that such disclosure is limited to only that which such disclosing Party is advised by its legal counsel to be legally required to be disclosed, (ii) any Party may issue a press release or public announcement without the prior written consent of the other Party if all of the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party, and (iii) prior to the Closing, to the extent disclosure of Deal Related Information by the Purchaser is reasonably necessary in connection with undertaking financing activities in support of the Transactions, the Purchaser shall be permitted to make such disclosures; provided further, from and after the Closing, the Purchaser shall be permitted to disclose Deal Related Information to any third party or publicly make such disclosures when and in whatever manner the Purchaser deems necessary or useful. With regard to disclosures made under the foregoing subsection (i): (X) to the extent practicable, the disclosing Party shall give at least three (3) Business Days advance notice of any such legally required disclosure to the other Party, and such other Party may, if applicable, reasonably request that the disclosing Party request confidential treatment of such disclosure and may otherwise provide any comments on the proposed disclosure (which comments, if reasonable, the disclosing Party shall reflect in such disclosure) during such period and if not practicable, such lesser practicable period, if any; and (Y) if a Party requests that the disclosing Party request confidential treatment of any disclosure pursuant to subsection (X), the Parties shall cooperate, each at its own expense, in such confidential treatment request and shall execute all documents reasonably required in connection therewith.
7.2 Availability of Records. After the Closing, the Seller, on the one hand, and the Purchaser, on the other hand, shall make available to each other Party and its Affiliates and Representatives during normal business hours when reasonably requested, all Product Records in its possession and shall preserve all such information, records and documents until the later of: (i) six (6) years after the Closing; (ii) the expiration of all statutes of limitations for assessing or collecting Taxes for periods ending on or prior to the Closing and periods including the Closing Date, including extensions thereof applicable to the Seller or the Purchaser; or (iii) the required retention period under any applicable Laws for all such information, records or documents (it being understood that the Parties shall not be required to provide any Tax Returns to any Person, other than as required by applicable Laws). The Purchaser and the Seller shall also make available for consultation to each other during normal business hours, when reasonably requested, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters, governmental contracts, litigation or potential litigation, each as it relates to any Product, Business, Purchased Assets or Assumed Liabilities prior to the Closing Date (with respect to the Seller) or from and after the Closing Date (with respect to the Purchaser), including product liability and general insurance liability.
7.3 Notification of Customers. Promptly after the Closing, the Purchaser and the Seller shall jointly notify all wholesale distributors of the Products (a) of the transfer of the Purchased Assets to the Purchaser, (b) that all purchase orders for the Products received by the Seller or any of its Affiliates on, prior to or after the Closing Date but not shipped prior to the Effective Time will be transferred to the Purchaser (provided that to the extent that any purchase order cannot be so transferred, the Seller and the Purchaser shall cooperate with each other to ensure that such purchase order is filled and that the Purchaser receives the same economic benefit and assumes the same Liability associated with filling such purchase order as if such purchase order had been so transferred), and (c) that all purchase orders for the Product received after the Closing Date should be sent to the Persons and addresses as directed by the Purchaser. Without the prior written consent of the Seller, in no event shall the Purchaser or any of its Affiliates or Representatives contact any of the Seller’s suppliers, wholesale distributors or other customers prior to the Closing for any purpose related to or arising out of the Transactions.
7.4 Transfer of NDAs. After the Closing, if any NDA with respect to any of the Products has not been transferred to the Purchaser, then the Seller shall use its commercially reasonable efforts to transfer such NDA to the Purchaser and to maintain such NDA until transfer of such NDA to the Purchaser has been completed. The Purchaser shall provide its required regulatory submissions to the FDA in connection with the transfer of such NDAs.

7.5 Product Returns, Rebates, Chargebacks and Vouchers.
(a) Government Rebates.
(i) The Seller acknowledges that the Purchaser will require certain information and cooperation from the Seller to meet its obligations with regard to pricing and calculating the rebates pursuant to any governmental rebate program (“Government Rebates”) for Products bearing NDC numbers of the Seller or any of its Affiliates. Accordingly, from and after the Closing Date until the date that is one calendar year after the expiration date of the last lot of each Product produced with any NDC number of the Seller, the Seller shall provide the Purchaser cooperation and assistance in connection with appropriately submitting to the Centers for Medicare and Medicaid Services, the following information: (A) the Best Price for each Product identified by NDC number; (B) the “average manufacturer price” (as defined under the Social Security Act, 42 U.S.C. § 1396r-8(k)(1)) (“AMP”) for each Product identified by the NDC number, (C) all data used by the Purchaser or the Seller to calculate the AMP and Best Price for each Product identified by NDC number; and (D) any additional pricing and/or claims data or other information related to such Medicaid issues reasonably requested by the Purchaser. Without limiting the generality of the foregoing, or being limited thereby, after the Closing, the Purchaser shall make all appropriate filings and submissions with the Centers for Medicare and Medicaid Services in regard to all Government Rebates for Products dispensed prior to the Effective Time for which such filings or submissions have not previously been made by the Seller, including any filings covering Products dispensed in any partial calendar quarter period leading up the Closing Date.
(ii) Schedule 7.5(a)(ii) sets forth the “Best Price” (as defined at 42 U.S.C. § 1396r-8(c)(1)(C)) (the “Best Price”) and AMP reported by the Seller for each Product for the two most recently ended calendar quarters.
(iii) IN NO EVENT WILL THE PURCHASER BE OBLIGATED TO REIMBURSE THE SELLER FOR OR PAY ANY GOVERNMENTAL ENTITY FOR ANY SELECTED GOVERNMENT REBATES THAT ARE NOT OWED BY THE SELLER OR ARE NOT BASED UPON LEGALLY AND ACCURATELY CALCULATED INFORMATION SUBMITTED TO GOVERNMENTAL ENTITIES BY THE SELLER.
(iv) If the Purchaser disputes any Government Rebate relating to a Product dispensed prior to the Effective Time, then the Purchaser shall provide notice to the Seller, and, upon receipt of such notice, the Seller shall notify the applicable Governmental Entity that the Purchaser disputes such claim and the basis therefor. The Seller shall, to the extent not part of the Purchased Assets, provide to the Purchaser, upon Purchaser’s reasonable request, copies of any documents and records evidencing the original data relating to Government Rebate calculations that are reasonably necessary to enable the Purchaser to resolve such disputed amount. The Purchaser will be responsible for managing the dispute and amount owed under any such disputed Government Rebate, and the Seller shall provide reasonable assistance to the Purchaser in its dispute thereof.
(v) Notwithstanding the other provisions of this Section 7.5, the Parties acknowledge that the VA National Acquisition Center must approve the addition of Products to the Purchaser’s Federal Supply Schedule (“FSS”) Contract and the removal of the Product from the Seller’s FSS Contract before the responsibility of processing chargebacks may be transferred from the Seller to the Purchaser. The Parties shall cooperate with one another to ensure the prompt completion of such approval. Upon request by the Purchaser, the Seller shall provide the Purchaser, as promptly as practicable, with all information reasonably related to the Product and the prices thereof that the Purchaser reasonably requires in order to comply with applicable rules and regulations relating to P.L. 102-585 as it relates to the FSS.

7.6 Accounts Receivable. The Parties acknowledge and agree that all accounts receivable of the Seller are and shall after Closing remain the property of the Seller and the Seller’s Affiliates and shall be collected by the Seller or the Seller’s Affiliates subsequent to the Closing. In the event that, subsequent to the Closing, the Purchaser or the Purchaser’s Affiliates receives any payments from any obligor with respect to an account receivable of the Seller, then Purchaser shall within ten (10) Business Days of receipt of such payment remit the full amount of such payment to the Seller. In the event that, subsequent to the Closing, the Seller or the Seller’s Affiliates receives any payments from any obligor with respect to an account receivable of the Purchaser, then Seller shall within ten (10) Business Days of receipt of such payment remit the full amount of such payment to the Purchaser.
7.7 Regulatory Matters.
(a) From and after the Closing Date, the Purchaser, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Entity required by Law in respect of the Regulatory Filings and Approvals, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Entity (whether the Product is sold before or after transfer of such Regulatory Filings and Approvals), (ii) taking all actions and conducting all communication with third parties with respect to Product sold pursuant to such Regulatory Filings and Approvals (whether sold before or after transfer of such Regulatory Filings and Approvals), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, and (iii) investigating all complaints and adverse drug experiences with respect to Product sold pursuant to such Regulatory Filings and Approvals (whether sold before or after transfer of such Regulatory Filings and Approvals).
(b) From and after the Closing Date, the Purchaser, at its cost, shall be solely responsible and liable for conducting all voluntary and involuntary recalls of units of the Product sold pursuant to such Regulatory Filings and Approvals (whether sold before or after transfer of such Regulatory Filings and Approvals), including recalls required by any Governmental Entity and recalls of units of the Product sold by the Seller deemed necessary by the Seller in its reasonable discretion.
7.8 Website Information. As soon as reasonably practicable following the Closing, the Seller shall take all such commercially reasonable action required to transfer to Purchaser the Product Domain Names and Other Domain Names, including all web sites and content therein at such domain names as of the Effective Date.
7.9 Tax Matters.
(a) The Parties shall reasonably cooperate with one another to lawfully minimize all Transfer Taxes arising out of the transfer of the Purchased Assets. Each Party shall bear one-half of any Transfer Taxes resulting from the transfer of the Purchased Assets. The Parties shall cooperate to timely prepare and file any Tax Returns relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. The Seller shall pay all Transfer Taxes and shall file all necessary documentation and returns with respect to such Transfer Taxes when due, and shall promptly, following the filing thereof, furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to the Purchaser, and the Purchaser shall promptly reimburse the Seller one-half thereof pursuant to the first sentence of this Section 7.9(a). Each Party shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for filing of all Tax Returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any Taxing Authority and the prosecution or defense of any Suit relating to any Tax Return.
(b) All real property Taxes, personal property Taxes and similar Taxes imposed on a periodic basis levied with respect to the Purchased Assets for any taxable period that begins on or before the

Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Parties as of the Closing Date. The Seller shall be responsible for the payment of all Taxes incurred or accrued through the Closing Date and the Purchaser shall be responsible for the payment of all Taxes incurred or accrued after the Closing Date. If any such Taxes subject to proration are paid by the Purchaser, on the one hand, or the Seller, on the other hand, then the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other Party after receipt by such other Party of evidence showing the payment of such Taxes (or promptly following the receipt of any such refund).
(c) The Parties hereby waive compliance with any “bulk sales” Laws (including any requirement to withhold any amount from payment of the Purchase Price) applicable to the sale to the Purchaser of the Purchased Assets and the Inventory by the Seller.
7.10 Government Product Contracts.
(a) After the Effective Time, the Purchaser shall honor and perform all Liabilities of the Seller arising after the Effective Time under and pursuant to each Government Product Contract with respect to supplying the Product to the applicable party pursuant to such Government Product Contract until such time as the VA permits the Purchaser add the Product to its FSS Contract. The Seller agrees that, except as otherwise required by applicable Law, after the Effective Time it will not take any action with respect to any Government Product Contract that would, to the Seller’s Knowledge, extend the term of such Government Product Contract with respect to the Product or otherwise adversely affect the Purchaser or any Business, without the prior consent of the Purchaser. The Seller may enter into a separate agreement with such government party, provided that such agreements do not contain any provisions relating to any Product or any Business.
(b) Seller shall provide the Purchaser with all information and data reasonably requested by the Purchaser, to the extent not included in the Purchased Assets, necessary for the Purchaser to add the Products to the Purchaser’s FSS Contract. The Seller shall terminate the rights and obligations of the Seller with respect to the Products under each such Government Product Contract, to the extent permitted by the terms thereof and to the extent permitted by, and in accordance with, applicable Law, as soon as reasonably practicable after receipt of notification from the Purchaser that the Product has been added to the Purchaser’s FSS Contract.
(c) Seller shall provide the Purchaser all data related to the Seller’s sales of Product necessary for the Purchaser to calculate a new Federal Ceiling Price under the Veterans Health Care Act, 38 U.S.C. § 8126.
7.11 Non-Disparagement. From and after the Effective Time, the Seller and the Purchaser shall not, directly or indirectly, alone or in connection with any Person, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparage or criticize in any way the Purchaser or the Seller, as applicable, or any of its Affiliates, or any products or services offered by any of them, and the Seller and the Purchaser shall not engage in any conduct or make any other statement that could reasonably be expected to impair the goodwill of any of these, or the reputation or marketing of any such party’s products or services, in each case except to the extent required by Law, and then only after consultation with the party affected by such conduct or statement.
7.12 No Challenge. From and after the Effective Time, the Seller and its Affiliates shall not directly or indirectly initiate or prosecute any lawsuit or any other civil or administrative Suit, or the making of any Claim or counterclaim, of any kind in any court, tribunal, agency or Governmental Entity anywhere in the world challenging the validity or enforceability of any Patents assigned to the Purchaser pursuant to the terms hereof. Nothing in this Section 7.12 shall be construed as an admission or concession by the Purchaser that the Seller or its Affiliates has, or ever shall have, any standing, right, or basis to challenge the validity or enforceability of any such Patents.
7.13 Non-Assertion. From and after the Effective Time, none of the Seller or its Affiliates, or its or their successors and assigns, shall (a) sue the Purchaser or any of its Affiliates or sublicensees (or any of its or their successors or assigns) under or in connection with or (b) commence, aid, prosecute, or cause to be commenced, aided or prosecuted any action or other proceeding against any such Person for, in each case (subsections (a) and (b) of this Section 7.13), any infringement or misappropriation of any materials, information, data, know-how, Patents, trade secrets or other intellectual property rights owned or otherwise controlled by the Seller after the Effective Date that would be infringed or misappropriated by the development, use, manufacture, commercialization, offering for sale, selling or importing any of the Products. Without limiting any other right or remedy available to the Purchaser at law or in equity, the Seller agrees and acknowledges that the foregoing covenant of the Purchaser in this Section 7.13 shall not act to limit or otherwise prejudice any suit, action or other proceeding to the extent involving any breach or enforcement of other provisions of this Agreement.
7.14 Excluded Inventory. Promptly after the Closing, at its sole cost and expense, the Seller shall destroy, or caused to be destroyed, all Excluded Inventory, and, promptly thereafter, shall certify to the Purchaser in writing that all Excluded Inventory has been destroyed.
7.15 Further Assurances. Subject to the terms and conditions herein, following the Closing, the Seller shall execute and deliver to the Purchaser such instruments, assurances bills of sale, endorsements, assignments and other documents, in form and substance reasonably satisfactory to the Purchaser, and shall take such further action, in each case as the Purchaser reasonably requests, (a) to vest in the Purchaser all of the Seller’s right, title and interest in and to the Purchased Assets, (b) so that the Purchaser is placed in actual possession and operating control of the Purchased Assets, (c) to assist the Purchaser in engaging independent contractors and current or former employees of the Seller (d) to otherwise effect the Transactions.
ARTICLE 8
TERMINATION AND SURVIVAL
8.1 Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:
(a) by mutual written consent of the Seller and the Purchaser;
(b) by either the Seller or the Purchaser if a Governmental Entity has issued a final and non-appealable Order or taken any other final and non-appealable action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions;
(c) by either the Seller or the Purchaser if the Closing does not occur on or before October 15, 2010 (such date, the “Outside Date”); provided, however, that a Party is not entitled to terminate this Agreement pursuant to this Section 8.1(c) if such Party’s material breach of one or more of its covenants hereunder is the cause of or results in the failure of the Closing to occur on or before the Outside Date;
(d) by the Purchaser if: (i)(A) the Seller breaches one or more of its covenants hereunder, such that the condition set forth in Section 6.2(b) would not be satisfied, or (B) any representation or warranty of the Seller is or hereafter becomes inaccurate (as if such representation or warranty was made as of the date of determination of such inaccuracy rather than as of the date hereof), such that the condition set forth in Section 6.2(a) would not be satisfied; and (ii) such breach or inaccuracy, as the case may be, either (A) is not curable, (B) by its nature or timing cannot reasonably be cured prior to the Outside Date or (C) if curable, is not cured within ten (10) Business Days after the Purchaser provides written notice to the Seller of such breach or inaccuracy, respectively; provided, however, that the Purchaser is not entitled to terminate this Agreement pursuant to this Section 8.1(d) if (x) the Purchaser is in material breach of one or more of its covenants hereunder or (y) at the time of such proposed termination, one or more of the Purchaser’s representations or warranties hereunder is inaccurate in any material respect;
(e) by the Purchaser if: (i) the condition set forth in Section 6.2(e) is not satisfied at any time during the Pre-Closing Period; and (ii) the failure to satisfy such condition either (A) is not curable, (B) by its nature or timing cannot reasonably be cured prior to the Outside Date, or (C) if curable, is not cured within fifteen (15) Business Days after the Purchaser provides written notice to the Seller of the failure to satisfy such condition;
(f) by the Purchaser if:
(i) the Bankruptcy Court has not entered the Procedures Order on or before June 30, 2010;
(ii) after its entry, the Procedures Order fails to be in full force and effect or has been stayed, reversed, modified, or amended in any respect without the prior written consent of the Purchaser; or
(iii) the Bankruptcy Court has not entered the Approval Order on or before August 31, 2010.
(g) by the Seller if: (i)(A) the Purchaser breaches one or more of its covenants hereunder, such that the condition set forth in Section 6.3(b) would not be satisfied, or (B) any representation or warranty of the Purchaser is or hereafter becomes inaccurate (as if such representation or warranty was made as of the date of determination of such inaccuracy rather than as of the date hereof), such that the condition set forth in Section 6.3(a) would not be satisfied; and (ii) such breach or inaccuracy, as the case may be, either (A) is not curable, (B) by its nature or timing cannot reasonably be cured prior to the Outside Date or (C) if curable, is not cured within ten (10) Business Days after the Seller provides written notice to the Purchaser of such breach or inaccuracy, respectively; provided, however, that the Seller is not entitled to terminate this Agreement pursuant to this Section 8.1(g) if (x) the Seller is in material breach of one or more of its covenants hereunder or (y) at the time of such proposed termination, one or more of the Seller’s representations or warranties hereunder is inaccurate in any material respect.
8.2 Automatic Termination. This Agreement shall terminate automatically, without any action on the part of any Party, if the Bankruptcy Court or other court of competent jurisdiction enters an Order approving a proposal from a Person other than the Purchaser or any of its Affiliates for the acquisition of any or all of the Purchased Assets.
8.3 Effect of Termination. If this Agreement is terminated pursuant to and in accordance with this Article 8, then this Agreement will thereupon become void and of no further force and effect, with no liability or obligation on the part of the Parties or their respective Representatives or Affiliates, except as set forth in Section 8.4; provided, however, that (a) this Section 8.3 (Effect of Termination), Article 9 (as applicable for interpretation and administration of the foregoing) and the Depositary Agreement, Escrow Agreement and Confidentiality Agreement will not be terminated thereby and (b) other than as provided in this Article 8, such termination will not operate to relieve any Party from liability with respect to such Party’s willful violation of any provision hereof prior to such termination.
8.4 Remedies. If (a) this Agreement is terminated by the Seller pursuant to Section 8.1(c), or (b) this Agreement terminates automatically pursuant to Section 8.2 and such acquisition by any Person other than the Purchaser actually closes, then the Seller shall pay to the Purchaser an amount in cash equal to (i) Four Hundred Thousand U.S. Dollars (U.S. $400,000) (the “Breakup Fee”), plus (ii) the amount of the Purchaser’s Expenses up to a maximum amount of One Hundred Fifty Thousand U.S. Dollars ($150,000), by wire transfer of immediately available funds, within two (2) Business Days after such termination of this Agreement pursuant to Section 8.1(c) or the closing of such acquisition by a Person other than the Purchaser.
8.5 Procedure for Termination. In order for a Party to terminate this Agreement pursuant to Section 8.1, such Party must provide written notice of such termination to the other Party, and such termination will be effective at the time when such terminating Party has provided such notice to the other Party.
ARTICLE 9
MISCELLANEOUS
9.1 Notices. To be effective for purposes of this Agreement, any notice, request, demand, waiver, consent, approval or other communication (any of the foregoing, a “Notice”) that is required or permitted hereunder must be in writing and will be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private, internationally recognized, overnight courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient (and, if not sent during normal business hours of the recipient, then on the next Business Day); or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, international postage prepaid. Such communications, to be valid, must be addressed as follows:
If to the Seller, to:
MiddleBrook Pharmaceutical, Inc.
7 Village Circle
Suite 100
Westlake, TX 76262
Attn: Brad Cole
Facsimile: (817) 582-0400
With a required copy (the delivery of which will not constitute notice to the Seller) to:
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309
Attn: J. Mark Ray
Facsimile: (404) 881-7777
If to the Purchaser, to:
Victory Pharma, Inc.
11682 El Camino Real, Suite 250
San Diego, CA 92130
Attn: Chief Executive Officer
Facsimile: (858) 720-4501

With a required copy (the delivery of which will not constitute notice to the Purchaser) to:
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attn: Andres Liivak
Attn: Mark G. Pedretti
Facsimile: (212) 521-5450
Alternatively, a valid Notice may be delivered to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice (in accordance with this Section 9.1) to the sending Party (or, in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending Notice as set forth above is used, the earliest notice date established as set forth above will control for purposes of determining when such Notice is deemed to have been given.
9.2 Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or, in the case of a waiver, by the Party against which the waiver is to be effective. The waiver by any Party of any right or privilege hereunder arising because of any breach, default or misrepresentation, whether intentional or not, will not thereby extend and will not be deemed to thereby extend to any prior or subsequent breach, default or misrepresentation by such Party or by another Party and will not affect in any way any rights arising by virtue of any such prior to subsequent occurrence.
(b) No failure or delay by any Party in exercising any right or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
9.3 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its own costs and expenses in connection with this Agreement, the Other Agreements and the Transactions, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the transactions contemplated hereunder are consummated.
9.4 Successors and Assigns. Each Party shall not assign or delegate (or enter into any Contract that would otherwise effect the assignment or delegation of) any of its rights or obligations hereunder without the prior written consent of the other Party; provided, however, that (a) without obtaining the consent of the Seller, the Purchaser may collaterally assign any of its rights hereunder to any Person providing financing to the Purchaser in connection with the Transactions (and the Seller hereby consents to any such assignment), and (b) from and after the Escrow Release Date following the Closing, the Purchaser may assign this Agreement and/or the rights and obligations relating to one or more of the Products or any Other Product Intellectual Property, or grant any sublicenses thereunder, to any third party or an Affiliate of the Purchaser, in each case without obtaining the consent of the Seller. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 9.4 shall be null and void ab initio.
9.5 Governing Law. Except to the extent that the Bankruptcy Code mandatorily applies, this Agreement is governed by, and is to be interpreted and enforced in accordance with, the internal Laws of the State of Delaware applicable to contracts entered into and performed entirely within the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.6 Consent to Jurisdiction and Venue. Each Party irrevocably submits to the exclusive jurisdiction of, and venue in, the Bankruptcy Court for the purposes of any Suit arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such Suit only in such court. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein will be effective service of process for any such Suit. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Suit arising out of this Agreement or the Transactions in such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such Suit brought in such court has been brought in an inconvenient forum.
9.7 Counterparts. This Agreement may be executed in multiple counterparts, and any Party may execute any such counterpart, each of which when executed and delivered will thereby be deemed to be an original and all of which counterparts taken together will constitute one and the same instrument. This Agreement will become effective as of the date first set forth above when each Party has received one or more counterparts hereto signed by the other Parties. The delivery of this Agreement, and the delivery of the Other Agreements and any other agreements and documents at the Closing (except for the delivery of any negotiable instruments) may be effected by means of an exchange of facsimile or portable document format (.pdf) signatures.
9.8 No Third-Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the Parties, their respective successors and permitted assigns any rights or remedies hereunder.
9.9 Entire Agreement; Schedules. This Agreement, the Other Agreements, the Confidentiality Agreement and the other documents, instruments and agreements specifically referred to herein or therein, or delivered pursuant hereto or thereto, (a) set forth the entire understanding of the Parties with respect to the subject matter hereof and thereof the Transactions and (b) supersede any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof or thereof, whether written or oral. All Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.
9.10 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and are not to affect in any way the meaning or interpretation of this Agreement.
9.11 Severability. If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by Law.
9.12 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement is not to affect the construction and interpretation hereof.
9.13 Time of the Essence. Time is of the essence of this Agreement and of every part hereof.
9.14 Signed Writings. Emails, including emails that bear an electronic “signature block” identifying the sender, do not constitute signed writings for purposes of this Agreement.
9.15 Business Days. If any date for payment or notice under this Agreement falls on a day other than a Business Day, then the referenced date will be deemed to refer to the first Business Day following such date.

9.16 Disclaimer. Except as otherwise expressly provided in Article 4, with respect to the Seller, and Article 5, with respect to the Purchaser, neither Party is making or has made any other representation or warranty, express or implied, written or oral, at law or in equity, in respect of the Purchased Assets, the Assumed Liabilities, or the Products, including any implied representation or warranty with respect to merchantibility, non-infringement, suitability or fitness for any particular purpose.
9.17 Construction.
(a) For the purposes of this Agreement, except as otherwise expressly provided herein: (i) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (ii) the terms “hereof,” “herein,” “hereunder,” “hereby,” “hereto” and “herewith” and words of similar import are to be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) unless otherwise indicated, a reference in this Agreement to an Article, Section, paragraph, Exhibit or Schedule is a reference to an Article, Section, paragraph, Exhibit or Schedule, respectively, of or to this Agreement; (iv) the words “include,” “includes,” and “including” when used in this Agreement are in all cases deemed to be followed by the words “without limitation”; (v) the term “Dollars” and the symbol “$” mean United States Dollars; and (vi) all accounting terms used and not defined herein have the respective meanings given to them under US GAAP.
(b) Unless otherwise expressly provided herein, any reference (i) to an agreement (including this Agreement) and all other contractual instruments is a reference to such agreement or instrument (including all exhibits, schedules and appendixes thereto) as the same may be amended or otherwise modified from time to time in accordance with the terms thereof and (ii) to a law is a reference to all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
(c) To the extent that an Entity has an obligation hereunder to not permit another Person from taking any action, such Entity is deemed to have a concurrent obligation to cause such other Person, to the extent such Entity is capable of exercising control over the actions of such other Person, to cease taking such action (if applicable) and to refrain from taking such action.
(d) For purposes of this Agreement, the term “control,” as used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Securities, by Contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.
[Signature page follows.]

The Parties are signing this Agreement as of the Execution Date.

VICTORY PHARMA, INC.
By:	/s/ Daniel G. Stokely
	Name:	Daniel G. Stokely
	Title:	VP of Finance / CAO

MIDDLEBROOK PHARMACEUTICALS, INC.
By:	/s/ David Becker
	Name:	David Becker
	Title:	Chief Financial Officer and Acting CEO

Exhibit A
Definitions
As used herein, the following capitalized terms have the following meanings:
“852 Reports” means the electronic data interchange (EDI) 852 report, at a given time, summarizing (a) outbound sales of Products from the Seller’s wholesalers to their retail customers and (b) inventory of Products on hand at such wholesalers at such time.
“Acquired Fixtures” means the fixtures set forth on Schedule A.1(c).
“Acquired Inventory” means (i) all raw material Inventory (including bulk chemicals and active pharmaceutical ingredients of the Products) and (ii) the Inventory of the finished Products (and all rights thereto) described on Schedule A.1(a).
“Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended.
“Adjustment Amount” means: (a) the excess of (i) the dollar value of all unit sales of Product during each calendar month of the Pre-Closing Period (calculated based on applicable WAC for each Product) over (ii) the Agreed Monthly Sales Limit for such calendar month, aggregated across all calendar months during the Pre-Closing Period; less (b) the aggregate of any Purchaser Cure Amounts paid by the Seller prior to Closing (in the Seller’s sole discretion). For the avoidance of doubt, the Adjustment Amount may be a negative or positive number, depending on the relative magnitudes of the foregoing (a) and (b), and thereby result in a net increase or decrease, respectively, in the Purchase Price. For further clarity, it is acknowledged and agreed that the foregoing (a) may only be a positive number or zero.
“Affiliate” means, as to any Person and at a given time, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person at such time; provided, that Equity Group Investments shall not be deemed to be an Affiliate of the Seller. The term “Affiliated” has a meaning correlative to the foregoing.
“Agreed Monthly Sales Limit” has the meaning set forth in Section 5.9(b).
“Agreement” has the meaning set forth in the Preamble hereof.
“Allocation Schedule” has the meaning set forth in Section 1.6(a).
“Almac” means Almac Pharma Services Limited.
“Almac Facility” means 20 Seagoe Industrial Estate, Craigavon, BT63 5QD, IRELAND (NORTHERN).
“AMP” has the meaning set forth in Section 7.5(a)(i).
“Applicable Permits” means, to the extent transferable under applicable Law, the permits, approvals, licenses, franchises or authorizations, including the Regulatory Filings and Approvals, from any Governmental Entities held by the Seller that relate primarily or exclusively to any Product or any Business, including those set forth in Schedule A.1(b).
“Approval Order” means an Order in substantially the form attached as Exhibit F.

“Assumed Claims” means any Claims owned or held by the Seller relating to any of the Purchased Assets.
“Assumed Contracts” means those Contracts identified in Schedule A.1(f).
“Assumed Keflex Royalty Liabilities” has the meaning set forth in Section 1.3(e).
“Assumed Liabilities” has the meaning ascribed to such term in Section 1.3.
“Assumed Rebates” means (i) all Selected Government Rebates, and (ii) any other legally and accurately calculated rebates with respect to Products dispensed at or after the Effective Time.
“Avoidance Actions” means any actions arising under Sections 541, 542, 544, 546, 547, 548, 549, 550 and 553 of the Bankruptcy Code.
“Auction” means the auction for the Purchased Assets to be conducted if a Qualified Bid is submitted in accordance with the Procedures Order and as defined in the Bidding Procedures.
“Authorization” means any authorization, approval, consent, certificate, declaration, license, permit, registration, filing, notice or franchise of, to or from any Governmental Entity or pursuant to any Law.
“Bankruptcy Code” has the meaning ascribed to such term in the Recitals.
“Bankruptcy Court” has the meaning ascribed to such term in the Recitals.
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.
“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.
“Benefit Plan” means any employment, bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, “phantom” stock, performance, stock bonus, paid time off, perquisite, fringe benefit, vacation, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance, retention or other contracts or agreements, or other program, policy or arrangement.
“Best Price” has the meaning set forth in Section 7.5(a)(ii).
“Bidding Procedures” means the bidding procedures for the Auction of the Purchased Assets approved by the Bankruptcy Court pursuant to the Procedures Order.
“Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement, in the form which shall be mutually agreed by the Parties and then attached as Exhibit H.
“Breakup Fee” has the meaning set forth in Section 8.4.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, are authorized or obligated by Law to be closed.

“Businesses” means, collectively, the Moxatag Product Line Business and the Keflex Product Line Business, and the business of distributing, marketing, promoting, offering for sale, selling, using, purchasing, importing, exporting, validating, manufacturing, packaging, labeling, storing, warehousing, developing or commercializing any other antibiotic pharmaceutical drug worldwide, together with all regulatory and other activities pertaining thereto, as conducted by Seller.
“Cardinal” means Cardinal Health, Inc.
“Case” has the meaning set forth in the recitals.
“Claim” means a claim, counterclaim, credit, cause of action, chose in action, right of recovery or right of setoff.
“Closing” means the closing of the purchase and sale of the Purchased Assets, and assignment and assumption of the Assumed Liabilities contemplated by this Agreement.
“Closing Date” means the date on which the Closing occurs.
“Closing Payment” has the meaning set forth in Section 1.5(b).
“COBRA” means Section 4980B of the Code and Part 6 of Title I of ERISA.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Confidential Information” has the meaning given to such term in the Confidentiality Agreement.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 29, 2009, by and between the Parties.
“Contract” means any agreement, contract, lease, sublease, license, sublicense, commitment, purchase order, undertaking, instrument or other binding understanding, whether written or oral.
“Control” or “Controlled by” means, with respect to Intellectual Property, the ability of a Person (collectively with its Affiliate(s)), whether by ownership, license or otherwise, to grant a license or sublicense.
“Copyright Assignment” means the Copyright Assignment, in the form attached as Exhibit G.
“Deal Related Information” has the meaning set forth in Section 7.1(f).
“Deposit” has the meaning set forth in Section 1.5(a).
“Depositary” means SunTrust Bank.
“Depositary Agreement” has the meaning set forth in Section 1.7.
“Distribution” means activities related to the distribution, marketing, promoting, offering for sale and selling of the Products, including advertising, detailing, educating, planning, promoting, conducting reporting, packaging, storing, handling, shipping and communicating with Governmental Entities and third parties in connection therewith.
“Distributor” has the meaning set forth in Section 3.19.

“Domain Name Assignment” means the Domain Name Assignment, in the form attached as Exhibit G.
“Effective Time” has the meaning set forth in Section 2.1.
“Eli Lilly” means Eli Lilly and Company, an Indiana corporation.
“Employee” means any employee of the Seller (whether salaried or hourly, and full-time or part-time), whether or not actively employed on the date hereof, including employees on vacation or leave of absence, including maternity, paternity, parental family, sick, military or disability leave, but not including former employees of the Seller that terminated employment prior to the date hereof.
“Employee Obligations” means (i) salary, wages, sick pay, accrued bonuses, incentive pay, commissions, notice pay, severance pay, change in control or similar compensation or benefits, or deferred compensation, (ii) Liabilities under or relating to any Benefit Plan (including any claims with respect thereto), (iii) Liabilities of the Seller arising under or relating to COBRA, (iv) Liabilities that might arise under WARN, under any Laws governing employee relations (including anti-discrimination Laws, wage and hour Laws, labor relations Laws and occupational safety and health Laws) or under any similar provision of any federal, state, regional, foreign or local law, rule or regulation, in each case arising as a result of any employment losses occurring prior to, on or after the Closing Date, (v) Liabilities with respect to and benefits under any collective bargaining agreements, and (vi) Liabilities arising out of the employment by the Seller (or the actual or constructive termination thereof) of any current or former employee or a beneficiary or dependent thereof, and (vii) all other Liabilities of the Seller to its present or former employees or retirees or spouses, dependents or other beneficiaries of such present or former employees or retirees, arising prior to, on or after the Effective Time pursuant to Contracts, plans or otherwise.
“Entity” means a Person that is not a natural Person.
“Environmental Law” means any Law or binding policy or guidance adopted by an applicable Governmental Entity relating to protection of, or damage to, human health or the environment (but not occupational health and safety), relating to Hazardous Substances, a Release, a threat of a Release or Liability for, or cost of, actual or threatened damage to human health or the environment (but not occupational health and safety).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
“Escrow Agent” has the meaning set forth for such term in the Escrow Agreement.
“Escrow Agreement” has the meaning set forth in Section 1.8(a).
“Escrow Amount” has the meaning set forth in Section 1.5(c).
“Escrow Funds” means the amounts on deposit in the Escrow Account at any given time.
“Escrow Release Date” has the meaning set forth in the Escrow Agreement.
“Excess Product Sales” has the meaning set forth in Section 5.9(b)(i).
“Excluded Assets” has the meaning set forth in Section 1.2.
“Excluded Contracts” means any Contract that is not an Assumed Contract, including the Contracts set forth in Schedule A.1(d).

“Excluded Inventory” means all Inventory other than the Acquired Inventory.
“Excluded Liabilities” has the meaning set forth in Section 1.4.
“Execution Date” means the date set forth in the Preamble hereof.
“Expenses” means all reasonable, documented out-of-pocket expenses incurred by or on behalf of a party in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the Other Agreements and the Transactions, any financing thereof, and the Closing.
“FCP” has the meaning set forth in Section 3.17(b).
“FDA” means the United States Food and Drug Administration, or any successor agency thereto.
“Final Allocation” has the meaning set forth in Section 1.6(b).
“Final Order” means an Order of the Bankruptcy Court or other court of competent jurisdiction that has not been reversed, vacated, modified or amended, is not stayed and remains in full force and effect.
“Financial Statements” means (i) the Seller’s financial statements as filed in the Seller’s SEC filings and (ii) financial statements that the Seller has provided to the Purchaser for the quarterly period ended March 31, 2010.
“FIRPTA Certificate” has the meaning set forth in Section 2.2(a)(vi).
“First Quarter Rebates” means any rebates pursuant to any governmental rebate program related to Products dispensed at any time on or prior to March 31, 2010.
“Force Majeure Event” means any: act of God; war, armed conflict, civil commotion or action of any civil or military authorities (or economic dislocation resulting therefrom); embargo; labor strike, lock-out or similar labor difficulty; shortages of labor, facilities or transportation; epidemic; failure or default of public utilities or common carriers; destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; and Internet slowdown or telecommunications failure or accidents.
“FSS” has the meaning set forth in Section 7.5(a)(v).
“GAAP” means United States generally accepted accounting principles.
“Government Product Contracts” means all Contracts to which the Seller is a party and pursuant to which the Seller sells a Product to a Governmental Entity either singly or together with other pharmaceutical products of the Seller.
“Government Rebates” has the meaning set forth in Section 7.5(a)(i).
“Governmental Entity” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any federal, state or local government, or any international, multinational or other government, and any department, commission, board, agency, instrumentality, political subdivision, bureau, official or other regulatory, administrative or judicial authority of any of the foregoing.
“Hazardous Substances” means any substances, including any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, contaminants, hazardous wastes,

hazardous substances, chemical substances, substances of very high concern, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present and future Environmental Laws or that may have a negative impact on human health or the environment (including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, artificial mineral fibers, and regulated radioactive materials).
“ICS” means Integrated Commercial Solutions, Inc.
“IND” means Investigational New Drug Application Nos. 62,239; 62,425; 62,576; 70,876; and 73,767.
“Intellectual Property” means, collectively: (a) all inventions (whether or not reduced to practice), and all improvements thereto, and all Patents; (b) all Trademarks, all goodwill associated therewith, and renewals or extensions in connection therewith; (c) all works of authorship, all copyrights and moral rights relating thereto and all applications, registrations and renewals in connection therewith (including Software); (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including confidential ideas, research and development, know how, show how, methods, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), invention disclosures, technology, discoveries, improvements, specifications, designs, formulae, techniques, technical data and manuals, methods and processes, and all other proprietary information and data; (f) all internet domain names and registrations therefor; (g) all rights under Section 365(a) of the Bankruptcy Code arising from or relating to the foregoing; (h) all copies and tangible embodiments of each of the foregoing (in whatever form or medium) and all modifications, improvements and derivatives of each of the foregoing; and (i) the right to seek past, present and future damages, including with respect to third-party infringement and misappropriation.
“Inventory” means all materials, inventory and supplies, including raw materials, work-in-process, finished goods, samples, packaging supplies, spare parts and other items, included in the inventory of any Business or any Product, whether in stock, in transit or on order.
“IRS” means the Internal Revenue Service of the United States.
“Keflex” means the 250mg, 500mg and 750mg finished dosage strength of the oral dosage formulation containing the active drug substance cephalexin, usp as its primary active ingredient, including as currently marketed by the Seller as Keflex®, and such other dosage strengths thereof, any reformulations or derivations of the same (whether or not utilizing the Product Patent Rights) and any other product sold or distributed under the Product Marks for Keflex.
“Keflex NDA” means the new drug application covering Keflex (NDA No. 50-405), including any supplements, amendments or modifications thereto, or divisions thereof, including all correspondence under NDA No. 50-405 between the FDA and the Seller, in each case submitted to or required by the FDA prior to the Effective Time.
“Keflex Product Line Business” means the business of distributing, marketing, promoting, offering for sale, selling, using, purchasing, importing, exporting, validating, manufacturing, packaging, labeling, storing, warehousing, developing or commercializing Keflex, together with all regulatory and other activities pertaining thereto, as conducted by Seller.
“Knowledge” means, with respect to Seller, the knowledge, after reasonable inquiry, of the Persons set forth on Schedule A.1(e) hereto.

“Latest Balance Sheet” means the Seller’s balance sheet for the fiscal year ended December 31, 2009.
“Law” means any constitution, law, statute, treaty, rule, directive, ordinance, requirement, compact or agreement with or by any Governmental Entity, any Order and any rules or regulations of any self-regulatory organization.
“Liabilities” means any and all liabilities, debts, claims, losses, expenses, damages, fines, costs, royalties, deficiencies, obligations or commitments of any nature whatsoever (whether asserted or unasserted, disclosed or undisclosed, direct or indirect, known or unknown, absolute or contingent, determined or undeterminable, on- or off-balance sheet, liquidated or unliquidated, accrued or unaccrued, matured or unmatured, due or to become due or otherwise, regardless of when asserted and whether or not resulting from third-party claims), including any liability for Taxes and any of the foregoing arising under any Law, Order or Contract.
“Lien” means any security interest (whether or not perfected), pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, grant of a power to confess judgment, conditional sale, trust receipt or other title retention agreement (including any lease in the nature thereof), lien, charge, encumbrance, claim, reservation, restriction (including any limitation on a voting right), right of first refusal or first offer or other third-party right, option, license, hypothecation, assessment, covenant, right-of-way, encroachment, easement, tenancy, equity or other similar arrangement or interest in or with respect to real or personal property (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor under the Uniform Commercial Code or any comparable Law).
“Lilly Agreement” means the Asset Purchase Agreement by and between the Seller (f/k/a Advancis Pharmaceuticals) and Eli Lilly and Company, dated June 30, 2004.
“Manufacturers” means Almac, Stada and Sandoz.
“Manufacturing Facilities” means the Almac Facility, Stada Facility and the Sandoz Facility, collectively.
“Material Adverse Effect” means any effect or change that, individually or in the aggregate, is or could reasonably be expected to be, materially adverse to (i) the manufacture or supply of any Product, (ii) the Regulatory Filing and Approvals for any Product, or (iii) the manufacture, use, sale or promotion of any Product in reliance upon the Regulatory Filing and Approvals.
“Moxatag” means the 775 mg finished dosage strength of the once-daily oral dosage formulation containing the active drug substance amoxicillin as its primary active ingredient currently marketed by the Seller as Moxatag®, and such other dosage strengths thereof, any reformulations or derivations of the same (whether or not utilizing the Product Patent Rights) and any other product sold or distributed under the Product Marks for Moxatag.
“Moxatag NDA” means the new drug application covering Moxatag (NDA No. 50-518), including any supplements, amendments or modifications thereto, or divisions thereof, including all correspondence under NDA No. 50-518 between the FDA and the Seller, in each case submitted to or required by the FDA prior to the Effective Time.
“Moxatag Product Line Business” means the business of distributing, marketing, promoting, offering for sale, selling, using, purchasing, importing, exporting, validating, manufacturing, packaging,

labeling, storing, warehousing, developing or commercializing Moxatag, together with all regulatory and other activities pertaining thereto, as conducted by Seller.
“NDA” means a new drug application covering a Product, including any supplements, amendments or modifications thereto, or divisions thereof, including all correspondence under a new drug application covering a Product between the FDA and the Seller, in each case of the foregoing submitted to or required by the FDA prior to the Effective Time.
“NDC” means the “National Drug Code”, which is the eleven digit code registered by a company with the FDA with respect to a pharmaceutical product.
“Non-FAMP” has the meaning set forth in 38 U.S.C. § 8126 (h)(5).
“Notice of Objection” has the meaning set forth in Section 1.9(b).
“Order” means any award, injunction, judgment, decree, order, writ, determination, ruling, subpoena or verdict or other decision issued, promulgated or entered by any Governmental Entity of competent jurisdiction.
“Ordinary Course of Business” means, with respect to an action taken by or on behalf of any Entity, an action that is both (a) consistent with the past practices of such Entity and is taken in the ordinary course of the normal day-to-day operations of such Entity; and (b) similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Entity.
“Organizational Documents” means, with respect to any Entity, its certificate of incorporation, articles of incorporation, bylaws, articles of organization, constitution, partnership agreement, limited liability company agreement, formation agreement, trust agreement and other similar organizational documents of such Entity.
“Other Agreements” means, collectively, the Patent Assignment, Trademark Assignment, Copyright Assignment, Domain Name Assignment, the Bill of Sale and Assignment and Assumption Agreement, the Depositary Agreement, the Escrow Agreement and that certain guaranty letter, dated May 7, 2010, with respect to the guarantee of the Purchaser’s obligations under this Agreement.
“Other Copyrights” means the copyrights owned, licensed, Controlled or otherwise utilized by the Seller, other than the Product Copyrights.
“Other Domain Names” means the domain names and web sites (including source code and layout) owned, licensed, Controlled or otherwise utilized by the Seller, other than the Product Domain Names. For clarity, Other Domain Names shall include http://www.middlebrookpharma.com.
“Other Know-How” means the know-how owned, licensed, Controlled or otherwise utilized by the Seller, other than the Product Know-How.
“Other Intellectual Property” means the Other Patent Rights, Other Copyrights, Other Know-How, Other Marks, and Other Trade Dress, and the Other Domain Names.
“Other Marks” means Trademarks as registered with the PTO or other equivalent Governmental Entity, that are owned, licensed, Controlled or otherwise utilized by the Seller, other than the Product Marks.
“Other Patents” means all Patents licensed, owned or Controlled by the Seller, other than the Product Patent Rights.

“Other Trade Dress” means the trade dress, package designs, product inserts, labels, logos and associated artwork owned by, licensed to or otherwise held by the Seller, other than the Product Trade Dress.
“Outside Date” has the meaning set forth in Section 8.1(c).
“Par Agreement” means the Development and Commercialization Agreement by and between the Seller (f/k/a Advancis Pharmaceuticals) and Par Pharmaceutical, Inc., dated May 28, 2004, as amended.
“Parties” has the meaning set forth in the Preamble hereof.
“Patent Assignment” means the Patent Assignment, in the form attached as Exhibit G.
“Patents” means United States and non-United States patents, patent applications, patent disclosures, invention disclosures and other rights relating to the protection of inventions worldwide, and any and all right, title and interest related to any of the foregoing, including without limitation all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions or renewals of any of the foregoing as well as supplementary protection certificates for medicinal products provided under Council Regulation (EEC) No. 1768/92 of June 18, 1992, and their equivalents.
“PDM Act” means the Prescription Drug Marketing Act of 1987, as amended.
“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any other entity or body.
“Petition Date” has the meaning set forth in the Recitals hereto.
“Pre-Closing Distribution Services Obligations” has the meaning set forth in Section 1.4(f).
“Pre-Closing Period” means the period beginning on the Execution Date and ending at the Effective Time.
“Procedures Motion” means the Debtors’ Motion For An Order (I) Approving Bidding Procedures For The Sale Of Substantially All Of Their Assets, (II) Approving The Form And Manner Of Notice Of The Sale And Assumption And Assignment Of Executory Contracts And Leases, (III) Approving The Form Of Asset Purchase Agreement, (IV) Approving And Authorizing Sale Of Substantially All Of The Debtors’ Assets To The Highest And Best Bidder(s) Free And Clear Of All Liens, Interests, Claims And Encumbrances Pursuant To Sections 105, 363, And 365 Of The Bankruptcy Code, (V) Waiving The Requirements Of Federal Rules Of Bankruptcy Procedure 6004(g) And 6006(d), (VI) Setting Auction And Hearing Dates; and (VIII) Granting Related Relief filed in the Case.
“Procedures Order” means the Order of the Bankruptcy Court granting the Procedures Motion and approving the Bidding Procedures.
“Product” means Keflex or Moxatag, as the case may be.
“Products” means Keflex and Moxatag, collectively.
“Product Copyrights” means the copyrights owned, licensed, Controlled or otherwise utilized by the Seller primarily or exclusively related to any Product, any Business, Product Trade Dress, one or more Product Marks, or Promotional Materials.

“Product Domain Names” means the domain names and web sites (including source code and layout) owned, licensed, Controlled or otherwise utilized by the Seller that primarily or exclusively utilize the Product Marks, including those domain names and web sites identified in Schedule A.1(g).
“Product Intellectual Property” means the Product Patent Rights, Product Copyrights, Product Know-How, Product Marks, and Product Trade Dress, and the Product Domain Names.
“Product Know-How” means the know-how owned, licensed, Controlled or otherwise utilized by the Seller primarily or exclusively related to any Product or any Business, including research and development information, validation methods and procedures, unpatented inventions, know-how, trade secrets, technical or other data or information, or other materials, methods, systems, procedures, processes, materials, developments or technology, including all biological, chemical, clinical, manufacturing and other information or data, other than such know-how which is or becomes the subject of a Patent.
“Product Marks” means (a) with respect to Keflex, the Trademark “Keflex®” and such other Trademarks as registered with the PTO or other equivalent Governmental Entity, that are owned, licensed, Controlled or otherwise utilized by the Seller to identify Keflex, including those that are identified in Schedule A.1(h), and (b) with respect to Moxatag, the Trademark “Moxatag®” and such other Trademarks as registered with the PTO or other equivalent Governmental Entity, that are owned, licensed, Controlled or otherwise utilized by the Seller to identify Moxatag, including those that are identified in Schedule A.1(i).
“Product Patent Rights” means the Patents owned, licensed, Controlled or otherwise utilized by the Seller primarily or exclusively related to any Product or any Business, including those are identified in Schedule A.1(j).
“Product Records” means documentation or records, in whatever medium (including audio, visual, print or electronic), relating to any Product or any Business or any of the foregoing: (i) any and all data and correspondence supporting and/or utilized or made in connection with obtaining and/or maintaining any of the Regulatory Filings and Approvals and/or the drug master file for the Product; (ii) raw and/or analysis data for pivotal trials and integrated summaries (ISE/ISS) and all bio-analytical data in SAS transport, PC SAS Version 6.06, or above, or other agreed format; (iii) all clinical data (phase I — IV); (iv) all data from ongoing development of the compound utilized in either or both of the Products (including marketing studies); (v) programs (analysis, reports and supporting documentation) for trials for which data is provided; (vi) copies of SAS libraries (with non-exclusive rights to use same) from the Seller’s analysis programs relating to either or both of the Products; (vii) all books and records owned by the Seller relating to either or both of the Products, including copies of all customer and supplier lists, account lists, call data, sales history, call notes, research data, marketing studies, consultant reports, physician databases, and correspondence (including invoices) with respect to either or both of the Products, and all complaint files and adverse event reports and files; and (viii) all base line information used by the Seller to calculate AMP and Best Price for each Product identified by NDC number during calendar year 2009 as well as calendar year 2010 year-to-date through the Effective Time.
“Product Trade Dress” means the trade dress, package designs, product inserts, labels, logos and associated artwork owned by, licensed to or otherwise held by the Seller and used primarily or exclusively in connection with any Product or any Business, or the packaging therefor, including that which is identified on Schedule A.1(k).
“Product Unit Demand” means, with respect to a Product SKU, retail extended unit (TRx) consumption as measured by IMS NPA audit.
“Promotional Materials” means the advertising, promotional and media materials, sales training materials (including any related outlines and quizzes/answers, if any), trade show materials (including displays) and videos, including materials containing post-marketing clinical data, if any, used primarily or exclusively for the commercialization of either or both of the Products by the Seller (including Distribution and sales promotion information, market research studies and toll-free telephone numbers), including those materials identified in Schedule A.1(l).
“PTO” means the United States Patent and Trademark Office.
“Purchase Price” has the meaning set forth in Section 1.5(c).
“Purchased Assets” means all of the assets, properties and rights of Seller (contractual or otherwise), in each case other than the Excluded Assets, used or held for use in or related to the operation of the Businesses, directly or indirectly, in whole or in part, of every type and description, real, personal or mixed, tangible or intangible, wherever locater, whether or not reflected on the books of Seller, and whether in existence on or after the Execution Date (but prior to the Closing), including the following:
(i) the Assumed Contracts;
(ii) the Acquired Fixtures;
(iii) the Acquired Inventory;
(iv) the Promotional Materials;
(v) the Product Records (including any intangible rights in and to the Product Records);
(vi) the Applicable Permits, and all regulatory files (including correspondence with Governmental Entities and regulatory authorities) relating to the Applicable Permits;
(vii) the Product Intellectual Property;
(viii) the Other Intellectual Property;
(ix) the assets, properties and rights (contractual or otherwise) set forth or described in Schedule A.1(m); and
(x) the Assumed Claims.
“Purchaser” has the meaning set forth in the Preamble hereof.
“Purchaser Adjustment Amount Statement” has the meaning set forth in Section 1.9(b).
“Purchaser Adjustment Amount” has the meaning set forth in Section 1.9(b).
“Purchaser Confidential Information” has the meaning set forth in Section 7.1(b).
“Purchaser Cure Amounts” has the meaning set forth in Section 1.3(h).
“Qualified Bid” has the meaning given to such term in the Bidding Procedures.
“Regulatory Filings and Approvals” means the regulatory approvals, authorizations, licenses, applications, rights of reference, permits, INDs, NDAs and other permissions held by the Seller relating primarily or exclusively to any Product or any Business, including those set forth on Schedule A.1(n), in each case issued by Governmental Entities to the Seller.

“Regulatory Warning Notices” means Form FDA 483 Inspectional Observations, Establishment Inspection Reports, warning letters, or their equivalents and any similar correspondences received from the FDA or any other Governmental Entity having jurisdiction over a Product or any Manufacturing Facility.
“Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into or in the environment.
“Representatives” means, with respect to any Person, the directors, managers, employees, independent contractors, agents or consultants of such Person.
“Sandoz” means Sandoz GmbH.
“Sandoz Agreement” means a manufacturing agreement by and between the Seller and Sandoz.
“Sandoz Facility” means that manufacturing facility owned and operated by Sandoz and located at Biochemiestrasse 10, A6250 Kundl, Austria.
“SEC” means the United States Securities and Exchange Commission.
“Selected Government Rebates” means any legally and accurately calculated rebates pursuant to any governmental rebate program with respect to Products dispensed at any time on or after April 1, 2010.
“Seller” has the meaning set forth in the Preamble hereof.
“Seller Adjustment Amount” has the meaning set forth in Section 1.9(a)(ii).
“Seller Confidential Information” has the meaning set forth in Section 7.1(c).
“Seller Disclosure Schedules” means those Disclosure Schedules referenced in Article 3.
“SKU” means stock keeping unit.
“Stada” means Clonmel Healthcare Limited, a Subsidiary of STADA Arzneimittel AG.
“Stada Facility” means that manufacturing facility located at Waterford Road, Clonmel County, Tipperary, Ireland at which Stada manufactures Moxatag.
“Subsidiary” means, with respect to any Person, any Person controlled by such first Person.
“Suit” means any investigation, charge, action, grievance, claim, proceeding (whether administrative or otherwise), suit, arbitration or other dispute resolution proceeding or litigation in each case by or before any court of Law or equity, Governmental Entity or arbitrator.
“Tax Return” means any return, declaration, form, report, claim or statement required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto or amendment thereof.
“Taxes” means all (a) taxes, charges, withholdings, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever in the nature of taxes imposed by any federal, state, local or other Taxing Authority (including those related to income, net income, gross income, receipts, capital, windfall profit, severance, property, production, sales, goods and services, use, business and occupation, license, excise, registration, franchise, employment, payroll (including social security contributions), deductions at source, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs duties, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value added, recording, real property, personal property, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax), and (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with (i) any item described in clause (a) of this definition or (ii) the failure to comply with any requirement imposed with respect to any Tax Return.
“Taxing Authority” means, with respect to any Tax or Tax Return, the Governmental Entity that imposes such Tax or requires a Person to file such Tax Return and the agency (if any) charged with the collection of such Tax or the administration of such Tax Return, in each case, for such Governmental Entity.
“Trademark Assignment” means the Trademark Assignment, in the form attached as Exhibit G.
“Trademarks” means trademarks, service marks, trade dress, trade names, company names, logos, slogans and other indicia of source or origin, all registrations and applications for registration of any of the foregoing, all renewals thereof, all translations, adaptations, derivations and combinations of the foregoing, together with all goodwill associated with each of the foregoing, in any jurisdiction throughout the world.
“Transactions” means, collectively, the transactions contemplated hereby and by the Other Agreements.
“Transfer Taxes” means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties, interest and additions thereto) incurred in connection with the Transactions (including recording and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax).
“WAC” means wholesale acquisition cost per extended unit.
“WARN” means the Worker Adjustment and Retraining Notification Act, as amended.

Exhibit B
Depositary Agreement

B-1

EXECUTION COPY
DEPOSITARY AGREEMENT
THIS DEPOSITARY AGREEMENT (this “Agreement”) is made and entered into as this 14th day of May, 2010 (the “Effective Date”), by and among VICTORY PHARMA, INC., a Delaware corporation (“Purchaser”), MIDDLEBROOK PHARMACEUTICALS, INC., a Delaware corporation (“Seller”), and SUNTRUST BANK, a Georgia banking corporation, as depositary (the “Depositary”).
Background
A. Purchaser and Seller are parties to that certain Asset Purchase Agreement, dated May 14, 2010 (the “Purchase Agreement”), providing for the purchase by Buyer of substantially all of the assets relating to the Business. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Purchase Agreement. A fully executed copy of the Purchase Agreement will be provided to the Escrow Agent.
B. Purchaser will deposit cash in the amount of One Million Seven Hundred Ten Thousand Dollars ($1,710,000) (together with all interest and earnings thereon and as reduced by any disbursements, amounts withdrawn, or losses on investments, the “Deposit Funds”) with the Depositary, upon the terms set forth in the Purchase Agreement and this Agreement.
C. The Depositary is willing to accept the Deposit Funds and to hold and distribute the Deposit Funds in accordance with the terms and conditions set forth in this Agreement and will rely on the written direction of the authorized signers listed on Schedule I attached hereto.
Agreement
NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Appointment of Depositary. Purchaser and Seller hereby designate and appoint SunTrust Bank as the depositary, to receive, hold, invest and disburse the Deposit Funds in accordance with the terms of this Agreement. SunTrust Bank hereby accepts its appointment as the depositary and agrees to receive, hold, invest, and disburse the Deposit Funds in accordance with the terms, conditions and provisions of this Agreement.
2. Delivery of Deposit. Simultaneously with the execution of the Purchase Agreement and in accordance with Section 1.5(a) of the Purchase Agreement, Purchaser has delivered One Million Seven Hundred Ten Thousand Dollars ($1,710,000) by wire transfer of immediately available funds to the account designated by the Depositary (the “Deposit Account”). By its execution and delivery of this Agreement, the Depositary acknowledges receipt of the Deposit Funds.
3. Investment of Deposit Funds. The Depositary shall invest the Deposit Funds as jointly instructed by Purchaser and Seller, in writing from time to time, or as directed in Schedule II attached hereto. In the absence of written instructions from Purchaser and Seller, the Deposit Funds shall be invested in the SunTrust Bank Institutional Money Market Account. The Depositary shall have no liability for any loss or diminution in the Deposit Funds resulting from investments made in accordance with the provisions of this Agreement. The Depositary is authorized to liquidate in accordance with its customary procedures any portion of the Deposit Funds consisting of investments to provide for payments required to be made under this Agreement, unless instructed otherwise by a joint written instruction executed by Purchaser and Seller.
4. Distributions of Deposit Funds.
(a) The Depositary shall promptly disburse the Deposit Funds upon fulfillment of the conditions specified in subsection (i), (ii), (iii), (iv) or (v), below, as provided in such subsections.
(i) If Purchaser terminates the Purchase Agreement pursuant to any of Sections 8.1(a) through (f) or 8.2 of the Purchase Agreement, then Purchaser shall deliver to the Depositary (i) written notice of the termination, along with a statement setting forth the basis for such termination in reasonable detail (a “Notice to Disburse”), together with (ii) evidence of delivery (including a postal receipt, written receipt or delivery confirmation from a delivery service or a facsimile confirmation) of a copy of such Notice to Disburse to Seller. No Notice to Disburse may be delivered after the Closing (as defined below). The Depositary shall disburse the Deposit Funds to Purchaser if the Depositary has not received, within five (5) business days after the Depositary has received the Notice to Disburse from Purchaser, a notice (a “Notice Contesting Disbursement”) from Seller (A) disputing Purchaser’s termination of the Purchase Agreement and (B) setting forth, in reasonable detail, the issues in controversy upon which Seller bases its assertion that Purchaser is not entitled to receive the Deposit Funds. A Notice to Disburse and Notice Contesting Disbursement may be referred to herein, individually or collectively, as the context requires, as “Notice.”
(ii) If Seller terminates the Purchase Agreement pursuant to Section 8.1(g) of the Purchase Agreement, then Seller shall deliver to the Depositary (i) a Notice to Disburse, together with (ii) evidence of delivery (including a postal receipt, written receipt or delivery confirmation from a delivery service or a facsimile confirmation) of a copy of such Notice to Disburse to Purchaser. The Depositary shall disburse the Deposit Funds to Seller if the Depositary has not received, within five (5) business days after the Depositary has received the Notice to Disburse from Seller, a Notice Contesting Disbursement from Purchaser.
(iii) If either Purchaser or Seller issue a Notice Contesting Disbursement, then Purchaser and Seller shall submit such dispute to the Bankruptcy Court for determination. If the Depositary receives a final binding order of the Bankruptcy Court to disburse the Deposit Funds, then the Depositary shall disburse the Deposit Funds in accordance with such order as soon as reasonably practicable. A final binding order of a court of competent jurisdiction or a binding arbitration proceeding shall override any Notice received by the Depositary under this Agreement, except to the extent the Depositary has, in good faith and in compliance with this Agreement, already acted in compliance with such Notice.
(iv) If Purchaser and Seller agree that all conditions to the Closing have been satisfied or waived in accordance with the Purchase Agreement, then Purchaser and Seller shall execute and deliver joint written instructions to the Depositary, directing the Depositary to disburse the Deposit Funds to Seller at the Closing. Upon receipt of such joint written instructions from Purchaser and Seller, the Depositary shall disburse the Deposit Funds in accordance with such instructions. A written instruction jointly signed by both Purchaser and Seller shall override any Notice received by the Depositary under this Agreement, except to the extent that Depositary has, in good faith and in compliance with this Agreement, already acted in compliance with such Notice.

(v) If Purchaser and Seller otherwise execute and deliver joint written instructions to the Depositary, directing the Depositary to disburse the Deposit Funds, the Depositary shall disburse the Deposit Funds in accordance with the terms and in the manner set forth in such joint written instruction. A written instruction jointly signed by both Purchaser and Seller shall override any Notice received by the Depositary under this Agreement, except to the extent that Depositary has, in good faith and in compliance with this Agreement, already acted in compliance with such Notice.
(b) The Depositary shall not be responsible for determining whether a Notice Contesting Disbursement sets forth a reasonable basis for disagreement, and the Depositary is entitled to rely on any Notice Contesting Disbursement that appears on its face to specify an issue in any level of detail. If the Depositary receives a Notice Contesting Disbursement, the Depositary shall continue to hold the Deposit Funds pending receipt of one of the items described in subsection (a)(iii) or (a)(iv), above.
5. Obligations of Depositary.
(a) In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Depositary shall have no liability except for the Depositary’s willful misconduct or gross negligence. The Depositary’s sole responsibility shall be for the safekeeping and disbursement of the Deposit Funds in accordance with the terms of this Agreement. In no event shall the Depositary be liable for incidental, indirect, special, consequential or punitive damages.
(b) The Depositary shall have no implied duties or obligations and shall not be charged with or be deemed to have any knowledge of any fact or circumstance not specifically set forth in this Agreement or provided to the Depositary in writing strictly in accordance with the notice provisions of this Agreement. The Depositary shall be entitled to rely upon and shall be protected in acting upon any request, instructions, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, that the Depositary in good faith believes to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement.
(c) The Depositary shall not be obligated to take any legal action or to commence any proceeding in connection with the Deposit Funds, any account in which the Deposit Funds are deposited, or this Agreement, or to appear in, prosecute or defend any such legal action or proceedings.
(d) The Depositary may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions of this Agreement or of the Depositary’s duties under this Agreement, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the advice, opinion or instruction of such counsel.
(e) The Depositary shall have no liability with respect to the transfer or distribution of any funds effected by the Depositary pursuant to wiring or transfer instructions provided to the Depositary in accordance with the provisions of this Agreement.
6. Resignation or Removal of Depositary. The Depositary may resign from the performance of its duties under this Agreement at any time by giving thirty (30) days’ prior written notice to Purchaser and Seller or may be removed, with or without cause, by Purchaser and Seller, acting jointly, at any time by the giving of ten (10) days’ prior written notice to the Depositary. Such resignation or removal shall take effect upon the appointment of a successor depositary as provided herein. Upon any such notice of resignation or removal, prior to the expiration of the applicable notice period, Purchaser and Seller, acting jointly, shall appoint a successor depositary, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless otherwise agreed by Purchaser and Seller. Purchaser and Seller shall notify the Depositary in writing, and upon receipt of such notice, the Depositary shall deliver all Deposit Funds in its custody to such successor depositary, and all responsibility of the Depositary under this Agreement shall terminate upon such delivery, other than any liability for actions taken as Depositary under this Agreement prior to such succession. If Purchaser and Seller fail to appoint a successor depositary within sixty (60) days after resignation or removal of the Depositary, the Depositary shall deliver all Deposit Funds in its custody as Purchaser and Seller shall jointly instruct in writing. Notwithstanding anything to the contrary provided in this Agreement, in the event the Depositary resigns as depositary under this Agreement and, within sixty (60) days, no successor Depositary has been designated and accepted appointment as successor depositary, the Depositary shall have the right to deposit the Deposit Funds into the registry of any court of competent jurisdiction and notify Purchaser and Seller of such deposit. Upon such deposit, the Depositary shall be discharged from all further duties and responsibilities as depositary under this Agreement.
7. Indemnification. Purchaser and Seller agree to jointly and severally indemnify and hold the Depositary, its officers, directors, employees, affiliates and agents (collectively, the “Indemnified Parties”) harmless against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, as a result of, arising out of or relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person (whether threatened or initiated), asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising directly or indirectly from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated by this Agreement, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or is the target of any such inquiry or investigation; provided, however, that this indemnity obligation shall not apply in the event of the willful misconduct, bad faith, gross negligence or fraud of the Indemnified Parties or any of them. If any such action or claim is brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Purchaser and Seller in writing, and Purchaser and Seller shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof (with the fees and expenses of such counsel to be paid by such Indemnified Party), unless (i) Purchaser and Seller agree to pay such fees and expenses, (ii) Purchaser or Seller fail to assume the defense of such action or proceeding or fail, in the reasonable discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and Purchaser or Seller, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Purchaser or Seller. All such fees and expenses payable by Purchaser or Seller pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. No Indemnified Party shall settle any indemnifiable claim without the consent of Purchaser and Seller, which consent shall not be unreasonably withheld. Neither Purchaser nor Seller will settle any indemnifiable claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, unless the settlement provides for (i) no relief other than monetary damages against which the Indemnified Party is fully indemnified, and (ii) an unconditional release of the Indemnified Party. This indemnity obligation shall survive termination of this Agreement and any resignation or removal of the Depositary.

8. Disputes. If, at any time, there shall exist any dispute between Purchaser and Seller with respect to the holding or disposition of any portion of the Deposit Funds or any other obligations of the Depositary under this Agreement, or if at any time the Depositary is unable to determine, to the Depositary’s sole satisfaction, the proper disposition of any portion of the Deposit Funds or the Depositary’s proper actions with respect to its obligations under this Agreement, the Depositary shall be entitled to retain the Deposit Funds until the earlier of: (i) receipt of joint written instructions from all of the parties in any such dispute, in which case the Depositary shall disburse the Deposit Funds in accordance with such instructions, or (ii) receipt of a final binding order of the Bankruptcy Court to disburse the Deposit Funds, in which case the Depositary shall disburse the Deposit Funds in accordance with such order.
9. Compensation of Depositary.
(a) Purchaser and Seller shall compensation the Depositary for its services to be rendered under this Agreement in accordance with Schedule III attached hereto and, in addition, shall reimburse the Depositary for all reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.
(b) All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable promptly after the Depositary submits a statement for such fees and expenses and shall be a joint and several obligation of Purchaser and Seller, but, solely as between Purchaser and Seller, shall be paid fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by Seller, on the other hand.
(c) Except as otherwise set forth in this Agreement, the Depositary hereby waives any and all rights to offset claims it may have against any of the funds held by it under this Agreement, including claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses that the Depositary may be entitled to collect from any party to this Agreement.
10. Tax Characterization. The parties to this Agreement agree that for all Federal, state, local and foreign tax reporting purposes, all interest or other income earned from the investment of the Deposit Funds in any calendar year shall (i) to the extent such interest or other income is disbursed to any person pursuant to the terms of this Agreement during such calendar year, be allocated to and reported by such person, and (ii) if no disbursement is made in any calendar year, be allocated to and reported by Purchaser. The Depositary shall have no duty to prepare or file any tax report or return with respect to the Deposit Funds.
11. Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon hand delivery, (b) when sent by confirmed facsimile, (c) when sent by confirmed electronic mail, (d) five (5) days after deposit in the U.S. mail, by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) day after deposit (with full payment) with a nationally recognized overnight courier, in each case addressed as follows; provided, however, that notwithstanding anything to the contrary in this Agreement, the Depositary shall only be deemed to have received notice under this Agreement upon actual delivery to the Depositary:

If to Purchaser:	Victory Pharma, Inc. 11682 El Camino Real, Suite 250 San Diego, CA 92130 Attn: Chief Executive Officer Facsimile: (858) 720-4501 E-mail: MBRK-notices@victorypharma.com

with a copy to:	Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Attn: Andres Liivak Attn: Mark G. Pedretti Facsimile: (212) 521-5450 E-mail: ALiivak@ReedSmith.com

If to Seller:	MiddleBrook Pharmaceutical, Inc. 7 Village Circle Suite 100 Westlake, TX 76262 Attn: Brad Cole Facsimile: (817) 582-0400 E-mail: bcole@middlebrookpharma.com

with a copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 Attn: Sarah Ernst Facsimile: (404) 881-7777 E-mail: sarah.ernst@alston.com

If to Depositary:
SunTrust Bank
Escrow Services
919 East Main Street, 7th Floor
Richmond, Virginia 23219
Attention: Nickida Colbert
Telephone: (804) 782-7610
Facsimile: (804) 782-7855
E-mail: Nickida.Colbert@SunTrust.com

Any party may change his or its address with written notice to each of the other parties.
12. Applicable Law. The terms, conditions and other provisions of this Agreement and any documents or instruments delivered in connection with it shall be governed and construed according to the internal laws of the State of Delaware (other than the choice of law rules thereof).
13. Consent to Jurisdiction and Venue. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of, and venue in, the Bankruptcy Court for the purposes of any Suit arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such Suit only in such court. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein will be effective service of process for any such Suit. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Suit arising out of this Agreement in such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such Suit brought in such court has been brought in an inconvenient forum.
14. Execution of Form W-9 or Form W-8. On or before the execution and delivery of this Agreement, Purchaser and Seller shall each complete and execute an Internal Revenue Service Form W-9 or Form W-8, as applicable, and deliver an original of the same to the Depositary. Notwithstanding anything to the contrary in this Agreement, the Depositary shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon.
15. Severability. It is the desire and intent of the parties to this Agreement that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement delivered by facsimile shall be considered original signatures for the purposes of effectiveness of this Agreement.
17. Entire Agreement. This Agreement (and the Purchase Agreement as to Purchaser and Seller) constitutes the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement.
18. Binding Upon Successors and Assigns. This Agreement and each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrations and assigns of the parties to this Agreement.
19. Amendment. Except as otherwise set forth herein, this Agreement may be amended only with the written consent of Purchaser, Seller and the Depositary. The Depositary shall not in any way be bound or affected by a notice of modification or cancellation of this Agreement unless notice thereof is given to the Depositary by Purchaser, nor shall the Depositary be bound by any modification of its obligations hereunder unless the same shall be consented to by the Depositary in writing.
20. Termination. This Agreement shall terminate upon the distribution by the Depositary of all Deposit Funds held by the Depositary pursuant to the terms of this Agreement.
21. Purchase of Securities. The Depositary and any stockholder, director, officer, agent or employee of the Depositary may buy, sell, and deal in any of the securities of Purchaser and become pecuniarily interested in any transaction in which Purchaser may be interested, and contract and lend money to Purchaser and otherwise act as fully and freely as though it were not Depositary under this Agreement. Nothing herein shall preclude the Depositary from acting in any other capacity for Purchaser or for any other entity.
[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

PURCHASER:	VICTORY PHARMA, INC.
By:
Name:
Title:
Federal Tax I.D. Number:

SELLER:	MIDDLEBROOK PHARMACEUTICALS, INC.
By:
Name:
Title:
Federal Tax I.D. Number:

DEPOSITARY:	SUNTRUST BANK
By:
Name:
Title:

[SIGNATURE PAGE TO DEPOSIT AGREEMENT]

Exhibit C
Form of Escrow Agreement

C-1

EXHIBIT C
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”), is made and entered into this [_____] day of [_____], 2010, by and among VICTORY PHARMA, INC., a Delaware corporation (the “Purchaser”), MIDDLEBROOK PHARMACEUTICALS, INC., a Delaware corporation (the “Seller”), and SUNTRUST BANK, a Georgia banking corporation, as escrow agent (the “Escrow Agent” and, collectively with the Purchaser and the Seller, the “Parties”).
Background
     A. The Purchaser and the Seller have entered into an Asset Purchase Agreement, dated as of May 14, 2010 (the “Purchase Agreement”), pursuant to which, among other things, the Purchaser has agreed to acquire the Purchased Assets (as defined in the Purchase Agreement) and assume the Assumed Liabilities (as defined in the Purchase Agreement), in each case subject to the terms of the Purchase Agreement. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Purchase Agreement. A fully executed copy of the Purchase Agreement will be provided to the Escrow Agent.
     B. Pursuant to the Purchase Agreement, the Purchaser has delivered to the Escrow Agent, by wire transfer of immediately available funds, an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) (such amount, together with any Interest (as defined in Section 12(b)), less any payments or distributions made pursuant to Section 4, the “Escrow Funds”) for deposit into the Escrow Account. By its execution and delivery of this Agreement, the Escrow Agent acknowledges receipt of the Escrow Funds.
     C. The Escrow Agent is willing to accept the Escrow Funds and to hold and distribute the Escrow Funds in accordance with the terms and conditions set forth in this Agreement and will rely on the written direction of the authorized signers listed on Schedule I attached hereto.
Agreement
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.
Appointment of Escrow Agent. The Purchaser and the Seller hereby appoint the SunTrust Bank to act as escrow agent on the terms and conditions set forth herein, and SunTrust Bank hereby accepts such appointment on such terms and conditions.

2.
Escrow Funds. The Escrow Agent shall hold, invest and distribute the Escrow Funds in accordance with the terms and conditions hereof. The Escrow Agent shall not disburse the Escrow Funds (including any Interest) other than pursuant to Section 4.

3.
Investment of the Escrow Funds. The Escrow Agent shall invest the Escrow Funds as jointly instructed by the Purchaser and the Seller, in writing from time to time, or as directed in Schedule II attached hereto. In the absence of written instructions from Purchaser and Seller, the Escrow Funds shall be invested in the SunTrust Bank Institutional Money Market Account. The Escrow Agent shall have no liability for any loss or diminution in the Escrow Funds resulting from investments made in accordance with the provisions of this Agreement. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Funds consisting of investments to provide for payments required to be made under this Agreement, unless instructed otherwise by a joint written instruction executed by Purchaser and Seller.

4.	Disbursement of Escrow Funds and Procedures with Respect to Escrow Claims.
(a)
Release on Escrow Release Date. On the date (the “Escrow Release Date”) that is forty-five (45) days after the Closing Date, the Purchaser and the Seller shall execute and deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to disburse to the Seller an amount equal to the Escrow Funds as of the Escrow Release Date, minus the aggregate of Unpaid Seller Amounts as of the Escrow Release Date (if any); provided, however, that, if the aggregate of Unpaid Seller Amounts as of the Escrow Release Date equals or exceeds the Escrow Funds as of the Escrow Release Date, then the Purchaser and the Seller will not be required to so deliver such joint written instruction. If the Escrow Agent receives the joint written instruction described in this Section 4(a), then it shall promptly disburse the amount specified in such joint written instruction.

(b)
Distribution of Escrow Funds Pursuant to Joint Instruction. Promptly following receipt by the Escrow Agent of joint written instructions signed by the Purchaser and the Seller directing that all or a portion of the Escrow Funds be paid, the Escrow Agent shall release all or such portion of the Escrow Funds in accordance with such instructions.

(c)	Escrow Claims.
(i)
To validly claim that it is entitled to Escrow Funds, the Purchaser must deliver to the Seller and the Escrow Agent, prior to the Escrow Release Date, a written notice (such notice, an “Escrow Claim”) (A) indicating that the Purchaser is entitled to Escrow Funds pursuant to the Purchase Agreement, (B) describing the Purchaser’s basis therefor, (C) specifying the amount that the Purchaser claims the Seller owes to the Purchaser in respect thereof (which amount may exceed the Escrow Funds) (such amount, a “Claim Amount”), and (D) providing evidence of payment of the Claim Amount on behalf of the Seller.

(ii)
To validly object to a given Escrow Claim, the Seller must deliver to the Purchaser and the Escrow Agent, on or prior to the date that is ten (10) Business Days after the date on which the Seller receives or is deemed to have received such Escrow Claim, a written notice (an “Escrow Claim Objection Notice”) indicating that the Seller objects to the Escrow Claim, describing the Seller’s basis for its objection, and specifying an alternative amount (if any) owed by the Seller to the Purchaser in respect of such Escrow Claim.

(iii)
If the Seller delivers an Escrow Claim Objection Notice in accordance with Section 4(c)(ii), then the Purchaser and the Seller shall seek in good faith to reach an agreement with respect to the Claim Amount (or portion thereof) that is the subject of such Escrow Claim Objection Notice on or before the date that is three (3) Business Days after the date on which the Purchaser receives or is deemed to have received the Escrow Claim Objection Notice. If the Purchaser and the Seller reach an agreement on or before such date as to any Claim Amount owed by the Seller to the Purchaser, then they shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to the Purchaser the agreed-upon Claim Amount in accordance with Section 4(c)(v). If the Purchaser and the Seller are unable to reach an agreement with respect to any Claim Amount (or portion thereof) within such period, then the Purchaser and the Seller shall submit such dispute to the Bankruptcy Court for determination of the final and binding Claim Amount, if any (a “Final Claim Amount”).

(i)
If the Seller does not provide an Escrow Claim Objection Notice in accordance with Section 4(c)(ii) with respect to all or a portion of a Claim Amount specified in an Escrow Claim, then such Claim Amount will thereby be deemed to be a Final Claim Amount.

(v)
Following the Escrow Agent’s receipt of an Escrow Claim, the Escrow Agent shall disburse an amount from the Escrow Funds, to the extent of the Escrow Funds at the time of such distribution, as follows: (A) if the Purchaser and the Seller have delivered joint written instructions to the Escrow Agent directing the Escrow Agent to disburse an agreed-upon Claim Amount, such Claim Amount in accordance with the terms and in the manner set forth in a joint written instructions; (B) if the Escrow Agent has not received an Escrow Claim Objection Notice from the Seller within ten (10) Business Days after the Escrow Agent has received an Escrow Claim, the Final Claim Amount promptly to the Purchaser; or (C) if the Escrow Agent has received an order of the Bankruptcy Court with respect to the determination of a Final Claim Amount, such Final Claim Amount in accordance with such order as soon as reasonably practicable.

(d)
The Escrow Agent shall not be responsible for determining whether an Escrow Claim Objection Notice sets forth a reasonable basis for objection, and the Escrow Agent is entitled to rely on any Escrow Claim Objection Notice that appears on its face to specify an issue in any level of detail. If the Escrow Agent receives an Escrow Claim Objection Notice, the Escrow Agent shall continue to hold the Escrow Funds pending receipt of one of the items described in subsection (c)(v)(A) or (c)(v)(C), above.

(e)
Payments in Excess of the Escrow Funds. If at any time a payment that is required to be made by the Escrow Agent pursuant to this Section 4 exceeds the Escrow Funds, then the Escrow Agent shall pay to the claiming party the entire Escrow Funds.

(f)
No Limitation on Claims. Nothing herein (including any amount specified in an Escrow Claim) or in the Purchase Agreement will operate (i) to limit to the Escrow Funds the amount or nature of recourse to which the Purchaser is otherwise entitled at Law or in equity or (ii) to prevent the Purchaser from receiving Escrow Funds in respect of more than one Escrow Claim.

5.	Obligations of Escrow Agent.
(a)
In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall have no liability except for the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages.

(b)
The Escrow Agent shall have no implied duties or obligations and shall not be charged with or be deemed to have any knowledge of any fact or circumstance not specifically set forth in this Agreement or provided to the Escrow Agent in writing strictly in accordance with the notice provisions of this Agreement. The Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any request, instructions, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, that the Escrow Agent in good faith believes to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement.

(c)
The Escrow Agent shall not be obligated to take any legal action or to commence any proceeding in connection with the Escrow Funds, any account in which the Escrow Funds are deposited, or this Agreement, or to appear in, prosecute or defend any such legal action or proceedings.

(d)
The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions of this Agreement or of the Escrow Agent’s duties under this Agreement, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the advice, opinion or instruction of such counsel.

(e)
The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Agreement.

6.
Disputes. If, at any time, there shall exist any dispute between the Purchaser and the Seller with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of the Escrow Agent under this Agreement, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Funds or the Escrow Agent’s proper actions with respect to its obligations under this Agreement, the Escrow Agent shall be entitled to retain the Escrow Funds until the earlier of: (i) receipt of joint written instructions from all of the parties in any such dispute, in which case the Escrow Agent shall disburse the Escrow Funds in accordance with such instructions, or (ii) receipt of a final binding order of the Bankruptcy Court, in which case the Escrow Agent shall disburse the Escrow Funds in accordance with such order.

7.
Indemnification. Purchaser and Seller agree to jointly and severally indemnify and hold the Escrow Agent, its officers, directors, employees, affiliates and agents (collectively, the “Indemnified Parties”) harmless against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, as a result of, arising out of or relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person (whether threatened or initiated), asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising directly or indirectly from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated by this Agreement, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or is the target of any such inquiry or investigation; provided, however, that this indemnity obligation shall not apply in the event of the willful misconduct, bad faith, gross negligence or fraud of the Indemnified Parties or any of them. If any such action or claim is brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Purchaser and the Seller in writing, and the Purchaser and the Seller shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof (with the fees and expenses of such counsel to be paid by such Indemnified Party), unless (i) the Purchaser and the Seller agree to pay such fees and expenses, (ii) the

Purchaser or the Seller fail to assume the defense of such action or proceeding or fail, in the reasonable discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Purchaser or the Seller, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Purchaser or the Seller. All such fees and expenses payable by the Purchaser or the Seller pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. No Indemnified Party shall settle any indemnifiable claim without the consent of the Purchaser and the Seller, which consent shall not be unreasonably withheld. Neither the Purchaser nor the Seller will settle any indemnifiable claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, unless the settlement provides for (i) no relief other than monetary damages against which the Indemnified Party is fully indemnified, and (ii) an unconditional release of the Indemnified Party. This indemnity obligation shall survive termination of this Agreement and any resignation or removal of the Escrow Agent.

8.	Termination. Subject to Sections 5, 8 and 10, and except for Sections 11 and 12, the obligations hereunder terminate upon the distribution of all of the Escrow Funds pursuant to Section 4.

9.
Resignation or Removal of the Escrow Agent. The Escrow Agent may resign from the performance of its duties under this Agreement at any time by giving thirty (30) days’ prior written notice to the Purchaser and the Seller or may be removed, with or without cause, by the Purchaser and the Seller, acting jointly, at any time by the giving of ten (10) days’ prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein. Upon any such notice of resignation or removal, prior to the expiration of the applicable notice period, the Purchaser and the Seller, acting jointly, shall appoint a successor escrow agent, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless otherwise agreed by the Purchaser and the Seller. The Purchaser and the Seller shall notify the Escrow Agent in writing, and upon receipt of such notice, the Escrow Agent shall deliver all Escrow Funds in its custody to such successor escrow agent, and all responsibility of the Escrow Agent under this Agreement shall terminate upon such delivery, other than any liability for actions taken as Escrow Agent under this Agreement prior to such succession. If the Purchaser and the Seller fail to appoint a successor escrow agent within sixty (60) days after resignation or removal of the Escrow Agent, the Escrow Agent shall deliver all Escrow Funds in its custody as the Purchaser and the Seller shall jointly instruct in writing. Notwithstanding anything to the contrary provided in this Agreement, in the event the Escrow Agent resigns as escrow agent under this Agreement and, within sixty (60) days, no successor escrow agent has been designated and accepted appointment as successor escrow agent, the Escrow Agent shall have the right to deposit the Escrow Funds into the registry of any court of competent jurisdiction and notify the Purchaser and the Seller of such deposit. Upon such deposit, the Escrow Agent shall be discharged from all further duties and responsibilities as escrow agent under this Agreement.

10.	Fees and Expenses.
(a)
The Purchaser and the Seller shall compensation the Escrow Agent for its services to be rendered under this Agreement in accordance with Schedule III attached hereto and, in addition, shall reimburse the Escrow Agent for all reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.

(b)
All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable promptly after the Escrow Agent submits a statement for such fees and expenses and shall be a joint and several obligation of the Purchaser and the Seller, but, solely as between the Purchaser and the Seller, shall be paid fifty percent (50%) by the Purchaser, on the one hand, and fifty percent (50%) by the Seller, on the other hand.

(c)
Except as otherwise set forth in this Agreement, the Escrow Agent hereby waives any and all rights to offset claims it may have against any of the funds held by it under this Agreement, including claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses that the Escrow Agent may be entitled to collect from any party to this Agreement.

11.	Tax Matters.
(a)
For tax reporting purposes, all Interest shall, as of the end of each calendar year and to the extent required by Law, be reported as having been earned by the Party to which such Interest were actually disbursed; provided, that, if no disbursement is made in any calendar year, Interest is to be reported as having been earned by the Purchaser.

(b)	The Escrow Agent shall have no duty to prepare or file any tax report or return with respect to the Escrow Funds.
12.	Miscellaneous.
(a)
Notices. To be effective for purposes hereof, any notice, request, demand, waiver, consent, approval or other communication (any of the foregoing, a “Notice”) that is required or permitted hereunder must be in writing and will be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) on the date delivered by a private, internationally recognized, overnight courier, as established by the sender by evidence obtained from the courier; (iii) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient (and, if not sent during normal business hours of the recipient, then on the next Business Day); (iv) on the date sent by confirmed electronic mail, or (v) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, international postage prepaid. Such communications, to be valid, must be addressed as follows; provided, however, that notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall only be deemed to have received notice under this Agreement upon actual delivery to the Escrow Agent:

If to the Seller, to:
MiddleBrook Pharmaceutical, Inc.
7 Village Circle
Suite 100
Westlake, TX 76262
Attn: Brad Cole
Facsimile: (817) 582-0400
E-mail: bcole@middlebrookpharma.com

With a required copy (the delivery of which will not constitute notice to the Seller) to the Escrow Agent and to:
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309
Attn: Sarah Ernst
Facsimile: (404) 881-7777
E-mail: sarah.ernst@alston.com
If to the Purchaser, to:
Victory Pharma, Inc.
11682 El Camino Real, Suite 250
San Diego, CA 92130
Attn: Chief Executive Officer
Facsimile: (858) 720-4501
E-mail: MBRK-notices@victorypharma.com
With a required copy (the delivery of which will not constitute notice to the Purchaser) to the Escrow Agent and to:
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attn: Andres Liivak
Attn: Mark G. Pedretti
Facsimile: (212) 521-5450
E-mail: ALiivak@ReedSmith.com
If to the Escrow Agent, to:
SunTrust Bank
Escrow Services
919 East Main Street, 7th Floor
Richmond, Virginia 23219
Attention: Nickida Colbert
Telephone: (804) 782-7610
Facsimile: (804) 782-7855
E-mail: Nickida.Colbert@SunTrust.com
Alternatively, a valid Notice may be delivered to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice (in accordance with this Section 11(a)) to the sending Party (or, in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending Notice as set forth above is used, then the earliest notice date established as set forth above will control for purposes of determining when such Notice is deemed to have been given.
(b)	Amendments and Waivers.
(i)
Any provision hereof may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or, in the case of a waiver, by the Party against which the waiver is to be effective. The Escrow Agent shall not in any way be bound or affected by a notice of modification or cancellation of this Agreement unless notice thereof is given to the Escrow Agent by Purchaser, nor shall the Escrow Agent be bound by any modification of its obligations hereunder unless the same shall be consented to by the Escrow Agent in writing. The waiver by any Party of any right or privilege hereunder arising because of any breach, default or misrepresentation, whether intentional or not, will not thereby extend and will not be deemed to thereby extend to any prior or subsequent breach, default or misrepresentation by such Party or by another Party and will not affect in any way any rights arising by virtue of any such prior to subsequent occurrence.

(ii)
No failure or delay by any Party in exercising any right or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)
Successors and Assigns. Except as provided in Section 8, each Party shall not assign or delegate (or enter into any contract that would otherwise effect the assignment or delegation of) any of its rights or obligations hereunder without the prior written consent of the other Parties, and any such purported assignment without obtaining such written consent will be void ab initio; provided, however, that, without obtaining the consent of the Seller or the Escrow Agent, the Purchaser may collaterally assign any of its rights hereunder to any Person providing financing to the Purchaser in connection with the Transactions (and the Seller and the Escrow Agent each hereby consents to any such assignment).

(d)
Governing Law. Except to the extent that the Bankruptcy Code mandatorily applies, this Agreement is governed by, and is to be interpreted and enforced in accordance with, the internal Laws of the State of Delaware applicable to contracts entered into and performed entirely within the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(e)
Consent to Jurisdiction and Venue. Each Party irrevocably submits to the exclusive jurisdiction of, and venue in, the Bankruptcy Court for the purposes of any Suit arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such Suit only in such court. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein will be effective service of process for any such Suit. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Suit arising out of this Agreement in such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such Suit brought in such court has been brought in an inconvenient forum.

(f)
Counterparts. This Agreement may be executed in multiple counterparts, and any Party may execute any such counterpart, each of which when executed and delivered will thereby be deemed to be an original and all of which counterparts taken together will constitute one and the same instrument. This Agreement will become effective as of the date first set forth above when each Party has received one or more counterparts hereto signed by the other Parties. The delivery of this Agreement may be effected by means of an exchange of facsimile or portable document format (.pdf) signatures.

(g)
No Third-Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the Parties, their respective successors and permitted assigns any rights or remedies hereunder.

(h)
Entire Agreement; Schedules. This Agreement and, as between the Purchaser and the Seller, the Purchase Agreement collectively, (i) set forth the entire understanding of the Parties with respect to the subject matter hereof and (ii) supersede any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof or thereof, whether written or oral. All Schedules referred to herein are intended to be and hereby are specifically made a part hereof.

(i)
Captions. All captions contained herein are for convenience of reference only, do not form a part hereof and are not to affect in any way the meaning or interpretation hereof.(j) Severability. If any portion or provision hereof is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision hereof will be valid and enforceable to the fullest extent permitted by Law.

(k)
Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement is not to affect the construction and interpretation hereof.

(l)
Specific Performance. Each Party acknowledges that the rights of each other Party hereunder are special, unique and of extraordinary character and that, if a Party violates or fails and refuses to perform any covenant made by it herein, then each other Party may be without an adequate remedy at Law. Each Party agrees, therefore, that, if it violates or fails and refuses to perform any covenant that it makes hereunder, each other Party may, except to the extent the satisfaction of such covenant been has been waived by such other Party in accordance with the terms hereof, in addition to any remedies hereunder for damages or other relief, institute and prosecute an action in any court of competent jurisdiction (subject to Section 11(d)) to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(m)	Time of the Essence. Time is of the essence of this Agreement and of every part hereof.

(n)	Signed Writings. Emails, including emails that bear an electronic “signature block” identifying the sender, do not constitute signed writings for purposes of this Agreement.

(o)	Business Days. If any date for payment or notice hereunder falls on a day other than a Business Day, then the referenced date will be deemed to refer to the first Business Day following such date.

(p)
Conflicts. Nothing herein shall be construed to modify, vitiate, narrow or expand the terms and conditions of the Purchase Agreement. To the extent there is any conflict between any provisions of this Agreement and any provisions of the Purchase Agreement, as between the Purchaser and the Seller, the provisions of the Purchase Agreement will control.

(q)
Purchase of Securities. The Escrow Agent and any stockholder, director, officer, agent or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Purchaser and become pecuniarily interested in any transaction in which the Purchaser may be interested, and contract and lend money to the Purchaser and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Purchaser or for any other entity.

(r)	Construction. For the purposes hereof, except as otherwise expressly provided herein:
(i)
the terms “hereof,” “herein,” “hereunder,” “hereby,” “hereto” and “herewith” and words of similar import are to be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ii)	unless otherwise indicated, a reference herein to a Section, paragraph, or Schedule is a reference to a Section, paragraph, or Schedule, respectively, of or to this Agreement;

(iii)	the words “include,” “includes,” and “including” as used herein are in all cases deemed to be followed by the words “without limitation”;

(iv)	the symbol “$” means United States Dollars;

(v)
any reference to an agreement (including this Agreement) and all other contractual instruments is a reference to such agreement or instrument (including all exhibits, schedules and appendixes thereto) as the same may be amended or otherwise modified from time to time in accordance with the terms thereof; and

(vi)	any reference to a law is a reference to all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
13.	Certain Defined Terms.
(a)	Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

(b)	“Interest” means any amounts earned from the investment of, as interest on or otherwise as income on the Escrow Funds.

(c)	“Unpaid Claim Amount” means (i) an Unresolved Claim Amount or (ii) a Final Claim Amount that has not been paid to the Purchaser from the Escrow Funds.

(d)
“Unpaid Seller Amount” means (i) an Unpaid Claim Amount or (ii) an amount with respect to which the Purchaser has duly made an election pursuant to Section 1.9(c) of the Purchase Agreement but that has not been disbursed to the Purchaser from the Escrow Account.

(e)	“Unresolved Claim Amount” means a Claim Amount, or portion thereof, that is not a Final Claim Amount.
[Signature page follows.]

The Parties have executed this Agreement as of the date first written above.

VICTORY PHARMA, INC.
By:
Name:
Title:

MIDDLEBROOK PHARMACEUTICALS, INC.
By:
Name:
Title:

SUNTRUST BANK
By:
Name:
Title:

Signature Page to Escrow Agreement

Exhibit D
[VICTORY PHARMA, INC.] /
[MIDDLEBROOK PHARMACEUTICALS, INC.]
OFFICER’S CERTIFICATE
[                    ], 2010
Reference is hereby made to that certain Asset Purchase Agreement, dated as of April [_____], 2010 (the “Agreement”), by and between Victory Pharma, Inc., a Delaware corporation (the “Purchaser”) and MiddleBrook Pharmaceuticals, Inc., a Delaware corporation (the “Seller”). Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in the Agreement.
The undersigned hereby certifies that [he]/[she] is the duly appointed, qualified and acting [title] of the [Purchaser]/[Seller] and that [he]/[she] is authorized to execute this Certificate and deliver this Certificate to the [Seller]/[Purchaser]. The undersigned hereby further certifies, pursuant to Section [2.2(a)(v)]/[2.2(b)(iv)] of the Agreement, in [his]/[her] corporate capacity and not in [his]/[her] individual capacity, as follows:
1.
(i) each representation and warranty set forth in [Article 4]/[Article 3] of the Agreement that is qualified by materiality is true and correct as written as of the Execution Date and as of the Closing Date as if made as of the Closing Date, except to the extent that such representation or warranty refers specifically to an earlier date (other than the Execution Date), in which case such representation or warranty is true and correct in all respects as of such earlier date, and (ii) each representation and warranty set forth in [Article 4]/[Article 3] of the Agreement that is not qualified by materiality is true and correct in all material respects as of the Execution Date and as of the Closing Date as if made as of the Closing Date, except to the extent that such representation or warranty refers specifically to an earlier date (other than the Execution Date), in which case such representation or warranty is true and correct in all material respects as of such earlier date; and

2.	the [Purchaser]/[Seller] has performed and complied in all material respects with all obligations required by the Agreement to be performed or complied with by it at or prior to the Closing.
[Signature Page Follows]

D-1

The undersigned is signing this Officer’s Certificate as of the date first written above.

Name:
Title:

D-2

Exhibit E
Non-Foreign Seller Certificate
(FIRPTA Affidavit)
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Victory Pharma, Inc., a Delaware corporation (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by MiddleBrook Pharmaceuticals, Inc. (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);
2. Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);
3. Transferor’s U.S. employer identification number is 52-2208264; and
4. Transferor’s office address is 7 Village Circle, Suite 100, Westlake, Texas 76262.
Transferor understands that this certification may be disclosed to the Internal Revenue Service (the “IRS”) by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Dated:

MiddleBrook Pharmaceuticals, Inc., a Delaware corporation
By:
Name:
Title:

NOTICE TO TRANSFEREE (BUYER): You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make the Certificate available to the IRS if requested to do so during that period.

E-1

Exhibit F
Form of Approval Order

F-1

EXHIBIT F
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
MIDDLEBROOK PHARMACEUTICALS,	)	Case No. 10-11485 (MFW)
INC.,[1]	)	Ref. Docket No: _____
)
)
Debtor.	)
ORDER PURSUANT TO SECTIONS 105(a), 363 AND 365 OF THE
BANKRUPTCY CODE, BANKRUPTCY RULES 2002, 6004, 6006, AND
9014, AND LOCAL RULES 2002-1 AND 6004-1, APPROVING THE
SALE OF ASSETS, INCLUDING THE ASSUMPTION AND ASSIGNMENT OF
CONTRACTS, FREE AND CLEAR OF ALL LIENS, CLAIMS, AND INTERESTS
Upon the motion, dated May      , 2010 (the “Motion”), of MiddleBrook Pharmaceuticals, Inc. (the “Debtor”), pursuant to Sections 105(a), 363, and 365 of Title 11, United States Code (the “Bankruptcy Code”), Rules 2002, 6004, 6006, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rules 2002-1 and 6004-1 of the Local Bankruptcy Rules for the District of Delaware (the “Local Rules”) requesting entry of a bidding procedures order (the “Bidding Procedures Order”) and sale order authorizing the sale (the “Sale”) of the Purchased Assets2 to the highest and/or best Qualifying Bidder; and the Court having approved the bidding procedures proposed in the Motion and entered the Bidding Procedures Order on June      , 2010; and the Debtor having received timely bids from       interested parties; and the Debtor, in consultation with the official committee of unsecured creditors (the “Committee”), having determined which of such bids were Qualifying Bids pursuant to the Bidding Procedures Order; and the Debtor having held an Auction on July      , 2010, to determine which Qualifying Bid was the highest and/or otherwise best offer for the Purchased Assets (the “Successful Bid”); and                      (the “Purchaser”) having submitted the Successful Bid as

[1]	The last four digits of the Debtor’s taxpayer identification number are 8264. The Debtor’s mailing address is 7 Village Circle, Suite 100, Westlake, Texas 76262.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Motion.

determined at the Auction; and the Sale Hearing having been held on July  _____  , 2010, to consider approval of the Sale of the Purchased Assets to the Purchaser; and due and proper notice of the Motion having been provided to (i) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”), (ii) counsel to the Purchaser, (iii) counsel to the Committee, and (iv) all parties requesting notice pursuant to Bankruptcy Rule 2002 and Local Rule 2002- 1(b); and due and proper notice of the Sale and the assumption and assignment of the Assumed Contracts otherwise having been provided to any other parties required to be noticed pursuant to the Bidding Procedures Order; and it appearing that no other or further notice need be provided; all parties in interest having been heard, or having had the opportunity to be heard, regarding the approval of the Bidding Procedures Order, the Sale and all transactions contemplated thereunder; and the Court having reviewed and considered the Motion and any objections thereto, and the arguments of counsel and evidence adduced related thereto; and upon the record of the hearings for consideration of the Bidding Procedures Order and the Sale and the full record of these cases; and the Court having determined that the relief sought in the Motion is in the best interests of the Debtor, its estate and creditors, and all parties in interest, and the legal and factual bases set forth in the Motion, and the record establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor,
IT IS HEREBY FURTHER FOUND AND DETERMINED AS FOLLOWS:
A. The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.
B. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.
C. Notice of the Motion and of the Sale Hearing was given in accordance with the directive of the Court and as otherwise required by applicable law, as evidenced by the affidavits of service on file with the Clerk of the Court.

D. Notice of the Sale Motion and of the Sale Hearing was adequate and sufficient under the circumstances.
E. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Agreement.
F. The procedures set forth in the Bidding Procedures Order were substantively fair and procedurally fair to all parties. The Debtor conducted the sale process (including the Auction) in accordance with the Bidding Procedures Order.
G. The highest and best offer for the Purchased Assets was submitted by Purchaser pursuant to the terms of the Agreement and in accordance with the bid procedures previously approved by the Court.
H. The Agreement was negotiated and proposed, and has been entered into by the parties in good faith within the meaning of Section 363(m) of Title 11, United States Code (the “Bankruptcy Code”), at arm’s length bargaining positions, and without collusion; the Purchaser is a good faith purchaser of the Purchased Assets (as defined in the Agreement) within the meaning of Section 363(m) of the Bankruptcy Code and entitled to the protections thereof; the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and the relief granted herein is in the best interests of Debtor and its estate.
I. The Purchased Assets are property of the Debtor and title thereto is vested in the Debtor.
J. Except as otherwise expressly provided in the Agreement, no further consents or approvals are required for the Debtor to consummate the Sale of the Purchased Assets other than the consent and approval of this Court. Although the parties have agreed under the terms of the Agreement to obtain certain additional consents or approvals, as conditions to the closing of the Sale of the Purchased Assets, the Court makes no finding as to whether any of these additional consents or approvals is necessary for approval and authorization of the Sale by the Court. Neither the execution of the Agreement nor the consummation of the Sale of the Purchased Assets in accordance with the terms of the

Agreement will constitute a violation of any provision of the organizational documents of the Debtor or any other instrument, law, regulation, or ordinance by which any Debtor is bound.
K. The consideration to be paid by the Purchase to the Debtor for the Purchased Assets pursuant to the Agreement (i) is fair and reasonable; (ii) is the highest and/or otherwise best offer for the Purchased Assets; and (iii) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act and any and all similar laws of any state or jurisdiction whose law is applicable to the Sale and transaction contemplated thereby.
L. All objections thereto having been resolved, other than for amounts escrowed by the Debtor for unresolved Claimed Cure Amounts, the amounts set forth on Exhibit A to the Notice of Assumption and Assignment, dated                     , 2010 (the “Cure Amounts”), are deemed the necessary amounts to “cure” all “defaults” under Section 365(b) of the Bankruptcy Code.
IT IS HEREBY ORDERED AS FOLLOWS:
1. The Motion is granted to the extent provided herein. All objections to the Motion that have not been withdrawn, waived, settled, or specifically addressed in this Order, and all reservations of rights included in such objections, are overruled in all respects on the merits and denied.
2. The Debtor is hereby authorized and empowered to enter into the Agreement and the Agreement is hereby approved in its entirety and incorporated herein by reference, and it is further ordered that all amounts payable under the Agreement shall be payable without the need for any application therefor or a further order of the Court.
3. Pursuant to Section 363(f) of the Bankruptcy Code, all of the Purchased Assets shall be sold free and clear of any and all mortgages, security interests, conditional sales or title retention agreements, pledges, hypothecations, liens, judgments, encumbrances or claims of any kind or nature (including, without limitation, any and all “claims” as defined in Section 101(5) of the Bankruptcy Code), whether arising by agreement, any statute or otherwise and whether arising before, on or after the date on which this Chapter 11 case was commenced (collectively, the “Liens”), with such Liens to attach to the proceeds and consideration (whether in the form of cash or otherwise) payable to or at any time received by the Debtor under the Agreement with the same validity, force and effect as the same had with respect to the assets at issue, subject to any and all defenses, claims and/or counterclaims or setoffs that may exist.
4. The Debtor and the Purchaser, and each of their respective officers, employees and agents, are hereby authorized to take such actions necessary and appropriate to implement the Agreement and to close the transactions contemplated thereby without the necessity of a further order of this Court as provided by the Agreement, including, but not limited to, the assumption and assignment of the Assumed Contracts, all in accordance with the terms of the Agreement.
5. All of the transactions contemplated by the Agreement and the closing of the sale of the Purchased Assets and assignment of the Assumed Contracts shall be protected by Section 363(m) of the Bankruptcy Code in the event that this Order is reversed or modified on appeal.
6. The Purchaser shall not be liable for any claims against the Debtor other than as expressly provided for in the Agreement. Without limiting the generality of the other provisions of this Order, the Purchaser, under no circumstances, shall be deemed to be a successor of the Debtor. Accordingly, the Purchaser shall have no successor or vicarious or other liabilities of any kind with respect to the Debtor or the Purchased Assets, and all persons and entities shall be hereby enjoined from asserting any such claims against the Purchaser.
7. The provisions of this Order and the Agreement and any actions taken pursuant hereto or thereto shall survive entry of any order which may be entered confirming or consummating any plan of reorganization of the Debtor, or which may be entered converting Debtor’s case from Chapter 11 to Chapter 7, and the terms and provisions of the Agreement as well as the rights and interests granted pursuant to this Order and the Agreement shall continue in this or any superseding case and shall be binding upon the Debtor, the Purchaser and their respective successors and permitted assigns, including any trustee or other fiduciary hereafter appointed as a legal representative of the Debtor under Chapter 7 or 11 of the Bankruptcy Code. Any trustee appointed in the case shall be and hereby is authorized and directed to operate the business of Debtor to the fullest extent necessary to permit compliance with the terms of this Order and the Agreement and the Purchaser and the trustee shall be and hereby are authorized to perform under the Agreement upon the appointment of a trustee with the need for further order of this Court.
8. To the extent, if any, anything contained in this Order conflicts with a provision in the Agreement, this Order shall govern and control.
9. The Agreement or any document relating thereto may be modified, amended, or supplemented by the parties thereto, in a writing signed by such parties and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment, or supplement does not have a material adverse effect on the Debtor or its estate.
10. Any party having the right to consent to the assumption or assignment of the Assumed Contracts pursuant to the Agreement that has failed to object to such assumption or assignment is deemed to have consented to such assumption and assignment, as required by Section 365(c) of the Bankruptcy Code. In addition, adequate assurance of future performance has been demonstrated by or on behalf of Purchaser with respect to the Assumed Contracts.
11. There shall be no rent accelerations, assignment fees, increases, or any other fees charged to Debtor or to the Purchaser or its affiliates or designees as a result of the assumption and assignment by the Debtor to the Purchaser of the Assumed Contracts, and the validity of such assumption or assignment shall not be affected by any dispute between the Debtor and any counterparty to any Assumed Contract, and the Assumed Contracts, upon assignment to Purchaser, shall be deemed valid and binding and in full force and effect in accordance with their terms.
12. This Order shall be binding on all creditors (whether known or unknown) of the Debtor, all successors and assigns of the Purchaser, Debtor, its affiliates and any subsequent trustee(s) appointed in Debtor’s Chapter 11 case or upon a conversion to Chapter 7 under the Bankruptcy Code and shall not be subject to rejection or revocation.

13. Consistent with, but not in limitation of the foregoing, each and every federal, state, and local government agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the Sale.
14. In the event that the Purchaser fails to consummate the transactions contemplated by the Agreement in accordance with this Order and the Agreement, the Debtor and the next highest bidder at the Auction may consummate a sale in accordance with the terms and conditions of such Next Highest Bid without further notice or order of the Court.
15. Except as otherwise set forth in this Order, this Court shall retain exclusive jurisdiction with regard to all issues on disputes in connection with this Order and the relief provided for herein, and to resolve any disputes related to the Agreement or the implementation thereof.
16. This Sale Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 6004(g), 6006(d), 7062, or otherwise, and the Debtor may take any action and perform any act authorized under this Order immediately.
Dated: July      , 2010
 Wilmington, Delaware

THE HONORABLE MARY WALRATH
UNITED STATES BANKRUPTCY JUDGE

Exhibit G
Forms of Patent Assignment, Trademark Assignment,
Copyright Assignment and Domain Name Assignment

G-1

EXHIBIT G
PATENT ASSIGNMENT
THIS PATENT ASSIGNMENT (this “Assignment”) is made and is effective this [                    ], 2010 (the “Effective Date”), by and between MiddleBrook Pharmaceuticals, Inc., a Delaware corporation, having its principal offices at 7 Village Circle, Suite 100, Westlake, TX 76262 (“Assignor”) and Victory Pharma, Inc., a Delaware corporation, having its principal offices at 11682 El Camino Real, Suite 250 San Diego, CA 92130 (“Assignee”).
WHEREAS, upon the terms and subject to the conditions set forth in that certain Asset Purchase Agreement, dated as of May 14, 2010, by and between Assignor and Assignee (the “Asset Purchase Agreement”), Assignor has agreed to sell, convey, transfer, assign and deliver to Assignee all of Assignor’s right, title and interest in and to the Product Patent Rights and Other Patents (in each case as defined in the Asset Purchase Agreement); and
WHEREAS, Assignee has agreed to acquire the Product Patent Rights and Other Patents.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties provide and agree as follows:
1. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.
2. Assignment. As of the Effective Date, Assignor hereby sells, conveys, transfers, assigns, and delivers to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to the Product Patent Rights and Other Patents, including more specifically, but without limitation, those patents and patent applications set forth on Schedule A attached hereto and any and all rights related thereto, including all direct and indirect divisions, continuations, continuations-in-part of such patents and patent applications, any and all Letters Patent in the United States and all foreign countries which may be granted therefore and thereon, and reissues, reexaminations, extensions, and renewals of any of the foregoing, including the right to bring any cause of action arising from, and recover damages accrued for, infringement of such patents or patent applications prior to the date of this Assignment.
3. Regulatory Authorities. Assignor hereby authorizes the Commissioner for Patents of the U.S. Patent and Trademark Office and other empowered officials of relevant patent and industrial property offices and other governmental or regulatory authorities in each jurisdiction other than the United States, to record the transfer of the Product Patent Rights and Other Patents to Assignee as the assignee of Assignor’s entire right, title and interest therein, and to issue all future registrations and other rights relating to such Product Patent Rights and Other Patents to Assignee.
4. Further Acts.
4.1 Assignor shall duly execute and deliver, or cause to be duly executed and delivered, any additional documents or instruments and do and cause to be done, such further necessary and useful acts and things as Assignee may reasonably request at any time in the future to enable Assignee to protect, perfect, enforce, or otherwise secure Assignee’s rights in, and/or ownership of, the Product Patent Rights and Other Patents.

4.2 Following the Effective Date of this Assignment and subject to Assignor’s obligations set forth in Section 4.1, Assignee shall be responsible for the drafting, execution and filing of any such further instruments, documents, assignments and agreements as may be necessary in order to prosecute, maintain, enforce and defend the intellectual property rights assigned to Assignee pursuant to this Assignment.
4.3 Without limiting the foregoing, Assignor shall:
(a) promptly forward to Assignee any correspondence or other communication from any patent office or any counsel employed by Assignor in connection with any of the patents or patent applications set forth on Schedule A; and
(b) if Assignee institutes a legal proceeding with respect to any patent or patent application set forth on Schedule A that requires, to initiate or maintain such proceeding, that Assignor be joined as a named party to the proceeding, Assignor agrees to be named to such proceeding at Assignee’s expense.
5. Miscellaneous.
5.1 Controlling Document. This Assignment may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all the parties hereto. This Assignment and the Asset Purchase Agreement contain the entire agreement of the parties hereto with respect to the Assignment, superseding all negotiations, prior discussions and preliminary agreements made prior to the Effective Date. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Assignment and the Asset Purchase Agreement, the terms, provisions and conditions of the Asset Purchase Agreement shall govern.
5.2 Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee, and their representatives, successors and permitted assigns, in accordance with the terms of the Asset Purchase Agreement.
5.4 Governing Law. Except to the extent that the Bankruptcy Code mandatorily applies, this Assignment is governed by, and is to be interpreted and enforced in accordance with, the internal Laws of the State of Delaware applicable to contracts entered into and performed entirely within the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
5.5 Consent to Jurisdiction and Venue. Each Party irrevocably submits to the exclusive jurisdiction of, and venue in, the Bankruptcy Court for the purposes of any Suit arising out of this Assignment or any transaction contemplated hereby, and agrees to commence any such Suit only in such court. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein will be effective service of process for any such Suit. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Suit arising out of this Assignment or the Transactions in such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such Suit brought in such court has been brought in an inconvenient forum.
5.6 Counterparts. This Assignment may be executed manually or by facsimile by the parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to each of the other parties.
[SIGNATURE PAGES FOLLOW]

Assignor has executed this Assignment as of the Effective Date.

ASSIGNOR: MIDDLEBROOK PHARMACEUTICALS, INC.
By:
Name:
Title:

STATE OF	)
) ss.:

COUNTY OF	)
On this  _____  day of                     , 2010, before me, a Notary Public duly commissioned, qualified and acting, within and for the County and State, appeared in person the within named                                          to me personally known, who stated that he is the                                          of MiddleBrook Pharmaceuticals, Inc. and is duly authorized in that capacity to execute the foregoing instrument for and in the name and on behalf of the corporation, and further stated and acknowledged that he has so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned.
In testimony whereof, I have hereunto set my hand and official seal this  _____  day of                     , 2010.

Notary Public

Assignee has executed this Assignment as of the Effective Date.

ASSIGNEE: VICTORY PHARMA, INC.
By:
Name:

SCHEDULE A
Assigned Patents
See attached list of patents.

TRADEMARK ASSIGNMENT
THIS TRADEMARK ASSIGNMENT (this “Assignment”) is made and is effective this [                    ], 2010 (the “Effective Date”), by and between MiddleBrook Pharmaceuticals, Inc., a Delaware corporation, having its principal offices at 7 Village Circle, Suite 100, Westlake, TX 76262 (“Assignor”) and Victory Pharma, Inc., a Delaware corporation, having its principal offices at 11682 El Camino Real, Suite 250 San Diego, CA 92130 (“Assignee”).
WHEREAS, upon the terms and subject to the conditions set forth in that certain Asset Purchase Agreement, dated as of May 14, 2010, by and between Assignor and Assignee (the “Asset Purchase Agreement”), Assignor owns and has agreed to sell, convey, transfer, assign and deliver to Assignee all of Assignor’s right, title and interest in and to the Product Marks and Other Marks (in each case as defined in the Asset Purchase Agreement), including the trademarks and trademark applications and registrations as shown in Schedules A, B and C attached hereto (the “Applications and Registrations”), and the goodwill associated therewith (together with the trademarks and the Applications and Registrations, the “Marks”).
NOW, THEREFORE, for good and valuable consideration as set out in the Asset Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Assignor hereby assigns unto Assignee all right, title and interest in and to the Marks, together with any common law rights and the goodwill of the business symbolized therewith, as well as the right (but not the obligation) to assert the Marks and to collect for all past, present and future infringements, and claims for damages and the proceeds thereof, including, without limitation, license royalties and proceeds of infringement suits and all rights corresponding thereto throughout the world by reason of any past and future acts of infringement that have occurred or may occur.
2. The portion of Assignor’s business to which the Marks pertain is an ongoing and existing business.
3. Assignee is the successor to the portion of Assignor’s business to which the Marks pertain.

4. This document may be executed in two counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute but one and the same instrument.

MIDDLEBROOK PHARMACEUTICALS, INC.
By:
Name:
Title:

VICTORY PHARMA, INC.
By:
Name:
Title:

SCHEDULE A
U.S. Applications and Registrations

MARK	APP. NO.	REG. NO.	APP. DATE	REG. DATE
Design Only (Green Capsule)	76670824	3354517	2006-12-26	2007-12-11
KEFLEX	72311361	0881598	1968-11-05	1969-12-02
KEFLEX 250 MG & Design	76670776	3259839	2006-12-26	2007-07-10
KEFLEX 333 MG & Design	76670775	n/a	2006-12-26	n/a
KEFLEX 500 MG & Design	76670777	3259840	2006-12-26	2007-07-10
KEFLEX 750 MG & Design	76670823	3259841	2006-12-26	2007-07-10
m1 (Stylized)	77625855	n/a	2008-12-03	n/a
MIDDLEBROOK	76671793	3379090	2007-01-25	2008-02-05
MIDDLEBROOK PHARMACCEUTICALS (Stylized)	76675269	3379091	2007-04-10	2008-02-05
MOX10	77673511	n/a	2009-02-19	n/a
MOXAKIT	77673517	n/a	2009-02-19	n/a
MOXATAG	77683106	3627404	2007-10-18	2009-05-26
MOXATAG 1 (Stylized)	77625829	3706773	2008-12-03	2009-11-03
MOXATAG PAK (Stylized)	77906187	n/a	2010-01-06	n/a
MOXATAG PAK	77934413	n/a	2010-02-12	n/a
MOXATEN	77673515	n/a	2009-02-19	n/a
MOXPAK	77693797	n/a	2009-03-18	n/a
MOX-PAK	77673512	n/a	2009-02-19	n/a
MOXPAK 1 (Stylized)	77850590	n/a	2009-10-16	n/a
PULSYS	78077941	3220454	2001-08-07	2007-03-20
REDEFINING THE PARADIGM	78285866	2932810	2003-08-11	2005-03-15

SCHEDULE B
Canadian Applications

MARK	APP. NO.	REG. NO.	APP. DATE	REG. DATE
MOX10	1447969	n/a	2009-08-12	n/a
MOXAKIT	1447976	n/a	2009-08-12	n/a
MOXATAG	1420994	n/a	2008-12-08	n/a
MOXATEN	1447975	n/a	2009-08-12	n/a
MOX-PAK	1447974	n/a	2009-08-12	n/a
PULSYS	1420993	n/a	2009-12-08	n/a

SCHEDULE C
Mexican Applications and Registration

MARK	APP. NO.	REG. NO.	APP. DATE	REG. DATE
MOX10	1027154	n/a	2009-08-17	n/a
MOXAKIT	1027152	1135589	2009-08-17	2009-12-14
MOXATAG	980171	103963	2008-12-16	2009-04-13
MOXATEN	1027151	1135588	2009-08-17	2009-12-14
MOX-PAK	1027153	n/a	2009-08-17	n/a
PULSYS	980170	1226716	2008-12-16	2009-10-22
PULSYS	980169	1144756	2008-12-16	2010-02-23

COPYRIGHT ASSIGNMENT
THIS COPYRIGHT ASSIGNMENT (this “Assignment”) is made and is effective this [                                        ], 2010 (the “Effective Date”), by and between MiddleBrook Pharmaceuticals, Inc., a Delaware corporation, having its principal offices at 7 Village Circle, Suite 100, Westlake, TX 76262 (“Assignor”) and Victory Pharma, Inc., a Delaware corporation, having its principal offices at 11682 El Camino Real, Suite 250 San Diego, CA 92130 (“Assignee”).
WHEREAS, upon the terms and subject to the conditions set forth in that certain Asset Purchase Agreement, dated as of May 14, 2010, by and between Assignor and Assignee (the “Asset Purchase Agreement”), Assignor owns and has agreed to sell, convey, transfer, assign and deliver to Assignee all of Assignor’s right, title and interest in and to the Product Copyrights and Other Copyrights (in each case as defined in the Asset Purchase Agreement), including the copyrighted works and the registrations therefore set forth on Schedule A attached hereto (the “Copyrighted Works”).
NOW, THEREFORE, for good and valuable consideration as set out in the Asset Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Assignor hereby assigns unto Assignee the entire, full and exclusive right, title and interest in and to the Copyrighted Works, and the right (but not the obligation) to assert the Copyrighted Works and to collect for all past, present and future infringements, and claims for damages and the proceeds thereof, including, without limitation, license royalties and proceeds of infringement suits and all rights corresponding thereto throughout the world by reason of any past and future acts of infringement that have occurred or may occur.

2. This document may be executed in two counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute but one and the same instrument.

MIDDLEBROOK PHARMACEUTICALS, INC.
By:
Name:
Title:

VICTORY PHARMA, INC.
By:
Name:
Title:

SCHEDULE A
Copyrighted Works

Title	Reg. No.	Reg. Date	Type	Claimant
How PULSYS products work-animation 2003	PAu002824256	2004-01-30	CD-ROM	Advancis Pharmaceutical Corp.

How PULSYS products work : illustrations 2003	VAu000628176	2004-01-30	Art originals	Advancis Pharmaceutical Corp.

KEFLEX Packaging Insert	TX0006982104	2009-01-14	Text	MiddleBrook Pharmaceuticals, Inc.

Pulsys drug delivery animation	PAu002783288	2002-10-11	Motion picture	Advancis Pharmaceutical Corp.

MOXATAG Packaging Insert	TX0006981796	2009-01-14	Text	MiddleBrook Pharmaceuticals, Inc.

Moxatag Website	VA0001668154	2009-04-30	Text, visual material	MiddleBrook Pharmaceuticals, Inc.

DOMAIN NAME ASSIGNMENT
THIS DOMAIN NAME ASSIGNMENT (this “Assignment”) is made and is effective this [                                        ], 2010 (the “Effective Date”), by and between MiddleBrook Pharmaceuticals, Inc., a Delaware corporation, having its principal offices at 7 Village Circle, Suite 100, Westlake, TX 76262 (“Assignor”) and Victory Pharma, Inc., a Delaware corporation, having its principal offices at 11682 El Camino Real, Suite 250 San Diego, CA 92130 (“Assignee”).
WHEREAS, upon the terms and subject to the conditions set forth in that certain Asset Purchase Agreement, dated as of May 14, 2010, by and between Assignor and Assignee (the “Asset Purchase Agreement”), Assignor owns and has agreed to sell, convey, transfer, assign and deliver to Assignee all of Assignor’s right, title and interest in and to the Product Domain Names and Other Domain Names (in each case as defined in the Asset Purchase Agreement), including the domain name registrations set forth on Schedule A attached hereto including all registrations and registration applications relating to such domain name registrations (the “Domain Names”).
NOW, THEREFORE, for good and valuable consideration as set out in the Asset Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Assignor hereby assigns unto Assignee the entire, full and exclusive right, title and interest in and to the Domain Names, together with all proceeds, benefits, privileges, causes of action, and remedies relating to such domain name registrations, all rights to bring an action, whether at law or in equity, for infringement, dilution or misuse of such domain name registrations against any third party, all rights to recover damages, profits and injunctive relief for all past, present or future infringement, dilution or misuse of such domain name registrations.

2. This document may be executed in two counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute but one and the same instrument.

MIDDLEBROOK PHARMACEUTICALS, INC.
By:
Name:
Title:

VICTORY PHARMA, INC.
By:
Name:
Title:

SCHEDULE A
Domain Names

keflex-antibiotics.com	KEFLEX.US
keflex-products.com	MIDDLEBROOKPHARM.COM
keflex.com	MIDDLEBROOK-PHARMA.COM
keflex750.biz	MIDDLEBROOKPHARMCEUTICAL.COM
keflex750.com	MIDDLEBROOKPHARMACEUTICALS.COM
keflex750.info	MIDDLEBROOK-PHARMACEUTICALS.COM
keflex750.net	MIDDLEBROOKPHARMACEUTICALS.INFO
keflex750.org	MIDDLEBRROKPHARMACEUTICALS.NET
keflex750.us	MIDDLEBROOKPHARMACEUTICALS.ORG
keflex750.us.com	MIDDLEBROOKPHARMACEUTICALS.US
keflexps.com	middlebrookpharma.com
keflexpulsys.biz	middlebrookpharma.info
keflexpulsys.com	middlebrookpharma.name
keflexpulsys.info	middlebrookpharma.net
keflexpulsys.net	middlebrookpharma.org
keflexpulsys.org	middlebrookpharma.us
keflexpulsys.us	middlebrookpharmaceutical.co.uk
keflexus.com	middlebrookpharmaceutical.name
keflexxl.com	middlebrookpharmaceuticals.co.uk
middle-brook-therapeutics.co.uk	middlebrookpharmaceuticals.name
middlebrook-pharm.co.uk	moxatag.com
middlebrook-pharm.name	moxatag.info
middlebrook-pharma.co.uk	moxatag.net
middlebrook-pharma.name	moxatag.org
middlebrook-pharmaceutical.co.uk	moxatag.us.com
middlebrook-pharmaceutical.name	moxitag.info
middlebrook-pharmaceuticals.cc	moxitag.us.com
middlebrook-pharmaceuticals.co.uk	moxotag.us.com
middlebrook-pharmaceuticals.name	pulsys.biz
middlebrookpharm.co.uk	pulsys.info
middlebrookpharm.name	pulsys.org
middlebrookpharma.biz	pulsys.us
middlebrookpharma.co.uk

Exhibit H
BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [                    ], 2010 (this “Agreement”), is made and entered into by and between Victory Pharma, Inc., a Delaware corporation (the “Purchaser”) and MiddleBrook Pharmaceuticals, Inc., a Delaware corporation (the “Seller” and, collectively with the Purchaser, the “Parties”), to be effective as of the Effective Time.
WHEREAS, the Seller and the Purchaser are parties to that certain Asset Purchase Agreement, dated as of April 30, 2010 (the “Purchase Agreement”);
WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to sell, convey, transfer, assign and deliver to the Purchaser free and clear of all Claims, interests (as defined in Section 363 of the Bankruptcy Code) and Liens, and the Purchaser has agreed to purchase, take delivery of and acquire from the Seller, all of the Seller’s right, title and interest in and to the Purchased Assets; and
WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed to assume and pay, perform or otherwise discharge, the Assumed Liabilities, in accordance with their respective terms and subject to the respective conditions thereof.
NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.	Definitions. Unless otherwise indicated, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement.

2.
Sale and Transfer of Purchased Assets. The Seller hereby sells, conveys, transfers, assigns and delivers to the Purchaser all of the Seller’s right, title and interest in and to the Purchased Assets, effective as of the Effective Time. For the avoidance of doubt, the Parties acknowledge that the Seller is not hereby selling, conveying, transferring, assigning or delivering to the Purchaser the Excluded Assets.

3.
Assignment and Assumption of Assumed Liabilities. Effective as of the Effective Time, the Purchaser hereby assumes and agrees to pay, perform or otherwise discharge, the Assumed Liabilities, in accordance with their respective terms and subject to the respective conditions thereof. For the avoidance of doubt, the Parties acknowledge that the Purchaser is not hereby assuming and is not hereby agreeing to pay, perform or otherwise discharge, the Excluded Liabilities.

4.
Controlling Provisions. This Agreement and the rights, obligations and liabilities of the Parties provided herein are subject in all respect to the terms of the Purchase Agreement. Nothing herein in any way supersedes, enlarges, narrows or modifies, or shall be deemed to supersede, enlarge, narrow or modify, any provision of the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Purchase Agreement will control.

5.
Further Actions. The Parties covenant and agree, at their own expense, to execute and deliver, at the request of the other Party hereto, such further instruments of transfer and assignment and to take such other action as such other Party may reasonably request to more effectively consummate the transfers, assignments and assumptions contemplated by this Agreement.

5.
Incorporation of Provisions in the Agreement. The following provisions of the Purchase Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis: Sections 9.1 (Notices), 9.2 (Amendments and Waivers), 9.4 (Successors and Assigns) 9.5 (Governing Law), 9.6 (Consent to Jurisdiction), 9.7 (Counterparts), 9.8 (No Third-Party Beneficiaries), 9.10 (Captions), 9.11 (Severability), 9.12 (Interpretation), 9.14 (Signed Writings) and 9.17 (Construction) of the Purchase Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

[Signature Page Follows]

Each Party is signing this Bill of Sale and Assignment and Assumption Agreement as of the date first above written.

VICTORY PHARMA, INC.
By:
Name:
Title:

MIDDLEBROOK PHARMACEUTICALS, INC.
By:
Name:
Title:

Exhibit I
Bidding Procedures

I-1

BIDDING PROCEDURES
The following procedures (collectively, the “Bidding Procedures”)3 shall govern the proposed sale (the “Sale”) of the assets (collectively, the “Assets”) of MiddleBrook Pharmaceuticals, Inc. (the “Debtor”), as more fully set forth in that certain Asset Purchase Agreement (the “APA”), dated as of May 14, 2010, by and between Victory Pharma, Inc., a Delaware corporation (the “Purchaser”), and the Debtor.
Asset Purchase Agreement
On May 14, 2010 (the “Execution Date”), the Debtor entered into the APA with the Purchaser pursuant to which Purchaser proposes to acquire substantially all of the Assets (the “Purchased Assets”) and assume certain assumed liabilities (the “Assumed Liabilities”). The Purchased Assets would include, among other things, all Real Property, Leaseholds, Equipment, Fixtures, Inventory, and Intellectual Property in which the Debtor has an interest, and all proceeds and products thereof. As set forth in more detail the APA, the Purchased Assets and the Assumed Liabilities shall not include certain excluded assets (the “Excluded Assets”) and certain excluded liabilities (the “Excluded Assets”).
Pursuant to the terms of the APA, Purchaser would provide cash consideration in an amount equal to Seventeen Million and One Hundred Thousand U.S. Dollars (U.S. $17,100,000), the Purchase Price set forth in Section 1.5 of the APA, plus assumption of the Assumed Liabilities.
Sale Motion
On or before the date that is five (5) business days after the Execution Date, the Debtor shall file a motion (the “Sale Motion”) for orders (A)(I) approving the Bidding Procedures to be employed in connection with the Proposed Sale of the Purchased Assets, (II) scheduling an auction (the “Auction”) and the hearing (the “Sale Hearing”) to consider approval of (a) the Sale, (b) the assumption and assignment of certain executory contracts and unexpired leases (collectively, the “Assigned Agreements”) in connection with the Sale, and (c) certain related relief, and (III) approving the notice of the respective dates, times, and places for the Auction and the Sale Hearing, and (B)(I) authorizing and approving an asset purchase agreement between the Debtor and Purchaser, or such other purchaser(s) providing higher or otherwise better offer(s), (II) authorizing the Sale of the Purchased Assets, free and clear of all liens, claims, encumbrances, and other interests, (III) authorizing the assumption and assignment of the Assigned Agreements and the rejection of other executory contracts, (IV) authorizing the Debtor to consummate all transactions related to the above, and (V) granting other relief, filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
The Bidding Procedures shall be approved and authorized by a Bankruptcy Court order (the “Bidding Procedures Order”) dated no later than June 30, 2010.

[3]	All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Sale Motion.

Due Diligence
Due to the complexity of the proposed transactions and the Debtor’s duty to maximize recoveries from the Sale, the Debtor shall deliver the Sale Motion to all parties who are known to have expressed an interest in acquiring the Assets and any other entity that requests service of the Sale Motion (the “Potential Bidders”). The Sale Motion will invite all Potential Bidders to participate in the Sale.
The Debtor may afford any Potential Bidder the time and opportunity to conduct reasonable due diligence; provided such Potential Bidder enters into a confidentiality agreement (the “Confidentiality Agreement”) limiting its use of such information and demonstrates sufficient financial wherewithal, in the Debtor’s discretion, to consummate the Sale. Any Potential Bidder may obtain a copy of the Confidentiality Agreement from Gleacher & Company (“Gleacher”), the Debtor’s financial advisor. Gleacher and the Debtor may, on their own initiative, also send a copy of the Confidentiality Agreement to those parties who have not yet executed one but whom Gleacher or the Debtor has identified as being likely to be interested in making an offer to purchase the Assets and participating in the Auction.
Thereafter, the Debtor and Gleacher shall entertain any further reasonable requests for additional information and due diligence from any party who has executed the Confidentiality Agreement and provided the required satisfactory evidence of financial wherewithal. The Debtor, in its discretion, may deny any such requests for additional information, if, after taking into account, among other things, business factors (such as whether or not the Potential Purchaser is currently a competitor of the Debtor), legal, regulatory, and other considerations, it determines that doing so would not be in the best interests of its estate and creditors or is otherwise contrary to the goals of the Auction and the Sale. If any due diligence material has not previously been provided to the Purchaser, then the Debtor shall simultaneously provide such material to the Purchaser.
Participation Requirements
To participate in the Auction, a Potential Bidder must become a “Qualified Bidder.” Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Debtor, each Potential Bidder must have delivered to (a) Gleacher & Company, 1290 Avenue of the Americas, Fourth Floor, New York NY 10104, Attn: John Cramer, (b) Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attn: Sarah Ernst, Esq., and (c) Victory Pharma, Inc., 11682 El Camino Real, Suite 250 San Diego, CA 92130, with a copy to Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022 Attn: Mr. Andres Liivak and Mr. Mark Pedretti (but with respect to Victory Pharma, Inc., only Item No. iii(c), below, shall be sent to Victory Pharma, Inc.) the following information such that such information is received no later than 4:00 pm prevailing Eastern Time on the date that is at least five (5) business days before the date set for the Auction (the “Bidding Deadline”), a written bid (a “Competing Bid”) that contains the following:
(i)	An executed Confidentiality Agreement;

(ii)
Current audited financial statements (or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Debtor) of the Potential Bidder or of those entities that will guarantee the obligations of the Potential Bidder;

(iii)
A bid letter including a written expression of the Potential Bidder’s initial bid that includes: (a) such bidder’s initial bid (an “Initial Bid”), (b) a statement that such bidder is willing to proceed as a buyer on a basis substantially similar to that of Purchaser, and (c) a binding, definitive, and irrevocable executed copy of the APA marked with interlineations indicating any modifications thereto required by such Potential Bidder (which agreement shall not contain the provisions set forth in Section 8.4 of the APA or otherwise entitle such bidder to any Termination Fee or the other Bidding Procedures set forth therein);

(iv)	Provide an earnest money deposit equal to 10% of the Potential Bidder’s Initial Bid, which deposit shall be no less than $1.7925 million (the “Bid Deposit”); and

(v)
Provide sufficient indicia that such Potential Bidder or its representative is legally empowered, by power of attorney or otherwise (i) to bid on behalf of the Potential Bidder and (ii) to complete and sign, on behalf of the bidder, a binding and enforceable APA.

A Qualified Bidder is a Potential Bidder that delivers a Competing Bid and that the Debtor determines is reasonably likely (based on financial information submitted by the Potential Bidder, the availability of financing, experience and other considerations deemed relevant by the Debtor) to submit a bona fide offer and to be able to consummate the proposed transaction if selected as a Winning Bidder (defined below) within the time frame provided by the APA and the Sale Motion.
The Debtor may request additional information from a Potential Bidder to evaluate the bidder’s ability to consummate the Sale and to fulfill its obligations in connection therewith, and such bidder will be obligated to provide such information as a precondition to participating further in the Auction.
As promptly as practicable after a Potential Bidder delivers all of the materials required of a Competing Bid, and in no event later than five (5) days before the Auction, the Debtor shall determine, in consultation with the unsecured creditors committee if/after one is appointed in the Bankruptcy Case (the “Committee”), and shall notify each Potential Bidder and the Purchaser in writing, whether such Potential Bidder is a Qualified Bidder. Notwithstanding the foregoing, Purchaser shall be deemed a Qualified Bidder for purpose of the Auction. Each Qualified Bidder participating in the Auction will be required to confirm that it has not engaged in any collusion with respect to the bidding process or the Sale.
The Bid Deposit shall be in the form of a wire transfer to the account of an escrow agent selected by the Debtor (the “Escrow Agent”), pursuant to instructions to be provided upon request. The Bid Deposit, together with any interest earned thereon, shall be returned to any Bidder whose Bid is not accepted by the Debtor within three (3) business days of the conclusion of the Sale Hearing, except that in the case of the party who submits the Alternate Winning Competing Bid (as such term is defined herein) the Debtor reserves the right to retain such bidder’s Bid Deposit until three (3) business days after the transaction with the Winning Competing Bidder has been consummated. If the entity that makes the Winning Competing Bid (as such term is defined below) fails to consummate the purchase of the Assets, and such failure to consummate the purchase is the result of a breach by the Winning Competing Bidder, such bidder’s deposit shall be forfeited to the Debtor and the Debtor specifically reserves the right to seek all available damages from the defaulting offeror.

An Initial Bid of a Qualified Bidder shall not provide a purchase price that is less than Seventeen Million and Nine Hundred and Twenty-Five Thousand U.S. Dollars (U.S. $17,925,000) in cash plus an additional amount in cash equal to the Purchaser Cure Amounts (if any) paid by the Seller prior to such point in time (collectively, the “Initial Competing Bid Amount”), such amount being the sum of the (i) Sixteen Million and Seven Hundred and Fifty Thousand U.S. Dollars (U.S. $16,750,000), the Purchase Price set forth in Section 1.5(a) and (b) of the APA, (ii) Three Hundred and Fifty Thousand U.S. Dollars (U.S. $350,000), the Escrow Amount set forth in Section 1.5(c) of the APA; (iii) Four Hundred Thousand U.S. Dollars (U.S. $400,000) (the “Breakup Fee”), (iv) One Hundred Fifty Thousand U.S. Dollars ($150,000) on account of the Purchaser’s actual expenses incurred (the “Expense Reimbursement Fee”), (v) Purchaser Cure Amounts paid by the Seller prior to such point in time, and (vi) Two Hundred Seventy-Five Thousand U.S. Dollars (U.S. $275,000) (the “Initial Bid Increment”), plus assumption of at least the Assumed Liabilities.
Each Competing Bid must also: (a) specify the portion of the consideration to be paid in cash and the portion to be paid in any other form of value (if any), including specifying any liability of the Debtor that the such bidder intends to assume in connection with the Sale above and beyond the Assumed Liabilities; (b) if any consideration above and beyond the assumption of the Assumed Liabilities is to be provided in a form other than cash, provide information concerning such consideration to permit the Debtor to accurately assess the value of such consideration; (c) if the Competing Bid contemplates a purchase of less than all of the Purchased Assets, provide sufficient detail concerning which of the Purchased Assets would not be purchased thereby; (d) not contain any contingencies to closing that are not set forth in Article VI of the APA, including, without limitation, contingencies for financing, diligence, board approval, or similar contingencies or condition; (e) identify with particularity each and every executory contract or unexpired lease the assumption and assignment of which is a condition to closing, to the extent different from the Assigned Agreements proposed to be assumed under the APA; (f) require the Qualified Bidder to consummate the Sale on substantially the same timing as set forth in the APA; and (g) fully disclose the identity of the entities, if any, which shall be acquiring directly or indirectly a portion of the Assets under or in connection with the Competing Bid.
Competing Bids submitted on or prior to the Bidding Deadline, as same may be modified by a bidder at the Auction, shall remain open and irrevocable until the Sale Hearing. Acceptance of a Bid shall, in all respects, be subject to entry of an order by the Court that, among other things, authorizes the Debtor to consummate a sale to the Winning Competing Bidder (as defined below). Following the Sale Hearing, if Purchaser or any Winning Competing Bidder (as the case may be) fails to consummate an approved sale because of a breach or failure to perform on its part, the next highest or otherwise best Qualified Bid, as disclosed at the Auction (the “Alternate Winning Competing Bid”), shall be deemed to be the Winning Competing Bid, and the Debtor shall be authorized, but not required, to consummate the Sale with the Qualified Bidder submitting such bid (i) without the need for further notice or order of the Court and (ii) without prejudice to the Debtor’s right to seek all available damages from the defaulting offeror.
The Auction and Selection of the Winning Bid
If one or more Competing Bids (other than Purchaser’s) are received, the Auction will be conducted at the offices of Alston & Bird LLP, New York, New York 10016, or at another location as may be timely disclosed by the Debtor to Qualified Bidders and Purchaser, on or about 10:00 a.m. on [     ]           , 2010 (the “Auction Date”). The Auction will be conducted openly and all creditors will be permitted to attend. Additionally, the Auction will be transcribed by a court reporter, or videotaped at the Debtor’s discretion. If, however, no such Competing Bids are received by the Bidding Deadline (unless the Debtor has extended such deadline in accordance with the terms hereof), then the Auction will not be held, Purchaser will be deemed the Winning Competing Bidder, and the Debtor may seek approval thereof at the Sale Hearing.
All Qualified Bidders must appear in person at the Auction, or through a duly authorized representative. At or prior to the commencement of the Auction, the Debtor will notify all Qualified Bidders, including Purchaser, of the then highest and best Qualified Bid received by that time (the “Highest and Best Bid”).
Initial bidding shall begin at the Auction with the Highest and Best Bid. Each subsequent bid (each, a “Subsequent Overbid”) must have a purchase price that exceeds the purchase price of the previous highest bid by at least Two Hundred and Fifty Thousand U.S. Dollars (U.S. $250,000). Unless otherwise specified by the Debtor, in consultation with the Committee, the Auction shall be completed on the Auction Date. Except as otherwise set forth herein, the Debtor may conduct the Auction in the manner it determines will result in the highest, best or otherwise financially superior offer(s) for the Acquired Assets. Any such rules must provide that: (A) the procedures will be fair and open, with no participating Qualified Bidder disadvantaged in any material way as compared to any other Qualified Bidder; (B) the true identity of each bidder will be fully disclosed to all other bidders and all material terms of each Qualified Bid will be fully disclosed to all other bidders throughout the entire Auction; and (C) each Qualified Bidder will be permitted a fair, but limited, amount of time to respond to the previous bid at the Auction.
Unless otherwise specified by the Debtor, in consultation with the Committee, the Auction will continue in one or more rounds of bidding and shall conclude after each participating bidder has had an opportunity to submit an additional Subsequent Overbid, after being advised of the then highest bid and the identity of the party making such next highest bid.
In considering every bidder’s bids, the Debtor shall take into account the Breakup Fee and Reimbursement Fee. Purchaser shall be entitled to make a revised higher or better offer at any time prior to the conclusion of the Auction.
The Debtor further reserves the right to (a) amend and/or impose additional terms and/or conditions at or prior to the Auction that they believe will better promote the goals of the Auction and do not otherwise conflict with the terms and requirements set forth in the APA, (b) extend the deadlines set forth in the Bidding Procedures and/or adjourn the Auction at the Auction and/or the Sale Hearing in open court or on the Bankruptcy Court’s calendar on the date scheduled for said hearing without further notice to creditors or parties-in-interest, and (c) to withdraw the Sale Motion at any time prior to the conclusion of the Sale Hearing.
Upon conclusion of the Auction, the Debtor shall (i) review each Qualified Bid or bids (as and to the extent such bids were increased at the Auction) on the basis of financial and contractual terms and the factors relevant to the Sale Process, including those factors affecting the speed and certainty of consummating the Sale, and (ii) identify the highest and otherwise best offer for the Purchased Assets as the winning competitive bid (“Winning Competing Bid”) and such entity submitting the Winning Qualified Bid will be the winning competing bidder (“Winning Competing Bidder”).

Supplement
To the extent that the Initial Bid embodied in the APA is not the Winning Competing Bid at the Auction, the Debtor will file with the Court a supplement (the “Supplement”) that will inform the Bankruptcy Court of the results of the Auction and the highest or best bid for the Assets. The Supplement will identify, among other things, (a) the Winning Competing Bidder, as the proposed purchaser of the Assets, (b) the consideration to be paid by such purchaser for the Assets, and (c) any executory contracts and unexpired leases to be assumed and assigned to the purchaser in connection with the Sale (to the extent different from the Assigned Agreements proposed to be assumed and assigned to the Purchaser under the APA). In addition, the Debtor will attach to the Supplement, as exhibits, (a) any revised proposed order approving the Sale and (b) copies of the asset purchase agreement entered into by the Debtor and the Winning Competing Bidder. The Debtor will file and serve the Supplement as promptly as is reasonably practicable prior to the Sale Hearing.
The Debtor will serve the Supplement on (i) the U.S. Trustee, (ii) counsel to the Committee, (iii) counsel to the Purchaser, (iv) any party who timely submitted a Competing Bid, (v) any parties entitled to notice under Local Rule 2002-1(b), and (vi) any person who submits a written request therefor to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attn: David Wender, Esq., (E-mail, david.wender@alston.com; Facsimile: 404.253.8521).

Pursuant to Item 601 (b)(2) of Regulation S-K, the Seller Disclosures Schedules listed on pages VI to VII to the Asset Purchase Agreement have been omitted. The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon request.

OTHER DISCLOSURE SCHEDULES
TO
ASSET PURCHASE AGREEMENT
BY AND BETWEEN
VICTORY PHARMA, INC.
and
MIDDLEBROOK PHARMACEUTICALS, INC.
Dated as of May 14, 2010

OTHER DISCLOSURE SCHEDULES
TO THE ASSET PURCHASE AGREEMENT
DATED AS OF MAY 14, 2010 (THE “AGREEMENT”)
BY AND BETWEEN
VICTORY PHARMA, INC. (THE “PURCHASER”)
AND MIDDLEBROOK PHARMACEUTICALS, INC. (THE “COMPANY”)
1. Capitalized terms used in these Other Disclosure Schedules but not defined herein shall have the meanings ascribed to such terms in the Agreement.
2. Headings and captions in these Other Disclosure Schedules are for convenience of reference only and shall in no way affect or be considered in construing or interpreting any information provided herein.
3. These Disclosure Schedules are qualified in their entirety by reference to specific provisions of the Agreement and is not intended to constitute, and shall not be construed as constituting representations and warranties of the Purchaser or the Seller or agreements by the Purchaser or the Seller except as and to the extent provided in the Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, financial condition or results of operations of the Seller, that the Seller has violated any Laws or that the Seller breached any of its agreements or obligations, except to the extent that such information in included in this Other Disclosure Schedule to qualify a representation for any such purpose.
4. The information disclosed herein is subject to the provisions of the Confidential Disclosure Agreement, dated July 29, 2009, between the Purchaser and the Company.

Schedule A.1(a)
Acquired Inventory
See attached list of Acquired Inventory.

Whs.                     L93

		Unit	Exp.	Sell By	Sum of	Sum of	Sum of	Total
Description	Lot	Cost	Date	Date	Retention	Saleable	Total	Value

	CNA9001A	$12.87236	12/31/2011	7/1/2011	6	1,012	1,012	$13,026.83
Keflex 250mg 100 capsules Ea Total					6	1,012	1,012	$13,026.83

	CNA9002A	$16.92446	12/31/2011	6/30/2011	6	2,855	2,855	$48,319.32
Keflex 500mg 100 Capsules Ea Total					6	2,855	2,855	$48,319.32

Keflex 750mg 50 capsules Ea	CNA9003A	$7.58236	12/31/2011	7/1/2011	5	39,005	39,010	$295,787.76
Keflex 750mg 50 capsules Ea Total					5	39,005	39,010	$295,787.76
Moxatag 775mg 30 Tablets EA	93407	$10.92954	4/30/2012	5/1/2011	24	18,480	18,504	$202,240.25
Moxatag 775mg 30 Tablets EA	93609	$10.90185	5/31/2012	6/1/2011	24	18,120	18,144	$197,803.11
	93810	$10.90185	5/31/2012	6/1/2011	24	18,240	18,264	$199,111.33
	93811-4008	$10.90185	5/31/2012	6/1/2011	24	18,288	18,312	$199,634.62
	93812-5440	$10.92763	5/31/2012	6/1/2011	24	18,312	18,336	$200,369.01
Moxatag 775mg 30 Tablets EA Total					120	91,440	91,560	$999,158.32
								$1,356,292.23

Whs.                      L93

Description	Lot	Exp. Date	Unit Cost	Sell By Date	Total Units	Total Value

	W004572	6/30/2011	$0.89460	12/29/2010	533,975	$477,696.09
	W004573	8/31/2011	$0.90150	3/1/2011	554,365	$499,759.75
	W004574	8/31/2011	$0.92468	3/1/2011	541,220	$500,457.67
	W005218	9/30/2011	$0.89696	4/3/2011	543,875	$487,836.66
Moxatag 775mg Samples
EACH Total					2,173,435	$1,965,750.17

MiddleBrook Pharmaceuticals, Inc. Bulk Tablets Inventory—
12110-00

					Beginning	Ending	Expiration Dates
	Invoice#	Lot#	Qty	Cost	Balance	Balance	Blister	Bottle
Moxatag Tablets	92005212	94818	553,492	$0.2991	$165,539.58	$165,539.58	Nov-11	May-12
Moxatag Tablets	92005203	94817	554,484	$0.2991	$165,836.27	$165,836.27	Feb-12	Aug-12
Moxatag Tablets	92005200	94816	548,788	$0.2991	$164,132.69	$164,132.69	Feb-12	Aug-12
Moxatag Tablets	92005192	94313	551,007	$0.2991	$164,796.36	$164,796.36	Nov-11	May-12

Moxatag Tablets	92007119	93501T	549,697	$0.2890	$158,848.46	$158,848.46

Total Balane at	3/31/2010					$819,153.36

						819,153.36
						$—

MiddleBrook Pharmaceuticals, Inc.
Raw Materials — 12100-00

						Beginning	Units	Units	Ending	Expiry
	Vendor	Invoice#	Qty	U/M	Cost	Balance	Received	Sold/Used	Balance	Date

Amox API @ Stada	Stada	91834063	9,416	ST	$45.00	$423,720.00	—	—	$423,720.00	Feb-14
Amox API @ DSM	Stada	91834052	8,200	ST	$49.03	$402,046.00	—	(8,200.00)	$—
Packaging Components-Base	Almac	S1501280	7,874	kg	$8.13	$63,990.13	—	—	$63,987.72
Packaging Components-Foil	Almac	S1501280	2,314	kg	$24.33	$56,302.17	—	—	$56,302.17
Packaging Components-Carton/Leaflet	Almac	S1501280	501,770	Units	$0.10	$49,117.02	—	—	$49,117.02
Packaging Components-Shipper	Almac	S1501280	17,779	Units	$0.51	$9,136.10	—	—	$9,136.10

Balance at	3/31/2010								$602,263.00

								Balance Per GL	602,263.00
								Difference	$(0.00)

Fixed Assets Ledger
Mfg. Equipment

				Placed		Net Book
	Short		Date	in		Value (as of
Asset ID	Description	Location	Aquired	Service	Cost Basis	3/31/10)	Purpose/Use
CO001	MP-6	IR	5/31/05	09/01/06	318,750.00	204,531.25	Fluid bed coater
							for coating the
							delayed-release
							pellets.

CO001	MP-6	IR	6/1/07	06/01/07	1,293,681.90	927,138.70	Fluid bed coater
							for coating the
							delayed-release
							pellets.

CO001	MP-6	IR	7/1/07	07/01/07	226,738.10	164,385.13	Fluid bed coater
							for coating the
							delayed-release
							pellets.

CO002	Vibrac tourque	IR	12/15/08	12/15/08	20,862.00	18,080.40	Tests the closure
	tester						torque on the
							bottles of tablets

CO003	Manesty Tablet	IR	11/1/09	11/01/09	41,229.63	39,511.73	In-process testing
	Press-testing equip						for tablets as they
							come off the tablet
							press.

PD072	Ackly printer	IR	6/1/07	06/01/07	150,013.00	107,509.31	Will not be used
							for commercial
							process after we
							switch to debossed
							tablets (subject of
							FDA filing with
							Alt. API
							qualification) for
							any batches
							produced later this
							year and beyond.

PD027	TDG-80G	IR	10/1/04	01/01/05	235,028.00	58,757.00	Used for extrusion
							in granulation and
							core pelet
							production.

PD028	Installation work	IR	1/19/05	01/19/05	15,887.15	3,971.81	Used to process
	for QJ-700						core pellets

PD028	QJ-700	IR	10/1/04	01/01/05	101,400.00	25,350.03	Used to process
							core pellets

PD028	Shipping and import	IR	11/30/04	01/01/05	10,653.58	2,663.39	Used to process
	on equipment						core pellets

				Placed		Net Book
	Short		Date	in		Value (as of
Asset ID	Description	Location	Aquired	Service	Cost Basis	3/31/10)	Purpose/Use
PD028	QJ-700	IR	12/1/04	01/01/05	1,572.00	393.10	Used to process
							core pellets

PD029	LA-160 Sache filler	IR	11/30/04	5/1/05	92,680.00	0.00

PD029	LA-160 final	IR	4/1/05	4/1/05	26,480.00	0.00

PD029	Installation for	IR	8/5/05	8/5/05	16,442.25	0.00
	LA160

PD029	LA-160 Sache filler	IR	2/1/05	2/1/05	145,640.00	0.00

PD029	set up technican	IR	3/31/05	3/31/05	10,000.00	0.00
	for LA-160

PD030	Model 20 fluid bed	IR	11/30/04	6/1/05	187,411.20	0.00

PD030	model 20 fluid bed	IR	12/1/04	6/1/05	93,705.60	0.00

PD030	Model 20 Fluid bed	IR	12/1/04	6/1/05	31,235.20	0.00

					$3,019,409.61	$1,552,291.85

Schedule A.1(b)
Applicable Permits
See Schedule A.1(n)
Maryland Manufacturing/Distribution Licenses

State	License Number	Expiration
Minnesota	361507	5/31/2010

Louisiana (Department of Health and Hospitals)	10236-D	6/30/2010

New Hampshire	4963	6/30/2010

North Dakota	229	6/30/2010

Ohio	WMAN.011459900-02	6/30/2010

Pennsylvania	7200000537	6/30/2010

West Virginia	WD0558568	6/30/2010

New York	026910	8/31/2010

Oklahoma	88-M-1346	8/31/2010

Oregon	M-0001897	9/30/2010

Washington	DRSD.FX.60098690	9/30/2010

Florida	26455	10/31/2010

Alabama	193133	12/31/2010

Arkansas	16927	12/31/2010

Illinois	4002739	12/31/2010

Iowa	6712	12/31/2010

Louisiana (Board of Wholesale Drug Distributors)	3909	12/31/2010

Maine	WH70000894	12/31/2010

Maryland	D02278	12/31/2010

North Carolina	728	12/31/2010

South Dakota	600-0969	12/31/2010

Florida	40445	5/13/2011

Texas	77946	6/27/2011

Georgia	PHWH002027	6/30/2011

South Carolina	10074	6/30/2011

New Mexico	WD00010451	12/31/2011

Texas Manufacturing/Distribution Licenses

State	License Number	Expiration
New Jersey	5003774	01/31/2010 (Per NJ Department of Health, MiddleBrook renewal application has not been received, 4/21/10).

Minnesota	460389	5/31/2011

Pennsylvania	2000002726	5/31/2010

New Hampshire	4992	6/30/2010

North Dakota	663	6/30/2010

Ohio	WMAN. 011979850	6/30/2010

Oklahoma	88-M-2276	7/31/2010

Oregon	M-001914	9/30/2010

Alabama	193819	12/31/2010

Arkansas	WD03675	12/31/2010

Iowa	6863	12/31/2010

Louisiana	6266	12/31/2010

Maryland	D02865	12/31/2010

New Mexico	WD00011052	12/31/2010

North Carolina	397	12/31/2010

South Dakota	600-1614	12/31/2010

Texas	1000088	4/26/2011

Georgia	PHWH002870	6/30/2011

New York	29678	6/30/2012

Corporate Qualifications
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District Of Columbia
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin

Schedule A.1(c)
Acquired Fixtures
See attached list of Acquired Fixtures.

				Placed		Net Book
	Short		Date	in		Value (as of
Asset ID	Description	Location	Aquired	Service	Cost Basis	3/31/10)	Purpose/Use
CO001	MP-6	IR	5/31/05	09/01/06	318,750.00	204,531.25	Fluid bed coater
							for coating the
							delayed-release
							pellets.

CO001	MP-6	IR	6/1/07	06/01/07	1,293,681.90	927,138.70	Fluid bed coater
							for coating the
							delayed-release
							pellets.

CO001	MP-6	IR	7/1/07	07/01/07	226,738.10	164,385.13	Fluid bed coater
							for coating the
							delayed-release
							pellets.

CO002	Vibrac tourque	IR	12/15/08	12/15/08	20,862.00	18,080.40	Tests the closure
	tester						torque on the
							bottles of tablets

CO003	Manesty Tablet	IR	11/1/09	11/01/09	41,229.63	39,511.73	In-process testing
	Press-testing equip						for tablets as they
							come off the tablet
							press.

PD072	Ackly printer	IR	6/1/07	06/01/07	150,013.00	107,509.31	Will not be used
							for commercial
							process after we
							switch to debossed
							tablets (subject of
							FDA filing with
							Alt. API
							qualification) for
							any batches
							produced later this
							year and beyond.

PD027	TDG-80G	IR	10/1/04	01/01/05	235,028.00	58,757.00	Used for extrusion
							in granulation and
							core pelet
							production.

PD028	Installation work	IR	1/19/05	01/19/05	15,887.15	3,971.81	Used to process
	for QJ-700						core pellets

PD028	QJ-700	IR	10/1/04	01/01/05	101,400.00	25,350.03	Used to process
							core pellets

PD028	Shipping and import	IR	11/30/04	01/01/05	10,653.58	2,663.39	Used to process
	on equipment						core pellets

PD028	QJ-700	IR	12/1/04	01/01/05	1,572.00	393.10	Used to process
							core pellets

PD029	LA-160 Sache filler	IR	11/30/04	5/1/05	92,680.00	0.00

PD029	LA-160 final	IR	4/1/05	4/1/05	26,480.00	0.00

						Net Book
	Short		Date	Placed		Value (as of
Asset ID	Description	Location	Aquired	in Service	Cost Basis	3/31/10)	Purpose/Use
PD029	Installation for	IR	8/5/05	8/5/05	16,442.25	0.00
	LA160

PD029	LA-160 Sache filler	IR	2/1/05	2/1/05	145,640.00	0.00

PD029	set up technican	IR	3/31/05	3/31/05	10,000.00	0.00
	for LA-160

PD030	Model 20 fluid bed	IR	11/30/04	6/1/05	187,411.20	0.00

PD030	model 20 fluid bed	IR	12/1/04	6/1/05	93,705.60	0.00

PD030	Model 20 Fluid bed	IR	12/1/04	6/1/05	31,235.20	0.00

					$3,019,409.61	$1,552,291.85

Schedule A.1(d)
Excluded Contracts
Par Agreement
Promotion Agreement, dated February 3, 2010, by and between the Company and DoctorDirectory.com, Inc.
Addendum dated March 12, 2010, by and between the Company and DoctorDirectory.com, Inc. to the Promotion Agreement, dated February 3, 2010, by and between the Company and DoctorDirectory.com, Inc.
Any other agreements by and between the Seller and DoctorDirectory.com, Inc.
Any and all agreements by and between the Seller and United States Global Partners, Ltd.
Any other Contract that is not an Assumed Contract

Schedule A.1(e)
Knowledge
David Becker
Brad Cole
David Carlson
Cyndi Tirpak
Donald J. Treacy, Ph.D.

Schedule A.1(f)
Assumed Contracts
See attached list of Assumed Contracts.

Schedule A.1(f)
ASSUMED CONTRACTS

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Almac Pharma Services	Michael Rooney	Primary & secondary packaging of amoxicillin trihydrate tablets	Proforma Quotation	5/27/2008
Almac Pharma Services	Michael Rooney	Tolling, qualification (IQ/QQ) and process validation for the primary and secondary packaging of amoxicillin trihydrate tablets	Proforma Quotation	6/5/2008
Almac Pharma Services	Michael Rooney	Tolling, qualification (IQ/QQ) and process validation for the primary and secondary packaging of amoxicillin trihydrate tablets	Proforma Quotation	6/17/2008
Almac Pharma Services	Colin Hayburn	Possible business transaction between the parties	Confidentiality	8/13/2008	8/13/2015
Almac Pharma Services	Graeme McBurney	Packing and Supply — Moxatag	Packaging and Supply	12/17/2008	12/17/2011
Almac Sciences Limited & Alhow Laboratories	Stephen Barr	Evaluating possible business transactions between the parties	Confidentiality	2/21/2005	2/21/2012
Biddle Sawyer Corporation	Hal Zeller	Evaluating possible business transactions between the parties	Confidentiality	4/27/2005	4/27/2012

Block, Stan, M.D.	Stan Block, M.D.	Consulting on pediatric Pharyngitis program	Consulting	10/18/2008	10/18/2009
Butterworth Laboratories	Doris Butterworth	Business transaction between the parties	Confidential Disclosure	10/27/2006
Cardinal Health	Gregory Lane	Quality Agreement for contract packaging services with regard to Keflex capsules, 250mg, 333mg, 500mg, 750mg.	Quality Agreement	6/7/2006
Cardinal Health	Sara Henneman	Keflex Physician Sample 1’s Blisters	Quotation	8/10/2006
Cardinal Health	Sara Henneman	Keflex Physician Sample 1’s Blister — Version 01	Quotation	8/10/2006

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Cardinal Health	Dave Becker	Related to copay voucher program	Patient co-pay voucher program agreement	7/1/2009
CEPH International Corporation	Clive Bennett	CEPH to manufacture and sell certain cephalexin pharmaceutical products	Commercial Supply Agreement	12/3/2004
CEPH International Corporation	Veronica Visp	CEPH to manufacture and sell certain cephalexin pharmaceutical products	Commercial Supply Agreement	12/3/2004
CEPH International Corporation	Aracelis Ramirez (Ms.)	Manufacturing and testing of several doses of cephalexin and Keflex	Quality Agreement	3/7/2006
CEPH International Corporation	Robert Salcedo	Transfer from Patheon Puerto Rico to VWR	Method Transfer Consent	12/22/2008
CEPH International Corporation	Aracelis Ramirez (Ms.)	Manufacturing and testing of several doses of Keflex brand only	Quality Agreement	3/7/2006
CEPH International Corporation & VWR Advanced Instruments LLC	Robert Salcedo (Ceph); Dan Welch (VWR)	Confidentiality and consent re: transfer from Patheon Puerto Rico to VWR	Confidentiality & Consent	12/4/2008
Clonmel Healthcare	Anthony Sheehan	The parties have significant interest in entering into an agreement to collaborate in the manufacturing and supply of Company’ amoxicillin PULSYS product.	Letter of Intent and Authorization to Begin Purchasing	10/11/2004
Clonmel Healthcare Limited	Rory O’Riordan	Commercial supply agreement/pivotal agreement	Heads of Agreement	11/29/2004	11/29/2009
Clonmel Healthcare Limited		Development & Clinical Manufacturing Agreement	Development & Clinical Manufacturing Agreement	4/18/2005

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Clonmel Healthcare Limited		Manufacturing & Supply Agreement	Manufacturing & Supply Agreement	4/18/2005
Clonmel Healthcare Limited	James Hanlon	Facility Build-Out Agreement	Facility Build-Out Agreement	4/19/2005
Clonmel Healthcare Ltd.	Michael J. Maloney	antibiotic projects sponsored by Advanced Pharma	Non Disclosure	6/8/2000
Colorcon	Dennis M. Cummings	Business relationship between the parties which will involve Company evaluating the Colorcon product for potential commercial use by Company and Colorcon evaluating Company products solely for the purpose of allowing Colorcon to assistant Company in the development and commercialization of products	Confidentiality	8/6/2004	Shall indefinitely survive the conclusion of the Project between the parties
Covance Central Laboratory Services	Bonnie Ritchie	To generate and report the laboratory data for 111.301: Tonsillitis/Pharyngitis Phase III APC-111	Laboratory Services Statement of Work	9/8/2004	Upon completion of services
Covance Central Laboratory Services	Ray Claus	To generate and report the laboratory data for 231.301: Tonsillitis/Pharyngitis Phase III APC-231	Laboratory Services Statement of Work	11/19/2004
Covance Central Laboratory Services	Bonnie Ritchie	To generate and report the laboratory data for 111.301: Tonsillitis/Pharyngitis Phase III APC-111	Amendment to Laboratory Services Statement of Work	3/22/2005
Covance Central Laboratory Services	Ray Claus	To generate and report the laboratory data for 231.301: Tonsillitis/Pharyngitis Phase III APC-231	Amendment to Laboratory Services Statement of Work	3/22/2005
Covance Central Laboratory Services	Ray Claus	To generate and report the laboratory data for Protocol 111.302: Tonsillitis/Pharyngitis Phase III APC-111	Laboratory Services Statement of Work	10/5/2005

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Covance Central Laboratory Services	Ray Claus	To generate and report the laboratory data for Protocol 111.302: Tonsillitis/Pharyngitis Phase III APC-111	Laboratory Services Statement of Work	11/17/2005
Covance Central Laboratory Services Inc.	Gerard Waldt	AVNC Protocol 231.301	Quote for Services	12/1/2004
Covance Health Economics & Outcomes Services, Inc.	Lisa M. Moore	Evaluating possible business transactions between them regarding AVNC’s product portfolio of anti-infectives	Confidentiality	2/9/2004	2/9/2011

DSM Anti-Infectives	A.L. De Haas; N. H. Gerardu	Evaluating possible business transaction between the parties	Confidentiality	6/23/2004	6/23/2011
DSM Gist B.V.	T Ward	Antibiotic projects sponsored by API, specifically the drugs of interest are, Amoxicillin and Clavulanate — but can be expanded to other anti-infectives.	Non Disclosure	6/8/2000

Eli Lilly & Company		Keflex — Asset Purchase Agreement	Purchase Agreement	6/30/2004
Eli Lilly & Company	Dr. Antonio Ilardi	Keflex — Quality Agreement	Quality Agreement	7/29/2004
Eli Lilly & Company	Antonio Ilardi	Keflex — Quality Agreement	Addendum to Quality Agreement	11/17/2005
Marton, Lynne	Lynne Marton	Will provide certain services to Eli Lilly and Co., and AVNC related to reporting of certain information pertaining to the pricing of Keflex sold under 4 NDC.	Letter of Agreement	10/30/2004	9/30/2005
Marton, Lynne	Lynne Marton	Will provide certain services to Eli Lilly and Co., and AVNC related to reporting of certain information pertaining to the pricing of Keflex sold under 4 NDC.	Letter of Agreement Amendment	10/1/2005	9/30/2006
MOVA Pharmaceutical Corporation	Illegible (Vice President, Business Development)	Anti-infective projects sponsored by API	Non-Disclosure	5/18/2001	5/18/2011

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
MOVA Pharmaceutical Corporation	Jose E. Casellas	Affirm the Non-Disclosure Agreement remains in full force and effect; and to give notice that Company has changed its corporate address from Clopper to Seneca Meadows address	Amendment to Non-Disclosure Agreement	3/29/2004

Niro, Inc.	Steven A. Lancos	Advanced Pharma’s certain proprietary information and concepts relating to pharmaceutical products. Niro’s experience in processing pharmaceutical products.	Confidentiality	5/4/2000	5/4/2005
Niro, Inc.	Steven A. Lancos	Advanced Pharma’s certain proprietary information and concepts relating to pharmaceutical products. Niro’s experience in processing pharmaceutical products.	Confidentiality	5/4/2005	5/4/2010
Patheon, Inc.	Orlando Rivera	Service Proposal #ADV07-07 — Keflex 250mg and 500mg Validation	Service Proposal	9/13/2007
Patheon, Inc.	W. Diaz	Service proposal for artwork changes to Keflex 750mg bottles and blisters	Service Proposal	5/6/2008
Patheon, Inc.	W. Diaz	Commercial pricing proposal for Keflex 750mg bottles and blisters	Commercial Pricing	5/14/2008
PPD	Susan Clausen	Renewal of drug safety/medical information contract	Amendment No. 10 to Project Addendum	10/22/2009

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
PPD Development	Illegible	LC/MS/MS partial validation of clarithromycin in EDTA mouse plasma	Research	9/20/2002	Termination with 30 days prior written notice
PPD Development	Bonnie Jones	Bioanalytical and Pharmacokinetic Volume Credit Agreement	Bioanalytical and Pharmacokinetic Volume Credit Agreement	7/1/2004	6/30/2005
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 111/106	Clinical Pharmacology Proposal	7/22/2004	Quote/pricing valid for 90 days
PPD Development	Amy B. Pearsall	LC/MS/MS Analysis of Amoxicillin in EDTA Human Plasma	Revised Bioanalytical Proposal No. R408D05.1	8/12/2004
PPD Development	Amy B. Pearsall	LC/MS/MS Analysis of Amoxicillin in ETA Human Plasma	Bioanalytical Proposal No. R409R13	9/16/2004	CANCELLED
PPD Development	Amy B. Pearsall	LC/MS/MS Analysis of Amoxicillin in ETA Human Plasma	Revised Bioanalytical Proposal No. R408D34.1	9/16/2004
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 111.111	Clinical Pharmacology Proposal	9/24/2004
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 111.110	Clinical Pharmacology Proposal	10/12/2004
PPD Development	Amy B. Pearsall	LC/MS/MS Analysis of Amoxicillin in ETA Human Plasma	Bioanalytical Proposal No. R409R13.1	10/14/2004	CANCELLED
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 231.103	Clinical Pharmacology Proposal	10/15/2004	CANCELLED
PPD Development	Jennifer Branin	LC/MS/MS Analysis of Amoxicillin in ETA Human Plasma	Revised Bioanalytical Proposal No. R411D03.1	11/5/2004
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 111.109	Revised Clinical Pharmacology Proposal	11/18/2004

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
PPD Development	Corey Nehls	Analysis of Amoxicillin, Augmentin, Clarithromycin, and Azithromycin in Chinchilla Plasma	Early Preclinical Development Proposal No. M0412S02	12/6/2004
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 231.104	Clinical Pharmacology Proposal	12/27/2004
PPD Development	Jennifer E. Branin	LC/MS/MS Analysis of approx 504 human EDTA plasma samples for Amoxicillin at $62 per sample	Bioanalytical Proposal No. R0501D01	1/3/2005
PPD Development	Corey Nehls	Analysis of Amoxicillin, Augmentin, Clarithromycin, and Azithromycin in Chinchilla Plasma — Proposal No. M0412S02	Early Preclinical Development	1/12/2005
PPD Development	J. Michael Davenport	Clinical pharmacology/PK Services in support of amoxicillin study 111.112	Clinical Pharmacology Proposal	4/14/2005
PPD Development	J. Michael Davenport	Clinical pharmacology/PK Services in support of amoxicillin study 111.109	Clinical Pharmacology Proposal	4/14/2005
PPD Development	J. Michael Davenport	Clinical pharmacology/PK Services in support of amoxicillin study 111.110	Clinical Pharmacology Proposal	4/14/2005
PPD Development	J. Michael Davenport	Clinical pharmacology/PK Services in support of Amoxicillin study 111.111	Clinical Pharmacology Proposal	4/14/2005
PPD Development	Corey Nehls	Analysis of Amoxicillin in Chinchilla Plasma — Proposal No. M0504S11	Early Preclinical Development Proposal	4/28/2005
PPD Development	Corey Nehls	Method Transfer/Dev. And Preclinical Testing Services: Clavulanic Acid in Brain/Heart Infusion Media — Proposal No. M0504S13	Early Preclinical Development Proposal	4/28/2005

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
PPD Development	Jennifer E. Branin	LC/MS/MS analysis of cephalexin in human EDTA plasma	Bioanalytical Proposal No. R0510D34	11/2/2005
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of cephalexin study 103.102	Revised Clinical Pharmacology Proposal	11/3/2005
PPD Development	Jennifer E. Branin	LC/MS/MS analysis of approximately 1,000 human EDTA plasma samples for amoxicillin at $60 per sample	Bioanalytical Proposal No. R0510D33.1	11/17/2005
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 111.116	Clinical Pharmacology Proposal	11/28/2005
PPD Development	Jennifer E. Branin	LC/MS/MS analysis of approximately 1,200 human EDTA human plasma samples at $60 per sample	Bioanalytical Proposal No. R0601D11.1	1/22/2006
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of amoxicillin study 111.115	Clinical Pharmacology Proposal	1/23/2006
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of cephalexin study 103.103	Clinical Pharmacology Proposal	1/23/2006
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 231.104	Clinical Pharmacology Proposal	10/3/2006
PPD Development	J. Michael Davenport	Clinical pharmacology/PK services in support of Amoxicillin Study 111.112	Clinical Pharmacology Proposal	10/3/2006
PPD Development	Vivian Broach	Amendment to Project Addendum	Amendment 4 to Project Addendum	1/1/2008
PPD Development	Jennifer E. Branin	LC/MS/MS analysis of approximately 832 human EDTA human plasma samples at $60 per sample	Bioanalytical Proposal No. R0601D10	1/13/2006
PPD Development, Inc.	Cindy Doerfler, R.N.	Antibiotic projects sponsored by API	Non Disclosure	2/1/2001	2/1/2011

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
PPD Development, LP	Magdelena Mejillano, Ph.D.	Possible business transaction between the parties	Confidentiality	11/12/2003	11/12/2010
PPD Development, LP	Lori Eberhardt	Medical information support, post-marketing pharmacovigilance support and medical writing support services — Keflex	Letter of Agreement (services)	11/2/2004
PPD Development, LP	Paul S. Covington, MD	Development, manufacture, distribution and sale of pharmaceutical products	Master Service Agreement	1/12/2005
PPD Development, LP	Lori Eberhardt	Medical information support, post-marketing pharmacovigilance support and medical writing support services — Keflex	Project Addendum	2/10/2005
PPD Development, LP	J. Michael Davenport	Clinical pharmacology/PK Services in support of Amoxicillin study 111.116	Clinical Pharmacology Proposal	11/28/2005
PPD Development, LP	Vivian Broach	Medical information support, post-marketing pharmacovigilance support and medical writing support services — Keflex	Project Addendum	12/20/2005
PPD Development, LP	J. Michael Davenport	Change Order	Clinical Pharmacology Proposal Change Order	4/4/2006
PPD Development, LP	J. Michael Davenport	A Phase I, Single Center, Open-Label, Randomized Single Dose 2-Way Crossover Study to Characterize the Pharmacokinetics of 3 combinations of individual pulse mini-tablet formations of APC103 under fed conditions in healthy subjects	Clinical Pharmacology Proposal	4/6/2006
PPD Development, LP	Jennifer E. Branin	Proposal # R0604D18: LC/MS/MS analysis of approx. 676 K3EDTA human plasma samples for cephalexin at $60 per sample	Bioanalytical Proposal	5/28/2006

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
PPD Development, LP	Jennifer E. Branin	Proposal # R0606R21: Bioanalytical support of 232.101	Bioanalytical Proposal	6/13/2006
PPD Development, LP	Dorcas C. Downing	LC/MS/MS analysis of approx. 1,152 K3EDTA human plasma samples for cephalexin at $60 per sample	Bioanalytical Proposal	9/21/2006
PPD Development, LP	Dorcas C. Downing	LC/MS/MS analysis of approx. 2,400 K3EDTA human plasma samples for cephalexin at $60 per sample	Bioanalytical Proposal	9/21/2006
PPD Development, LP	Jennifer E. Branin	Clinical pharmacology/PK Services in support of Cephalexin Study 103.106 “A Pilot, Phase I, Single Center, Open-Label, Randomized, Single-Dose, 4-way Crossover Study to Characterize and compare the Pharmacokinetics of Four Composite Formulations of APC-103 Under Fed Conditions in healthy subjects.	Clinical Pharmacology Proposal	9/25/2006
PPD Development, LP	Jennifer E. Branin	Clinical pharmacology/PK Services in support of Cephalexin study 103.105 “A pilot, Phase I, Single Center, Open-Label, Randomized, Single Dose, 4-way Crossover Study to characterize and compare the pharmacokinetics of four composite formulations of APC-103 under fasted conditions in healthy subjects”	Clinical Pharmacology Proposal	9/25/2006

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
PPD Development, LP	Jennifer E. Branin	Clinical pharmokology/PK services in support of Amoxicillin studies Generation of SAS datasets and data definition tables for the following studies:	Clinical Pharmacology Proposal	10/10/2006
111.109; 111.110; 111.111; 111.112
PPD Development, LP	Jennifer E. Branin	Clinical pharmokology/PK services in support of Amoxicillin studies 111.109; 111.110; 111.111; 111.112	Clinical Pharmacology Proposal	10/11/2006
PPD Development, LP	Vivian Broach	Amendment No. 3 to Project Addendum dated February 10, 2005	Project Addendum	1/1/2007
PPD Development, LP	Brent K. Conway	Consulting on Clinical projects and reviewing materials, including protocols, as requested by the Company	Consulting	3/1/2007
PPD Development, LP	Vivian Broach	Amendment No. 5 to Project Addendum dated February 10, 2006	Amendment to Project Addendum	4/4/2008
PPD Development, LP	Vivian Broach	Amendment No. 6 to Project Addendum dated February 10, 2006	Amendment to Project Addendum	4/21/2008
PPD Development, LP	Vivian Broach	Amendment No. 7 to Project Addendum dated February 10, 2005	Amendment to Project Addendum	7/19/2008
PPD Development, LP	Vivian Broach	Amendment No. 8 to Project Addendum dated February 10, 2005	Amendment to Project Addendum	9/1/2008
PPD Development, LP	Vivian Broach	Amendment No. 9 to Project Addendum to Master Services Agmt dated February 10, 2005	Amendment to Project Addendum	1/1/2009
PPD Medical Communications	Lori Eberhardt	Medical Information Support, Post-Marketing Pharmacovigilance Support and Medical Writing Support Services	Letter of Agreement	11/2/2004
Quintiles Inc.	Elena M. Mestre	Evaluating possible business transaction between the parties	Confidentiality	10/29/2003	10/29/2010

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles Phase I Services	Pamela J. Endress	Antibiotic projects sponsored by Advanced Pharma, Inc.	Non Disclosure	2/1/2001	2/1/2010
Quintiles, Inc.	Annabel Bower	Company Protocol 111.301, Streptococcal Tonsillitis/Pharyngitis Study	Authorization to Proceed w/Study	7/9/2004
Quintiles, Inc.	Elena M. Mestre	Company’ Protocol 231.301, Pediatric Tonsillitis/Pharyngitis Study	Authorization to Proceed with Study	9/27/2004
Quintiles, Inc.	Elena M. Mestre	Quintiles will perform Clinical Protocol No. 111.301	General Services Agreement	10/22/2004
Quintiles, Inc.	Elena M. Mestre	Protocol APC.111	Authorization to Proceed	11/15/2004
Quintiles, Inc.	Elena M. Mestre	Company’ Protocol 231.301, Pediatric Tonsillitis/Pharyngitis Study	Amended and Restated Authorization to Proceed	12/17/2004
Quintiles, Inc.	Elena Mestre	Clinical Protocol 231.301	Change Order Form	1/19/2005
Quintiles, Inc.	Elena Mestre	Clinical Protocol 231.301 (Pediatric)	General Services Agreement	2/3/2005
Quintiles, Inc.	Elena M. Mestre	Protocol No. 111.301	Change Order Form	2/4/2005
Quintiles, Inc.	Elena M. Mestre	Planning, preparation and implementation of two marketing applications in CTD Format for Protocols APC-111 and APC-231	Authorization to Proceed	2/24/2005
Quintiles, Inc.	Elena M. Mestre	AVNC Protocol 111.302, Streptococcal Tonsillitis/Pharyngitis Study	Authorization to Proceed	9/19/2005
Quintiles, Inc.	Elena M. Mestre	Protocol No. 111.301	Change Order Form	10/25/2005
Quintiles, Inc.	Elena M. Mestre	Quintiles will perform Clinical Protocol No. 111.302	General Services Agreement	10/31/2005
Quintiles, Inc.	Pam Glines	Quintiles will provide misc. services pertaining to regulatory submission and execution, and regulatory strategy for Company compounds.	Consulting	4/27/2006	7/27/2007

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles, Inc.	Pam Glines	APC 231-301	Change Order Form	6/2/2006
Quintiles, Inc.	Brian Kiley	APC-111 MP Tablet	Change Order Form	10/24/2006
Quintiles, Inc.	Sarah Brett	Quintiles will provide writing, publishing, submission and regulatory services for the Adolescent/Adult (APC-11) CTD as directed by Company	General Services Agreement	11/17/2006
Quintiles, Inc.	Sarah Brett	Protocol No. 111.302	Change Order Form	1/16/2007
Quintiles, Inc.	Carolyn Knust	Protocol review consulting to Clinical Dept.	General Consulting	4/22/2009
Quintiles, Inc. — J Lewis Research Inc.	Dan Henry MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Advanced Clinical Research	David Vande Merwe, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Advanced Clinical Research	John Crites, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Advanced Clinical Research	John Eck MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Advanced Clinical Research	Kim Heaton,, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Adwell Clinical Research	Jyotin K Patel MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Arapahoe Internal Medicine	Lisa K Gidday MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Biokinetics, Inc.	W M Gooch III, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Biomedical Research Associates LLC	Baxter D Wellmon DO	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — C&L Research	Maynard Lutherman, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Central Phoenix Medical Clinic LLC	Ernie Riffer MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Coastal Medical Research Group Inc.	Frank Mazzone MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Conyers Medical Clinic	Ganesh Kini MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — David Family Physicians	James Rees MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Dr. Meera Dwan, PC Family Practice	Meera Dewan MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles, Inc. — Edmonds Family Medicine	Robert B Bettis, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Gain Medical Centre	Daniel Shu MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — HCI Metromedic	Tushar Patel MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Health Research of Hampton	Chester L Fisher MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Hear of America Research Institute	Wayne E. Spencer MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Heartland Research Associates	Timothy M Koehler MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Heartland Research Associates LLC	Scott L Meyers MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Hillcrest Clinical Research LLC	Robert Broker MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Holston Medical Group	Joseph Ley MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Holston Medical Group PC	James D., Louthan MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Holston Medical Group PC	James H Schrenker MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Hope Research Group LLC	Marlin Trainer, DO	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Kentucky Pediatric/Adult Research	Stanley L. Block, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Kernodle Clinic, Inc.	Mark D. Doner MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Lewis Research, Inc.	Shane G. Christensen, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Liberty Clinical Research	James G. Sullivan MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Manna Research	Ben Lasko, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Med Investigations	John Champlin MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Mercury Street Medical Group	John Pullman MD, FACP	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Milford Emergency Associates, Inc.	Anthony D. Puopolo, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Novabyss	Ginette Girard, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles, Inc. — Pinnacle Medical Research	Lawrence D. Riffel, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Plymouth Meeting Family Medicine	Mark Fischer MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Primary Care Specialists, Inc.	Denise L. Bobvnyik, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Professional Research Network of Kansas, LLC	Gregory F. Lakin, DO	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Quest Clinical Trials	Shafik Dharamshi MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Regional Clinical Research, Inc.	Peter LoFaso, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — River Region Research LLC	Jimmy Durden MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — SFM Clinical Trials	Kenneth Rictor, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — TriValley Primary Care — Lower Salford	Richard Pierotti MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — University Clinical Research DeLand Inc.	Bruce G. Rankin, DO, CCTI	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Wenatchee Valley Medical Center	Steven R. Kaster, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Westside Family Medical Center PC	Gary Ruoff MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc. — Zoom International Inc	Guyu Tellier, MD	Protocol No. 111.302	Clinical Trial Agreement	9/23/2005
Quintiles, Inc./Advanced Clinical Research (Dr. Crites)	John Crites, M.D.	Protocol No. 111.301	Clinical Study	10/19/2004
Quintiles, Inc./Advanced Clinical Research (Dr. Heaton)	Kim Heaton, M.D./Linda Leckman, M.D.	Protocol No. 111.301	Clinical Study	10/19/2004
Quintiles, Inc./Advanced Clinical Research (Dr. Kirstein)	Illegible	Protocol No. 111.301	Clinical Study	10/19/2004
Quintiles, Inc./Advanced Clinical Research (Dr. Suchyta)	Linda Leckman, M.D.	Protocol 111.301, Streptococcal Tonsillitis/Pharyngitis Study	Clinical Study	10/19/2004
Quintiles, Inc./Advanced Clinical Research (Dr. Wade)	Illegible	Protocol No. 111.301	Clinical Study	10/19/2004

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles, Inc./nTouch Research Corporation	Randle Middleton, M.D.	Protocol No. 111.301	Clinical Study	12/9/2004
Quintiles/Advanced Clinical Research Inc.	Illegible	Protocol 231.301: Pediatric Patients	Clinical Study	2/9/2005
Quintiles/Advanced Clinical Research Inc.	David Vande Merwe, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/29/2005
Quintiles/Advanced Clinical Research Inc.	John Crites, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/29/2005
Quintiles/Advanced Clinical Research Inc.	John Eck, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/29/2005
Quintiles/Advanced Clinical Research Inc.	Kim Heaton, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/29/2005
Quintiles/Biokinetics Incorporated	W. Manford Gooch, M.D.	Protocol 111.302: Adult Patients	Clinical Study	10/31/2005
Quintiles/Bock Clinical Research, Inc.	Christine M. Zador-Silverman	Protocol 111.301	Clinical Study	9/23/2004
Quintiles/Boston University Medical Center	Joseph Barabino/Thomas Moore, M.D.	Protocol No. 231.301	Clinical Study	12/10/2004
Quintiles/Central Kentucky Research Assoc.	Illegible (two names)	Protocol 231.301: Pediatric Patients	Clinical Study	12/22/2004
Quintiles/Central Ohio Primary Care Physicians, Inc.	Jonathan Thorne, M.D./ Thomas Bishop	Protocol No. 111.301	Clinical Study	12/13/2004
Quintiles/Children’s Hospital of Pittsburgh of UPMC	A. Hoberman, M.C.	Protocol 231.301: Pediatric Patients	Clinical Study	3/25/2005
Quintiles/Children’s Memorial Hospital	1st Signature Illegible/ 2nd Signature — Phillip V. Spina, CRA	Protocol 231.301: Pediatric Patients	Clinical Study	3/11/2005
Quintiles/Clinical Research Advantage	Ernie Riffer, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/29/2005
Quintiles/Coastal Medical Research Group, Inc.	Frank Mazzone, M.D.	Protocol 111.301	Clinical Study	10/19/2004
Quintiles/Coastal Medical Research Group, Inc.	Frank Mazzone, M.D.	Protocol 111.302: Adult Patients	Clinical Study	10/13/2005
Quintiles/Dr. Senders and Associates, Pediatrics	Shelly David Senders	Protocol 231.301: Pediatric Patients	Clinical Study	3/1/2005
Quintiles/East Louisville Pediatrics	Lawrence M. Jones	Protocol 111.301	Clinical Study	9/23/2004

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles/Health Research of Hampton Roads, Inc.	Chester Fisher, M.D.	Protocol 111.301	Clinical Study	12/1/2004
Quintiles/Health Research of Hampton Roads, Inc.	Chester Fisher, M.D.	Protocol 111.302: Adult Patients	Clinical Study	11/16/2005
Quintiles/Heartland Research Associates	Scott Myers, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/16/2005
Quintiles/Heartland Research Associates	Timothy Koehler, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/16/2005
Quintiles/Heartland Research Associates, LLC	Kathy Stoddard	Protocol 111.301	Clinical Study	10/19/2004
Quintiles/Heartland Research Associates, LLC	Kathy Stoddard	Protocol No. 231.301: Pediatric Patients	Clinical Study	2/15/2005
Quintiles/Heritage Physician Group Children and Youth Clinic	James Hughes, MD	Protocol No. 231.301: Pediatric Patients	Clinical Study	2/9/2005
Quintiles/Heritage Physician Group Children and Youth Clinic	Joseph W. Cenac Jr., MD	Protocol No. 231.301: Pediatric Patients	Clinical Study	2/9/2005
Quintiles/Hillcrest Clinical Research, LLC	Robert E. Broker, M.D.	Protocol No. 111.302: Adult Patients	Clinical Study	11/1/2005
Quintiles/Holston Medical Group PC	James Louthan, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/16/2005
Quintiles/Holston Medical Group, P.C.	J Miller	Protocol No. 111.301	Clinical Study	9/23/2004
Quintiles/Holston Medical Group, P.C.	J Miller	Protocol No. 111.301	Clinical Study	9/23/2004
Quintiles/Holston Medical Group, P.C.	J Miller	Protocol No. 111.301	Clinical Study	9/23/2004
Quintiles/Holston Medical Group, P.C.	Joyce Caldwell	Protocol 111.302: Adult Patients	Clinical Study	11/1/2005
Quintiles/Holston Medical Group, PC	James Schrenker	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/16/2005
Quintiles/Hope Research Group LLC	Dr. Marlin Trainer, DP	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/16/2005
Quintiles/J Lewis Research, Inc.	Dan Henry, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/1/2005
Quintiles/J Lewis Research, Inc.	Shane Christensen, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/1/2005
Quintiles/J. Lewis Research, Inc./Supervised by Dan C. Henry, MD	Janet Lewis	Protocol 111.301	Clinical Study	10/19/2004

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles/J. Lewis Research, Inc./Supervised by Dan C. Henry, MD	Janet Lewis	Protocol No. 111.301:	Clinical Study	1/31/2005
Quintiles/J. Lewis Research, Inc.; Supervised by Dan C. Henry, MD	Janet Lewis	Protocol 231.301: Pediatric Patients	Clinical Study	1/31/2005
Quintiles/J. Lewis Research, Inc.; Supervised by Randall L. Watson, MD	Janet Lewis	Protocol 231.301: Pediatric Patients	Clinical Study	1/31/2005
Quintiles/J. Lewis Research, Inc.; Supervised by Renee M. Scheidell, MD	Janet Lewis	Protocol 231.301: iPediatric Patients	Clinical Study	1/31/2005
Quintiles/J. Lewis Research, Inc.; Supervised by Shane Glade Christensen, MD	Janet Lewis	Protocol 231.301: Pediatric Patients	Clinical Study	1/31/2005
Quintiles/Kernodle Clinic, Inc.	Mark Doner, M.D.	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/1/2005
Quintiles/McKenzie Medical Center	Bryan H. Merrick, MD	Protocol 231.301: Pediatric Patients	Clinical Study	2/3/2005
Quintiles/Meera Dewan, MD	Meera Dewan, MD	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/16/2005
Quintiles/National Allergy, Asthma & Urticaria Centers of Charleston, PA	Ned Rupp, M.D.	Protocol 231.301: Pediatric Patients	Clinical Study	1/6/2005
Quintiles/Pediatric Clinical Trials International Inc.	John Niles	Protocol 231.301: Pediatric Patients	Clinical Study	1/26/2005
Quintiles/Pediatric Clinical Trials International, Inc.	John Niles, CEO	Protocol 111.301	Clinical Study	10/19/2004
Quintiles/Pediatric Clinical Trials International, Inc.	John Niles, CEO	Protocol 231.301: Pediatric Patients	Clinical Study	1/28/2005
Quintiles/Pharmaceutical Research Organization	David S. Johnson	Protocol 231.301: Pediatric Patients	Clinical Study	2/9/2005
Quintiles/Pharmaceutical Research Organization	Michael P. Husseman, MD	Protocol 231.301: Pediatric Patients	Clinical Study	2/9/2005
Quintiles/Pharmaceutical Research Organization	Paul S. Lei, MD	Protocol 231.301: Pediatric Patients	Clinical Study	2/9/2005
Quintiles/Pharmaceutical Research Organization	James H. Rees, M.D.	Protocol 111.302: Adult Patients	Clinical Study	11/1/2005
Quintiles/Pinnacle Medical Research	Bruce Short	Protocol No. 111.301	Clinical Study	12/7/2004
Quintiles/Pinnacle Medical Research	Lawrence Riffel, M.D.	Protocol 111.302: Adult Patients	Clinical Study	11/2/2005
Quintiles/Primary Care Specialists, Inc. & DataPharm, Inc.	Denise L. Bobovnyik, M.D.	Protocol 111.302: Adult Patients	Clinical Study	10/26/2005
Quintiles/Progressive Clinical Research	J LaRata	Protocol 111.301	Clinical Study	10/19/2004
Quintiles/ProMed Healthcare; ProMed Pediatrics	1st Signature Illegible; 2nd Signature — John Spitzer, M.D.	Protocol 231.301	Clinical Study	3/8/2005

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles/ProMed Healthcare; ProMed Pediatrics	1st Signature Illegible; 2nd Signature — John Spitzer, M.D.	Protocol 111.301	Clinical Study	3/9/2005
Quintiles/Radiant Research	Kate Leonard; Laird Vermont, M.D.	Protocol 231.301: Pediatric Patients	Clinical Study	3/10/2005
Quintiles/Regional Clinical Research/Endwell Family Physicians	Debra Gabrielson	Protocol 111.301	Clinical Study	12/1/2004
Quintiles/Regional Clinical Research/United Medical Associates	Peter LaFoso (Quintiles)/Debra Gabrielson (RCR)/Illegible (United Medical Assoc.)	Protocol No. 111.301	Clinical Study	12/7/2004
Quintiles/Research Solutions	Dr. Westbrook; 2nd — Janet Bailey; 3rd signature illegible	Protocol No. 231.301	Clinical Study	2/16/2005
Quintiles/Research Solutions LLC	1st Signature Illegible; 2nd Signature — William Geffen	Protocol No. 111.301	Clinical Study	10/5/2004
Quintiles/Research Solutions LLC	1st Signature Illegible; 2nd Signature — William Geffen	Protocol 231.301: Pediatric Patients	Clinical Study	3/11/2005
Quintiles/Research Solutions w/Metro Pediatrics	Dr. Matthews	Protocol No. 231-301: Pediatric Patients	Clinical Study	2/16/2005
Quintiles/Research Solutions w/Willis Knighton — Portico Pediatrics	Dr. Parker	Protocol No. 231-301: Pediatric Patients	Clinical Study	2/16/2005
Quintiles/Research Solutions, LLC w/All for Kids	1st Signature Illegible; 2nd Signature — Janet Bailey	Protocol 231.301: Pediatric Patients	Clinical Study	2/16/2005
Quintiles/Research Solutions, LLC w/Medical Center of Hart County	1st Signature Illegible; 2nd Signature — S.M. Hemmer, M.D.	Protocol 231.301: Pediatric Patients	Clinical Study	2/16/2005
Quintiles/River Region Research LLC	Jimmy D. Durden, M.D.	Protocol 111.302: Adult Patients	Clinical Study	11/16/2005
Quintiles/Sterling Research Group, Ltd.	Eli M. Roth, M.D.	Protocol 231.301: Pediatric Patients	Clinical Study	2/15/2005
Quintiles/Sterling Research Group, Ltd.	Julie A. Mullen, D.O.	Protocol 231.301: Pediatric Patients	Clinical Study	2/15/2005
Quintiles/Unifour Medical Research Associates, LLC	Dr. John Earl	Protocol 231.301: Pediatric Patients	Clinical Study	2/15/2005
Quintiles/United Medical Associates	Peter Lofaso, M.D. (UMA); Debra Gabrielson (RCR)	Protocol 111.302: Adolescent and Adult Patients	Clinical Study	11/1/2005
Quintiles/United Medical Associates & Regional Clinical Research, Inc.	Peter Lofaso, M.D. (UMA); Debra Gabrielson (RCR)	Protocol 111.302: Adult Patients	Clinical Study	11/1/2005

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
Quintiles/University Clinical Research	Bruce G. Rankin, DP, CCTI	Protocol No. 111.302: Adolescents and Adults	Clinical Study	11/16/2005
Quintiles/Walla Walla Clinic	Illegible	Protocol 111.301	Clinical Study	10/15/2004
Quintiles/Wenatchee Valley Medical Center	Steven Kaster, M.D.	Protocol 111.302: Adult Patients	Clinical Study	10/21/2005
Quintiles/Westside Family Medical Center, PC	Illegible	Protocol 111.301	Clinical Study	12/1/2004
Quintiles/Westside Family Medical Center, PC	Gary Ruoff, M.D.	Protocol 111.302: Adult Patients	Clinical Study	11/16/2005
Reading Scientific Services Ltd.	Richard J. Pond	Evaluating possible business transactions between them	Confidentiality	1/17/2005	1/17/2012
Rohm America, Inc.	Rodger Cram	EUDRAGIT® FS30D and anti-infective projects sponsored by API	Confidentiality	5/22/2001	5/22/2011
Rx Sample Solutions	David Youmans	Use of Point of Sale Check Rebate to produced printed promotional materials	Voucher Project	1/5/2009	Expires on the later of final fulfillment of all pharmacy reimbursement claims received under the POS system from last date of authorized redemptions
Rx Sample Solutions	David Youmans	Possible business transaction between the parties	Confidentiality	1/15/2009	1/15/2016
Sandoz GmbH	Elmar Dolejsi & Petra Saf	Use of Company’ proprietary delivery systems for Sandoz’s oral antibiotic substances	Confidentiality	7/19/2004	7/19/2011
Sandoz GmbH	F Fucus; E Docessi	Possible business transactions between the parties	Confidentiality	10/10/2006	10/10/2013
STADA Arzneimittel AG	Wolfgang Jeblonski	Clonmel Build-out — Clonmel wholly owned subsidiary of Stada AG	Guaranty of Performance	4/19/2005
Stada Pharmaceuticals Inc	Paul J Evans	Clarithromycin	Confidentiality	5/20/2003	5/20/2010
STADA R&D GmbH	Dr. K.-P Reich, M.D.; Dr. S. Dienel	Amoxicillin PULSYS	Confidentiality	3/29/2005	3/29/2012

Company	Signed By	Purpose	Agreement Type	Commencement Date	Termination Date
STADA Arzneimittel AG	Pat Magner	Letter from Stada confirming that MBRK is the owner of specific equipment at the Antibiotic Plant in Ireland	Letter	5/11/2010
STADA Arzneimittel AG	Pat Magner	Letter from Stada confirming that MBRK is the owner of specific equipment at the Antibiotic Plant in Ireland	Letter	5/11/2010
STADA Production Ireland	Lorraine Henry, Joe Donohoe	Update to previous Qualtiy Agreement	Quality Agreement	5/5/2010
STADA Production Ireland	Lorraine Henry, Joe Donohoe	Define/clarify responsibilties among the Parties	Three way Technical Agreement	5/5/2009	12/17/2001
Almac Pharma Services	Ian Markwell

Schedule A.1(g)
Product Domain Names

keflex-antibiotics.com	KEFLEX.US
keflex-products.com	MIDDLEBROOKPHARM.COM
keflex.com	MIDDLEBROOK-PHARMA.COM
keflex750.biz	MIDDLEBROOKPHARMCEUTICAL.COM
keflex750.com	MIDDLEBROOKPHARMACEUTICALS.COM
keflex750.info	MIDDLEBROOK-PHARMACEUTICALS.COM
keflex750.net	MIDDLEBROOKPHARMACEUTICALS.INFO
keflex750.org	MIDDLEBRROKPHARMACEUTICALS.NET
keflex750.us	MIDDLEBROOKPHARMACEUTICALS.ORG
keflex750.us.com	MIDDLEBROOKPHARMACEUTICALS.US
keflexps.com	middlebrookpharma.com
keflexpulsys.biz	middlebrookpharma.info
keflexpulsys.com	middlebrookpharma.name
keflexpulsys.info	middlebrookpharma.net
keflexpulsys.net	middlebrookpharma.org
keflexpulsys.org	middlebrookpharma.us
keflexpulsys.us	middlebrookpharmaceutical.co.uk
keflexus.com	middlebrookpharmaceutical.name
keflexxl.com	middlebrookpharmaceuticals.co.uk
middle-brook-therapeutics.co.uk	middlebrookpharmaceuticals.name
middlebrook-pharm.co.uk	moxatag.com
middlebrook-pharm.name	moxatag.info
middlebrook-pharma.co.uk	moxatag.net
middlebrook-pharma.name	moxatag.org
middlebrook-pharmaceutical.co.uk	moxatag.us.com
middlebrook-pharmaceutical.name	moxitag.info
middlebrook-pharmaceuticals.cc	moxitag.us.com
middlebrook-pharmaceuticals.co.uk	moxotag.us.com
middlebrook-pharmaceuticals.name	pulsys.biz
middlebrookpharm.co.uk	pulsys.info
middlebrookpharm.name	pulsys.org
middlebrookpharma.biz	pulsys.us
middlebrookpharma.co.uk

Schedule A.1(h)
Keflex Product Marks

					Registration
Mark	Country	Status	Reg. No.	Serial No.	or Fling Date	Goods/Services
GREEN CAPSULE DESIGN	US	Registered	3,354,517	76/670,824	12/11/2007	Antibiotics; namely, cephalosporin
KEFLEX	US	Registered	881,598	72/311,361	12/02/1969	Broad spectrum antibiotic
KEFLEX 250 MG (and Design)	US	Registered	3,259,839	76/670,776	07/10/2007	Antibiotics
KEFLEX 333 MG (and Design)	US	Pending		76/670,775	12/26/2006	Antibiotics
KEFLEX 500 MG (and Design)	US	Registered	3,259,840	76/670.777	07/10/2007	Antibiotics
KEFLEX 750 MG (and Design)	US	Registered	3,259,841	76/670,823	07/10/2007	Antibiotics
REDEFINING THE PARADIGM	US	Registered	2,932,810	78/285866	03/15/2005	Pharmaceutical drug research and development services; drug discovery services

Schedule A.1(i)
Moxatag Product Marks

					Registration
Mark	Country	Status	Reg. No.	Serial No.	or Fling Date	Goods/Services
m1 (Stylized)	US	Pending		77/625,855	12/03/2008	Antibiotics
MIRAMOX	US	Abandoned		76/683,107	10/18/2007	Antibiotics
MOX10	Canada	Pending		1447969	08/12/2009	Antibiotics
MOX10	Mexico	Pending		1027154		Antibiotics
MOX10	US	Pending		77/673,511	02/19/2009	Antibiotics
MOXAKIT	Canada	Pending		1447976	08/12/2009	Antibiotics
MOXAKIT	Mexico	Registered	1135589	1027152	12/14/2009	Antibiotics
MOXAKIT	US	Pending		77/673,517	02/19/2009	Antibiotics
MOXATAG	Canada	Allowed		1420994	12/08/2008	Pharmaceutical preparations; namely, antibiotics
MOXATAG	Mexico	Registered	1-03963	980171	12/16/2008	Antibiotics
MOXATAG	US	Registered	3,627,404	76/683,106	05/26/2009	Antibiotics
MOXATAG 1 (Stylized)	US	Registered	3,706,773	77/625,829	11/03/2009	Antibiotics
MOXATAG PAK (Stylized)	US	Pending		77/906,187	01/06/2010	Antibiotics and associated packaging
MOXATAG PAK (Word Mark)	US	Pending		77/934,413	0212/2009	Antibiotics and associated packaging
MOXATEN	Canada	Pending		1447975	08/12/2009	Antibiotics
MOXATEN	Mexico	Registered	1135588	1027151	12/14/2009	Antibiotics
MOXATEN	US	Published		77/673,515	02/19/2009	Antibiotics
MOXPAK	US	Published		77/693,797	03/18/2009	Antibiotics
MOX-PAK	Canada	Pending		1447974	08/12/2009	Antibiotics
MOX-PAK	Mexico	Pending		1027153		Antibiotics
MOX-PAK	US	Published		77/673,512	02/19/2009	Antibiotics
MOXPAK 1 (Stylized)	US	Pending		77/850,590	10/16/2009	Antibiotics
PULSYS	Canada	Pending		1420993	12/08/2008	Antibiotics
PULSYS	Mexico	Registered	1144756	980169	12/16/2008	Antibiotics
PULSYS	Mexico	Registered	1126716	980170	10/22/2009	Technology development for use in pharmaceutical fields for pulsatile release of pharmaceutical substances
PULSYS	US	Registered	3220454	78/077,941	03/20/2007	Compositions and systems for delivery of pharmaceuticals; namely, in a pulsatile release manner (Cl. 5); and development of and preparation services for pharmaceutical formulation technologies for the pulsatile release and delivery of pharmaceutical substances

Schedule A.1(j)
Product Patent Rights
See attached list of Product Patent Rights.

Thursday, April 29, 2010	Master List	Page: 1

Case Number:	09/791,284
Title:	ANTI-FUNGAL COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.065	CON	Granted	10/320,113	16-Dec-2002	6,929,804	16-Aug-2005

App.Title:	ANTI-FUNGAL COMPOSITION

Thursday, April 29, 2010	Master List	Page: 2

Case Number:	09/791,906
Title:	ANTIVIRAL PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Open
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.020	CIP	Granted	09/791,906	22-Feb-2001	6,541,014	01-Apr-2003

App.Title:	ANTIVIRAL PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 3

Case Number:	09/792,092
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Open
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.019	CIP	Granted	09/792,092	22-Feb-2001	6,544,555	08-Apr-2003

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 4

Case Number:	10/027,366
Title:	LEVOFLOXACIN ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.030	CIP	Granted	10/027,366	20-Dec-2001	6,667,057	23-Dec-2003

App.Title:	LEVOFLOXACIN ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 5

Case Number:	10/027,609
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Open
Disclosure Date:
Attorney(s):	EMO RES

		Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Sub Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.035	CIP	Granted	10/027,609	20-Dec-2001	6,669,948	30-Dec-2003

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION

Thursday, April 29, 2010	Master List	Page: 6

Case Number:	10/027,837
Title:	FLUROQUINILONE ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Open
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.034	CIP	Granted	10/027,837	20-Dec-2001	6,667,042	23-Dec-2003

App.Title:	FLUROQUINILONE ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 7

Case Number:	10/027,866
Title:	METRONIDAZOLE ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Open
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.031	CIP	Granted	10/027,866	20-Dec-2001	6,663,890	16-Dec-2003

App.Title:	METRONIDAZOLE ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 8

Case Number:	10/028,590
Title:	TETRACYCLINE ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Open
Disclosure Date:
Attorney(s):	EMO RES

		Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Sub Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.032	CIP	Granted	10/028,590	20-Dec-2001	6,730,320	04-May-2004

App.Title:	TETRACYCLINE ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 9

Case Number:	10/028,595
Title:	ERYTHROMYACIN ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Open
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.033	CIP	Granted	10/028,595	20-Dec-2001	6,663,891	16-Dec-2003

App.Title:	ERYTHROMYACIN ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 10

Case Number:	10/092,811
Title:	CEPHALOSPORIN-METRONIDAZOLE ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.046	CIP	Granted	10/092,811	07-Mar-2002	6,623,758	23-Sep-2003

App.Title:	CEPHALOSPORIN-METRONIDAZOLE ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 11

Case Number:	10/092,854
Title:	AMOXICILLIN-DICLOXACILLIN ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.045	CIP	Granted	10/092,854	07-Mar-2002	6,627,222	30-Sep-2003

App.Title:	AMOXICILLIN-DICLOXACILLIN ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 12

Case Number:	10/092,858
Title:	CIPROFOXACIN-METRONIDAZOLE ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.043	CIP	Granted	10/092,858	07-Mar-2002	6,632,453	14-Oct-2003

App.Title:	CIPROFOXACIN-METRONIDAZOLE ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 13

Case Number:	10/093,214
Title:	TETRACYCLINE-DOXYCYCLINE ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.041	CIP	Granted	10/093,214	07-Mar-2002	6,638,532	28-Oct-2003

App.Title:	TETRACYCLINE-DOXYCYCLINE ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 14

Case Number:	10/093,321
Title:	AMOXICILLIN-CLARITHROMYCIN ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.044	CIP	Granted	10/093,321	07-Mar-2002	6,610,328	26-Aug-2003

App.Title:	AMOXICILLIN-CLARITHROMYCIN ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 15

Case Number:	10/211,039
Title:	MULTIPLE-DELAYED RELEASED ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Australia		206200.137	PCT	Granted	2003261339	01-Aug-2003	2003261339	24-Sep-2009	01-Aug-2023

App.Title:	MULTIPLE-DELAYED RELEASED ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.136	PCT	Pending	2494015	01-Aug-2003

App.Title:	MULTIPLE-DELAYED RELEASED ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.138	PCT	Published	037670858	01-Aug-2003

App.Title:	MULTIPLE-DELAYED RELEASED ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

United States of America	01	206200.024	RCE	Granted	10/211,039	02-Aug-2002	7,025,989	11-Apr-2006

App.Title:	MULTIPLE-DELAYED RELEASED ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 16

Case Number:	10/211,682
Title:	DELAYED RELEASE ANTI-FUNGAL PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.037	RCE	Granted	10/211,682	02-Aug-2002	7,157,095	02-Jan-2007

App.Title:	DELAYED RELEASE ANTI-FUNGAL PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 17

Case Number:	10/211,729
Title:	DELAYED RELEASE ANTI-VIRAL PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.039	RCE	Granted	10/211,729	02-Aug-2002	7,074,417	11-Jul-2006

App.Title:	DELAYED RELEASE ANTI-VIRAL PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 18

Case Number:	10/288,000
Title:	ANTIVIRAL PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.060	RCE	Granted	10/288,000	05-Nov-2002	6,984,401	10-Jan-2006

App.Title:	ANTIVIRAL PRODUCT, USE AND FORMULATION THEREOF

United States of America	02	206200.171	CON	Granted	11/273,661	14-Nov-2005	7,282,221	16-Oct-2007

App.Title:	ANTIVIRAL PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 19

Case Number:	10/292,617
Title:	ANTIFUNGAL PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	02	206200.061	RCE	Published	10/292,617	12-Nov-2002

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	ANTIFUNGAL PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 20

Case Number:	10/325,780
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.066	CON	Granted	10/325,780	20-Dec-2002	6,723,341	20-Apr-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 21

Case Number:	10/440,675
Title:	ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.083	CIP	Granted	10/440,675	19-May-2003	6,991,807	31-Jan-2006

App.Title:	ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 22

Case Number:	10/611,076
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	02	206200.084	RCE	Published	10/611,076	01-Jul-2003

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 23

Case Number:	11/633,315
Title:	MODIFIED RELEASE AMOXICILLIN PRODUCTS
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America		206200.214	ORD	Published	11/633,315	04-Dec-2006

App.Title:	MODIFIED RELEASE AMOXICILLIN PRODUCTS

Thursday, April 29, 2010	Master List	Page: 24

Case Number:	11/634,633
Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Australia		206200.240	ORD	Pending	2006351475	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN

Canada		206200.242	ORD	Pending	2635606	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN

China (People’s Republic)		206200.237	ORD	Published	2006800522414	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN

European Patent Convention		206200.241	ORD	Published	068475425	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN
Hong Kong		206200.241	ORD	Published	081130913	01-Dec-2008

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN

India		206200.238	ORD	Pending	59342008	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN

Thursday, April 29, 2010	Master List	Page: 25

Case Number:	11/634,633

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Japan		206200.239	ORD	Published	2009539226	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN

United States of America		206200.187	ORD	Published	11/634,633	06-Dec-2006

App.Title:	MODIFIED RELEASE DOSAGE FORMS OF AMOXICILLIN

Thursday, April 29, 2010	Master List	Page: 26

Case Number:	206200.071
Title:	ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Australia		206200.129	PCT	Granted	2003218024	07-Mar-2003	2003218024	05-Feb-2009	07-Mar-2023

App.Title:	ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 27

Case Number:	60/184,545
Title:	ANTIBIOTIC COMPOSITION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		206200.051	PCT	Granted	2001239841	23-Feb-2001	2001239841	10-Aug-2006	23-Feb-2021

App.Title:	ANTIBIOTIC COMPOSITION

United States of America	01	206200.018	ORD	Granted	09/791,983	23-Feb-2001	6,623,757	23-Sep-2003

App.Title:	ANTIBIOTIC COMPOSITION

Thursday, April 29, 2010	Master List	Page: 28

Case Number:	60/184,546
Title:	THERAPEUTIC PRODUCT, USE AND FORMULATION THEREOF
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia	01	206200.050	DIV	Granted	2006201923	09-May-2006	2006201923	11-Sep-2008	22-Feb-2021

App.Title:	THERAPEUTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.048	PCT	Granted	2400784	22-Feb-2001	2400784	19-May-2009	22-Feb-2021

App.Title:	THERAPEUTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.047	PCT	Published	019144492	22-Feb-2001

App.Title:	THERAPEUTIC PRODUCT, USE AND FORMULATION THEREOF

Japan		206200.049	PCT	Published	2001561296	22-Feb-2001

App.Title:	THERAPEUTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 29

Case Number:	60/184,582
Title:	ANTIBIOTIC COMPOSITION WITH INHIBITOR
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		206200.055	PCT	Granted	2001239869	23-Feb-2001	2001239869	30-Mar-2006	23-Feb-2021

App.Title:	ANTIBIOTIC COMPOSITION WITH INHIBITOR

Canada		206200.057	PCT	Granted	2399856	23-Feb-2001	2399856	27-Jan-2009	23-Feb-2021

App.Title:	ANTIBIOTIC COMPOSITION WITH INHIBITOR

United States of America	01	206200.015	ORD	Granted	09/791,536	23-Feb-2001	6,565,882	20-May-2003

App.Title:	ANTIBIOTIC COMPOSITION WITH INHIBITOR

United States of America	02	206200.081	CON	Granted	10/419,357	21-Apr-2003	7,122,204	17-Oct-2006

App.Title:	ANTIBIOTIC COMPOSITION WITH INHIBITOR

Thursday, April 29, 2010	Master List	Page: 30

Case Number:	60/488,754
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		206200.180	PCT	Pending	2004258944	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.181	PCT	Pending	2533358	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.182	PCT	Published	047786314	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

United States of America	01	206200.109	ORD	Published	10/894,787	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 31

Case Number:	60/488,889
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		206200.176	PCT	Pending	2004258953	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.177	PCT	Pending	2533292	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.178	PCT	Published	047787056	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

United States of America	10	206200.107	RCE	Published	10/894,786	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 32

Case Number:	60/488,901
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		206200.172	PCT	Pending	2004258949	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.173	PCT	Pending	2533178	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.174	PCT	Published	047571559	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

United States of America	01	206200.105	RCE	Published	10/894,994	20-Jul-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 33

Case Number:	60/494,155
Title:	ROBUST PELLET
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Japan		206200.198	PCT	Published	2006523385	11-Aug-2004

App.Title:	ROBUST PELLET

United States of America	01	206200.119	ORD	Published	10/915,912	11-Aug-2004

App.Title:	ROBUST PELLET

Thursday, April 29, 2010	Master List	Page: 34

Case Number:	60/494,454
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		206200.191	PCT	Pending	2004264356	12-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.189	PCT	Pending	2535398	12-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.188	PCT	Published	047809371	12-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

United States of America	01	206200.125	RCE	Published	10/917,059	12-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 35

Case Number:	60/498,829
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

Country	Sub Case	Client Matter #	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		206200.195	PCT	Pending	2004270170	20-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.193	PCT	Pending	2535780	20-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.192	PCT	Published	047819578	20-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Japan		206200.194	PCT	Published	2006524777	20-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

United States of America	01	206200.123	RCE	Published	10/922,412	20-Aug-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 36

Case Number:	60/503,041
Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Australia		206200.201	PCT	Pending	2004273830	14-Sep-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Canada		206200.202	PCT	Pending	2538064	14-Sep-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

European Patent Convention		206200.200	PCT	Published	047838859	14-Sep-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

United States of America	01	206200.121	RCE	Published	10/940,265	14-Sep-2004

App.Title:	ANTIBIOTIC PRODUCT, USE AND FORMULATION THEREOF

Thursday, April 29, 2010	Master List	Page: 37

Case Number:	60/532,772
Title:	ENHANCED ABSORPTION OF MODIFIED RELEASE DOSAGE FORMS
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Australia		206200.210	PCT	Pending	2004308419	23-Dec-2004

App.Title:	ENHANCED ABSORPTION OF MODIFIED RELEASE DOSAGE FORMS

Canada		206200.208	PCT	Pending	2550983	23-Dec-2004

App.Title:	ENHANCED ABSORPTION OF MODIFIED RELEASE DOSAGE FORMS

European Patent Convention		206200.207	PCT	Published	048152607	23-Dec-2004

App.Title:	ENHANCED ABSORPTION OF MODIFIED RELEASE DOSAGE FORMS

Japan		206200.209	PCT	Published	2006547321	23-Dec-2004

App.Title:	ENHANCED ABSORPTION OF MODIFIED RELEASE DOSAGE FORMS

United States of America	01	206200.133	ORD	Published	11/021,309	23-Dec-2004

App.Title:	ENHANCED ABSORPTION OF MODIFIED RELEASE DOSAGE FORMS

Thursday, April 29, 2010	Master List	Page: 38

Case Number:	60/585,202
Title:	TABLET FOR PULSED DELIVERY
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.157	RCE	Published	11/173,929	01-Jul-2005

App.Title:	TABLET FOR PULSED DELIVERY

Thursday, April 29, 2010	Master List	Page: 39

Case Number:	60/748,660
Title:	COMPOSITIONS AND METHODS FOR IMPROVED EFFICACY OF PENICILLIN-TYPE ANTIBIOTICS
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Australia		206200.246	ORD	Pending	2006321782	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	COMPOSITIONS AND METHODS FOR IMPROVED EFFICACY OF PENICILLIN-TYPE ANTIBIOTICS

Canada		206200.244	ORD	Pending	2635378	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	COMPOSITIONS AND METHODS FOR IMPROVED EFFICACY OF PENICILLIN-TYPE ANTIBIOTICS

European Patent Convention		206200.245	ORD	Published	068451160	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	COMPOSITIONS AND METHODS FOR IMPROVED EFFICACY OF PENICILLIN-TYPE ANTIBIOTICS

United States of America	01	206200.221	RCE	Published	11/636,291	08-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	COMPOSITIONS AND METHODS FOR IMPROVED EFFICACY OF PENICILLIN-TYPE ANTIBIOTICS

Thursday, April 29, 2010	Master List	Page: 40

Case Number:	60/755,043
Title:	GASTRIC RELEASE PULSE SYSTEM FOR DRUG DELIVERY
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.229	ORD	Published	11/644,707	22-Dec-2006

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	GASTRIC RELEASE PULSE SYSTEM FOR DRUG DELIVERY

Thursday, April 29, 2010	Master List	Page: 41

Case Number:	60/798,109
Title:	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR IMPROVED BACTERIAL ERADICATION
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.231	ORD	Published	11/800,574	07-May-2007

App.Title:	PHARMACEUTICAL COMPOSITIONS AND METHODS FOR IMPROVED BACTERIAL ERADICATION

Thursday, April 29, 2010	Master List	Page: 42

Case Number:	60/836,026
Title:	ONCE-A-DAY RNA-POLYMERASE INHIBITING DIHYDROPTEROATE SYNTHASE INHIBITING- DIHDROFOLATE REDUCTASE INHIBITING ANTIBIOTIC PHARMACEUTICAL PRODUCT, FORMULATION THEREOF, AND USE THEREOF IN TREATING INFECTION CAUSED BY METHICILLIN-RESISTANT STAPHYLOCOCCUS AUREUS
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
United States of America	01	206200.234	ORD	Published	11/890,747	07-Aug-2007

Owner:	MIDDLEBROOK PHARMACEUTICALS, INC.
App.Title:	ONCE-A-DAY RNA-POLYMERASE INHIBITING DIHYDROPTEROATE SYNTHASE INHIBITING-DIHDROFOLATE REDUCTASE INHIBITING ANTIBIOTIC PHARMACEUTICAL PRODUCT, FORMULATION THEREOF, AND USE THEREOF IN TREATING INFECTION CAUSED BY METHICILLIN-RESISTANT STAPHYLOCOCCUS AUREUS

Thursday, April 29, 2010	Master List	Page: 43

Case Number:	61/134,207
Title:	ONCE-A-DAY RNA POLYMERASE INHIBITING AND ELONGATION FACTOR G (EF-G) INHIBITING ANTIBIOTIC.
Client:	MIDDLEBROOK PHARMACEUTICALS, INC.
Disclosure Status:	Filed
Disclosure Date:
Attorney(s):	EMO RES

	Sub	Client	Case		Application	Filing	Patent	Issue	Expiration
Country	Case	Matter #	Type	Status	Number	Date	Number	Date	Date
Patent Cooperation Treaty		206200.254	PCT	Published	US2009/03915	01-Jul-2009

App.Title:	ONCE-A-DAY RNA POLYMERASE INHIBITING AND ELONGATION FACTOR G (EF-G) INHIBITING ANTIBIOTIC

United States of America	01	206200.253	ORD	Pending	12/459,415	01-Jul-2009

App.Title:	ONCE-A-DAY RNA POLYMERASE INHIBITING AND ELONGATION FACTOR G (EF-G) INHIBITING ANTIBIOTIC

Report Selection	Thursday, April 29, 2010 RecordCount: 88

by Case Number	Abstract	Inventors	Country Applications	Priorities
by Client	Print	Print	Print	Prin
by Inventor	Do Not Print	Do Not Print	Do Not Print	Do Not Print
by Client Matter #

	Keywords	Remarks	Entire Family	Image
	Print	Print	Print	Print
Preview before printing
	Do Not Print	Do Not Print	Do Not Print	Do Not Print

Date Range	Disclosure	Filing	Issue	Expiration	Last Update

	From:		To:

				Status(es):	Disclosure
Client:	206200	MIDDLEBROOK PHARMACEUTICALS, INC.

Agent:

Country:

Area:		Case Number:

Inventor:			Attorney:	Status Codes:	Case Type(s):

Owner:				Active
Inactive
Keyword:
All

Schedule A.1(k)
Product Trade Dress
Moxatag 30 Ct Bottle
Moxatag 1ct Sample Container
Moxatag Sample Container (5ct)
Moxatag Product PI
Moxatag Sample Box
Moxatag Pharmacy Objection Handler
Macrolides Resistance Sales Aid
Augmentin Comparison Flash Card
Moxatag Mechanism of Action Sales Aid
Voucher Card Sell Sheet
Moxatag Website Flier
Moxatag Detail Pieces
Moxatag PAK Package (10ct Blister Card and In Box Of Three)
Moxatag Lunch & Learn Board and Canvas Carrying Case
Moxatag Brochures
Moxatag Standup Ad
Moxatag Tradeshow Booth
Doctordirectory Email Communications and Direct Mail
Moxatag Glossy Introduction Pieces
Moxatag Website
Moxatag Banner Ads
Moxatag Formulary Kit
Moxatag Letters to Healthcare Practitioners
Moxatag Letters to Pharmacists
Moxatag Pharmacy Reminder Pieces
Moxatag Healthcare Practitioner Magazine Advertisements
Moxatag Pharmacists Treatment Guide-Strep Throat
Moxatag Co-Pay Assistance Vouchers/Checks
Moxatag Stickers (Available At Wal-Mart®)
Moxatag Stickers (Pay No More Than $20)
Moxatag Stickers (Covered By Medicaid And Medicaid Approved)
Moxatag Stickers (Covered By Tri-Care)
Moxatag “Covered By Medicaid” pads
Moxatag Sticker For Lunch & Learn Items
Moxatag Sticker
Moxatag Roll-Up Panel
Moxatag Sponsored Community Newspaper Ads
Moxatag Plates and Napkins
Moxatag Tote Bags
Moxatag Tablet Comparison Chart
Moxatag Pharmacy Pens
Moxatag Mints and Hand Sanitizer
Moxatag Sample Bins
Moxatag Slim Jims
Moxatag Patient Education Guides (English/Spanish)
Moxatag Patient Education Guide Holders

Moxatag Retail Chain Sell Sheets
Moxatag Physician Satisfaction Survey
Moxatag Patient Satisfaction Survey
Moxatag IDSA 2007 Study
Moxatag KOL Slide Deck
Moxatag CD- Summarizing The Product Action
Moxatag Managed Care Letter
Moxatag Retail Clinician Sell Sheets
Moxatag Pharmakinnex Communications
Moxatag Sample Request Forms
Keflex 250mg Bottles
Keflex 500mg Bottles
Keflex 750mg Bottles
Keflex 750mg 1ct Sample Container
Keflex Product PI
Keflex “Covered By Medicaid” pads
Keflex Pens
Keflex Detail Pieces
Keflex Brochures
Keflex Slim Jim
Keflex E-Mail Sheets
Keflex Co-Pay Check Voucher
Keflex Sample Pack
Keflex Website
Keflex Banner Ads
Keflex Letters to Healthcare Practitioners
Keflex Letters to Pharmacists
Keflex Healthcare Practitioner Magazine Advertisements
Keflex Co-Pay Assistance Checks
Keflex Communications from Pharmakinnex
Pharmakinnex Detailing Pieces and Scripts
Keflex Tradeshow Booth

Schedule A.1(l)
Promotional Materials
See Schedule A.1(k).
Toll Free Number: 1(877) 363-8080
Territory Manager Survival Guide
LEK 2008 Portfolio Survey
LEK Co-Pay Study
Adelphi Pricing Demand Study 2007
Attitude and Usage Study- Willow Group 2008
PHARMA CODE Standard Operating Procedures
PDMA Standard Operating Procedures
Moxatag Learning System (Rep Version)
Moxatag Learning System (Trainer Version)
Moxatag Competitive Training Aid
Moxatag Upper Respiratory Training Aid
Territory Manager Field Compliance Manual
Sales and Marketing Code of Conduct
Moxatag/Keflex Training Module (Participant)
Moxatag/Keflex Training Module (Trainer)
Moxatag Launch Workshop
Moxatag Patient Web Survey
Promoting Keflex SSSI
Keflex Training Materials (Revised 2009)
Keflex Training Materials (Innovex Reps)
Achieve Global Training Materials (Facilitator/Participant)
CATS Training Manual
MiddleBrook Training Cards (Keflex/ Moxatag)
Treating Streptococcal Pharyngitis: Influencing Factors and New Therapy Options
Selling Skills Assessment Rubric
Pharmakinnex Training Presentation on Keflex and Moxatag

Schedule A.1(m)
Purchased Assets
All pre-clinical and clinical data pertaining to the Products
All open IND’s (Investigational New Drugs) and all clinical development plans, pre-clinical and clinical data, correspondence with FDA and other third parties, consultants’ reports, books and records related thereto
All government rebate/price filing data for the past two (2) years
All financial and accounting books and records pertaining to sales, all discounts and allowances to sales, cost of goods sold and royalties paid to third parties (e.g., Lilly)
All product safety information and records, including all adverse event reports pertaining to the Products
All sales Product training materials and formulary kits (to be delivered in hard copy and electronic form)
Full prescriber lists for both products that include the name, field/specialty, address, telephone number and monthly prescription volume since January 2009 for Moxatag and each Keflex SKU.
Rights in any third party intellectual property required to operate the Businesses

Schedule A.1(n)
Regulatory Filings and Approvals
See Schedule A.1(b).
See attached list of Regulatory Filings and Approvals.

Compound	Internal Project Code	IND Number	IND Status
Amoxicillin Pulsatile Formulation	APC-111	IND 62,576	Active

Clarithromycin Pulsatile Formulation	APC-101	IND 62,239	Active

Metronidazole Pulsatile Formulation	APC-121	IND 62,425	Active

Amoxicillin Pulsatile Sprinkle Formulation	APC-231	IND 70,876	Active

APC-103 (cephalexin)	APC-103	IND 73,767	Active

Clarithromycin Pulsatile Formulation (APC-101); IND 62,239
Submissions to IND with corresponding Serial No. and date of submission

0	3/27/2001	IND Application
1	3/29/2001	Response to FDA Request for Information
2	4/24/2001	Response to FDA Request for Information
3	7/24/2001	Information Amendment
4	9/14/2001	General Correspondence
5	11/19/2001	General Correspondence
6	2/6/2002	Information Amendment
7	2/6/2002	General Correspondence
8	4/29/2002	IND Annual Report
9	5/3/2002	Information Amendment
10	5/9/2002	New Investigator
11	6/6/2003	General Correspondence
12	6/11/2003	IND Annual Report
13	6/13/2003	Information Amendment
14	4/16/2004	Information Amendment
15	5/7/2004	IND Annual Report
16	5/7/2004	General Correspondence
17	6/22/2006	IND Annual Report
18	7/18/2006	Addendum to the IND Annual Report
19	4/30/2007	IND Annual Report
20	6/29/2007	General Correspondence
21	4/29/2008	IND Annual Report
22	4/3/2009	IND Annual Report
23	1/19/2010	General Correspondence

Amoxicillin Pulsys (APC-111); IND 62,576
Submissions to IND with corresponding Serial No. and date of submission

000	4/30/2001	IND Application
1	5/8/2001	Response to FDA Request for Information
2	9/14/2001	General Correspondence
3	10/22/2001	Information Amendment
4	7/3/2002	Annual Report
5	10/9/2002	Information Amendment
6	10/10/2002	Protocol Amendment
7	6/6/2003	General Correspondence
8	6/11/2003	Annual Report
9	6/12/2003	Information Amendment
10	8/28/2003	Information Amendment
11	10/27/2003	Information Amendment
12	2/27/2004	Information Amendment
13	3/5/2004	Information Amendment
14	3/16/2004	Information Amendment
15	3/25/2004	Information Amendment
16	4/6/2004	Information Amendment
17	6/23/2004	General Correspondence
18	7/9/2004	Information Amendment
19	7/16/2004	Other: Pre-Phase III Briefing Document
20	7/29/2004	General Correspondence:
21	8/4/2004	Other: Type B Meeting Request
22	8/20/2004	Other: Pre-Phase III Briefing Document
23	9/9/2004	Annual Report
24	9/21/2004	Information Amendment
25	9/24/2004	Information Amendment
26	9/24/2004	Other: Type B Meeting Request
26	9/30/2004	Other: Type B Meeting Request
27	10/7/2004	Protocol Amendment
28	10/12/2004	General Correspondence
29	10/14/2004	Information Amendment
30	10/14/2004	Protocol Amendment
31	10/18/2004	Other: CMC Briefing Document
32	10/25/2004	Information Amendment
33	10/28/2004	Information Amendment
34	10/28/2004	Information Amendment

35	11/1/2004	Response to FDA Request for Information
36	11/2/2004	Protocol Amendment
37	12/1/2004	Information Amendment
38	12/3/2004	Protocol Amendment
39	12/21/2004	Protocol Amendment
40	1/11/2005	Information Amendment
41	1/25/2005	Protocol Amendment
42	2/18/2005	Protocol Amendment
43	2/25/2005	Information Amendment: CMC
44	5/13/2005	Other: Pre-NDA Meeting Request
45	6/10/2005	IND Safety Report
46	6/14/2005	General Correspondence
47	7/28/2005	Annual Report
48	8/31/2005	General Correspondence
49	9/12/2005	Protocol Amendment
50	10/7/2005	Information Amendment
51	11/4/2005	Protocol Amendment
52	11/16/2005	Protocol Amendment
53	12/15/2005	Information Amendment
54	12/20/2005	Protocol Amendment
55	1/27/2006	Protocol Amendment
56	2/7/2006	General Correspondence
57	2/7/2006	Protocol Amendment
58	2/9/2006	General Correspondence
59	2/17/2006	Protocol Amendment
60	4/25/2006	General Correspondence
61	5/24/2006	Information Amendment
62	6/14/2006	Pre-NDA Meeting Request Letter
63	7/25/2006	IND Annual Report
64	7/27/2006	Information Amendment — Clinical
65	8/16/2006	Pre-NDA Briefing Package
66	9/6/2006	Information Amendment — Clinical
67	12/15/2006	Information Amendment — Clinical
68	6/29/2007	General Correspondence
69	7/31/2007	IND Annual Report
70	7/23/2008	IND Annual Report
71	1/19/2010	General Correspondence —
72	1/22/2010	IND Annual Report

Metronidazole Pulsatile Formulation (APC-121); IND 62,425
Submissions to IND with corresponding Serial No. and date of submission

0	9/4/2001	General Correspondence
1	9/17/2001	General Correspondence
2	9/18/2001	General Correspondence
3	11/8/2001	General Correspondence
4	11/14/2001	General Correspondence
5	12/19/2001	Original IND Application
6	2/7/2002	General Correspondence
7	8/16/2002	Information Amendment
8	12/20/2002	IND Annual Report
9	6/6/2003	General Correspondence
10	1/21/2004	IND Annual Report
11	1/10/2005	IND Annual Report
12	3/23/2006	IND Annual Report
13	1/19/2007	IND Annual Report
14	6/29/2007	General Correspondence
15	3/18/2008	IND Annual Report
16	4/3/2009	IND Annual Report
17	1/19/2010	General Correspondence —

Amoxicillin Pulsatile Sprinkle Formulation (APC-231); IND 70,876
Submissions to IND with corresponding Serial No. and date of submission

0	10/7/2004	IND Application
1	10/8/2004	Response to FDA Request for Information
2	10/27/2004	Information Amendment
3	11/3/2004	Response to FDA Request for Information
4	11/8/2004	Response to FDA Request for Information
5	11/8/2004	General Correspondence
6	11/15/2004	Other: Pre-Phase III Clinical Briefing Document
7	12/2/2004	Information Amendment
8	12/6/2004	Information Amendment
9	12/16/2004	Information Amendment
10	12/16/2004	Information Amendment
11	1/11/2005	Protocol Amendment
12	1/11/2005	Protocol Amendment
13	2/11/2005	Protocol Amendment
14	2/15/2005	Protocol Amendment
15	3/3/2005	IND Safety Report
16	3/8/2005	Information Amendment
17	3/15/2005	General Correspondence
18	3/29/2005	Follow-up IND Safety Report
19	4/20/2005	Protocol Amendment
20	6/14/2005	IND Safety Report
21	6/15/2005	IND Safety Report
22	7/12/2006	Information Amendment
23	9/29/2006	Information Amendment
24	10/18/2006	Information Amendment
25	12/15/2006	IND Annual Report
26	4/4/2007	Information Amendment
27	6/29/2007	General Correspondence — Company Name Change
28	2/28/2008	IND Annual Report
29	12/15/2008	IND Annual Report
30	1/19/2010	General Correspondence — Company Address Change
31	3/4/2010	IND Annual Report

APC-103 (cephalexin) (APC-103); IND 73,767
Submissions to IND with corresponding Serial No. and date of submission

0	10/19/2005	IND Application
1	11/7/2005	Response to FDA Request for Information
2	11/28/2005	Response to FDA Request for Information
3	1/27/2006	Protocol Amendment
4	2/2/2006	Protocol Amendment
5	5/4/2006	Protocol Amendment
6	8/25/2006	Information Amendment
7	10/9/2006	Information Amendment
8	11/2/2006	Information Amendment
9	12/11/2006	IND Annual Report
10	4/20/2007	Type B Meeting Request
11	5/16/2007	Pre-Phase III Clinical Briefing Document
12	6/29/2007	Company Name Change
13	2/22/2008	IND Annual Report
14	12/16/2008	IND Annual Report
15	4/2/2009	Pre-Phase III Type B Meeting Request — Clinical
16	6/15/2009	Special Protocol Assessment — Clinical
17	1/19/2010	General Correspondence — Address Change Notification
18	1/21/2010	IND Annual Report

Compound	Internal Project Code	NDA Number	NDA Status
Keflex Powder for Oral Suspension	APC-903	NDA 050-406	NDA Withdrawn
Keflex Capsules	APC-102	NDA 050-405	Active
Moxatag	Moxatag	NDA 050-813	Active

NDA 50-405 KEFLEX CAPUSLES REGULATORY SUBMISSIONS

Submission Date	Submission Type	Notes
7/1/2004	Correspondence-Change of Sponsor	Letters, 356h forms
10/25/2004	FPL for Approved Supplement	Letter, 356h, labeling
2/8/2005	General Correspondence	Letter, 356h
2/11/2005	Meeting Request	Letter, 356h
2/23/2005	Meeting Request	Letter, 356h
4/6/2005	FPL for Approved Supplement	Letter, 356h, label
4/6/2005	Type C Meeting Briefing Packet	Letter, 356h, Type C briefing packet
5/13/2005	2005 Annual Report	Letter, 2252, Annual Report
7/1/2005	Puerto Rico Field Office	Meeting Request w/CD
10/25/2005	Request to Revoke PSUR Waiver	Revoke PSUR and submit 314.81 regs
11/18/2005	Changes Being Effected — 30 Days	Manufacturing Site Transfer from Lilly Italy to Ceph Intl. PR
12/20/2005	Prior Approval Supplement	Additional Keflex Strengths (333 and 750)
3/3/2006	Annual Periodic Report	Annual Report included 050-406 information
3/3/2006	Annual Adverse Drug Experience Report	Contains 050-406 information
6/27/2006	FPL for Approved Supplement	Letter, 356h, label
7/26/2006	Drug Product Listing	Drug Product Listing for Keflex 333 mg and 750 mg with labeling and PI
9/26/2006	Documentation to Support Type A Meeting	Emailed submission to Valerie Jimenez and sent HCs on 9/28/06
1/26/2007	CBE-30 New Process API	Change in API process
1/26/2007	Changes Being Effected w/in 30 Days	CBE-30 Keflex Capsules (Cephalexin)
3/12/2007	Special Supplement — CBE Keflex PI	Requested Changes by FDA on Safety
4/24/2007	NDA Annual Report	NDA 2007 Annual Report
6/28/2007	CBE-30 PAC-ATLS Special Supplement	Post Approval Change New Analytical Testing Lab
6/28/2007	Special Supplement PAC-ATLS	Addition/transfer of stability testing facility
6/29/2007	General Correspondence	Name Change
6/29/2007	Company Name Change	Change from Advancis to Middlebrook
11/9/2007	Change of Ownership	Change of Ownership from Middlebrook to Lex Pharmaceuticals
3/20/2008	Supplement — CBE -0	Change to 500 mg 20 and 100 count labels at the request of FDA.
4/9/2008	NDA Annual Report	NDA 2008 Annual Report
5/21/2008	Change of Ownership Correspondence	Responses to DOHHS letter re: change of ownership
8/1/2008	Supplement — CBE-0	250 mg stability update report per S-098 commitment

Submission Date	Submission Type	Notes
10/21/2008	Supplement — Waiver Request	Waiver request under 21 CFR 314.90 for postmarking safety reporting req.
1/4/2009	2009 Annual Adverse Drug Experience Report	Combined with 50-406 (Periodic Annual Report for Keflex Capsules)
3/25/2009	General Correspondence NDA Applicant Notification	Keflex Capsules (Cephalexin)
3/27/2009	Special Supplement: PAC-ALTS	CBE-30 Keflex Capsules (Cephalexin)
4/1/2009	NDA Annual Report	Keflex Capsules and Keflex Powder for Oral Suspension
5/12/2009	Chemistry Amendment to Supplement S-102	Keflex Capsules (Cephalexin)
6/12/2009	Prior Approval Supplement — Chemistry	Prior Approval Supplement — Chemistry
10/5/2009	Amendment to PAS
11/24/2009	Change of Ownership	From LEX to MiddleBrook
1/19/2010	Address Change Notification	Germantown MD to Westlake TX
3/3/2010	SAE Annual Report	Safety Reports for Keflex Capsules and Keflex Powder for Oral Suspension
3/31/2010	NDA Annual Report	NDA Annual Report for Keflex Capsules and Keflex Powder for Oral Suspension

NDA 50-406 KEFLEX POWDER FOR ORAL SUSPENSION REGULATORY SUBMISSIONS

Submission Date	Submission Type	Notes
7/1/2004	Correspondence — Change of Sponsor	Letters and 356h forms
8/12/2004	Correspondence	Reconsideration Letter & 356h
2/22/2005	General Correspondence: Transfer of Name	Letter, 356h
3/3/2006	Annual Adverse DrugExperience Report	Combined with 50-405
3/3/2006	2006 Annual Periodic Report	Combined with 50-405
11/9/2007	Change of Ownership	Change NDA ownership from MiddleBrook to Lex Pharmaceuticals
4/24/2007	NDA Annual Report	NDA Annual Report
6/29/2007	Change of Name	Name change notification from Advancis to MiddleBrook
4/9/2008	NDA Annual Report	NDA Annual Report
5/21/2008	Response to change of ownership request	Letter re: Lex and labeling Keflex powder
10/21/2008	Waiver Request Supplement	Waiver request for postmarketing safety reporting req.
10/31/2008	Supplement: Changes Being Effected	Notice to rescind orig. notification re:Keflex powder
4/1/2009	NDA Annual Report	Keflex Powder for Oral Suspension (Cephalexin)
5/18/2009	Voluntary Withdrawal of NDA	Keflex Powder for Oral Suspension (Cephalexin)

NDA 50-813: MOXATAG® TABLETS REGULATORY SUBMISSIONS

Submission Date	Submission Type	Notes
12/14/2006	Original NDA	First NDA submission
2/13/2007	Request for Meeting	RTF meeting request
3/23/2007	Re-submission of NDA	Second NDA submission
6/29/2007	General Correspondence	Company Name Change
7/12/2007	Response to FDA Request for Information	Response to Day 74 filing letter with request for information on CMC.
7/24/2007	General Correspondence	Correct registration # for MiddleBrook’s analytical facility is 3004214243
8/21/2007	4 Month Update Report	4 Month Update Report
9/18/2007	Request for Information	11 CRFs
10/5/2007	General Correspondence — Product Names	Submission of Product Names for APC-111 MP Tablet, 775 mg for Evaluation
10/12/2007	Response to FDA Request for Information	Responded to list of 26 CMC questions received on August 30, 2007
11/7/2007	AMENDMENT: Withdrawal of Secondary Quality Control	Withdrawal of MiddleBrook in Germantown MD, as the secondary Quality Control Lab from NDA
11/14/2007	Notification of Amendment	District Office
11/16/2007	Response to FDA Request for Information	Responded to list of 6 questions received on November 5, 2007
11/16/2007	General Correspondence — Draft Mock-up Labeling	Provided draft mock-ups of labeling (package insert excluded) for APC-111.
11/29/2007	E-mail Correspondence	Provided dissolution information (COAs) for 111.302 overencapsulated PEN VK.
12/17/2007	Response to FDA Request for Information	Provided response to CMC questions received on 12/6/07 during review of NDA
1/11/2008	Response to FDA Request for Information	Provided response to CMC questions received on 1/11/08 during review of NDA
1/23/2008	Post-Marketing Study Commitment	Commitment to provide final CSR for Phase 3 pediatric study by March 2013.
2/5/2008	SPL for Approved NDA 50-813	Prescribing Information in SPL Format
5/12/2008	Periodic Report for Moxatag	Quarterly Adverse Drug Experience Report 23 January 2008 to 22 April 2008
8/19/2008	Periodic Report for Moxatag	Quarterly Adverse Drug Experience Report 23 April 2008 to 22 July 2008
8/19/2008	Periodic Report for Moxatag	Quarterly Adverse Drug Experience Report April 23 2008 to July 22 2008
8/28/2008	Chemistry Supplement #001	Changes being effected in 30 days

Submission Date	Submission Type	Notes
10/24/2008	Patent information for Moxatag, 775mg	Patent information for Patent No. 6,544,555/6,669,948/6,723,341
11/19/2008	Periodic Adverse Drug Experience Report	Quarterly Adverse Drug Experience Report July 23 2008 to October 22 2008
12/5/2008	Final Printed Labeling	Package insert, red-lined insert, sample carton, sample blister foil, labels, SPL
12/10/2008	Chemistry Supplement CBE-30	Documentation for addition of new packaging facility, Almac Pharma Services.
12/10/2008	Request for Waiver	Request for waiver of requirement 314.80(c)(ii)(b) to submit case safety reports of non-serious, labeled SADRs
12/17/2008	NDA 50-813 Introductory Material for Moxatag	Form FDA-2253 and introductory ads and promotional labeling for Moxatag
4/22/2009	NDA 50-813 DRAFT Qrtrly Rpt - Adverse Drug Exp Rpt	Periodic Report for Moxatag (amoxicillin extended-release) Tablets 23 Jan 2009 through 22 April 2009
4/22/2009	NDA 50-813 Periodic Safety Report	Periodic Adverse Drug Experience Report for Moxatag (amoxicillin extended-release) tablet 23 Jan 2009 through 22 Apr 2009
4/30/2009	NDA 50-813 NDA Annual Report for Moxatag	NDA Annual Rport for Moxatag
5/19/2009	NDA Periodic Report	Quarterly Report
8/19/2009	Periodic Safety Report	Quarterly Report
11/18/2009	Periodic Safety Report	Quarterly Report
1/19/2010	General Correspondence	Address change Germantown MD to Westlake TX
2/19/2010	Periodic Safety Report	Quarterly Report
4/30/2010	NDA Annual Report	NDA Annual Rport for Moxatag

Report	NDA		Date of
Number	Number	Date Submitted	Report
2005AD000001	050-405	Reported in Annual Report -Periodic	1/17/2005
2005AD000002	050-405	Reported in Annual Report -Periodic	1/17/2005
2005AD000004	050-405	Reported in Annual Report -Periodic	1/20/2005
2005AD000006	050-405	Reported in Annual Report -Periodic	1/20/2005
2005AD000007	050-405	Reported in Annual Report -Periodic	1/20/2005
2005AD000008	050-405	Reported in Annual Report -Periodic	2/8/2005
2005AD000009	050-405	Reported in Annual Report -Periodic	2/11/2005
2005AD000010	050-405	Reported in Annual Report -Periodic	2/11/2005
2005AD000011	050-405	Reported in Annual Report -Periodic	2/11/2005
2005AD000012	050-405	Reported in Annual Report -Periodic	2/14/2005
2005AD000013	050-406	Reported in Annual Report -Periodic	2/14/2005
2005AD000014	050-405	02/14/2005	2/14/2005
2005AD000014	050-405	03/15/2005	3/14/2005
2005AD000015	050-405	Reported in Annual Report -Periodic	2/24/2005
2005AD000016	050-405	Reported in Annual Report -Periodic	3/4/2005
2005AD000017	050-405	Reported in Annual Report -Periodic	3/4/2005
2005AD000018	050-406	Reported in Annual Report -Periodic	3/31/2005
2005AD000019	050-405	03/31/2005	3/30/2005
2005AD000020	050-405	04/11/2005	4/7/2005
2005AD000021	050-405	04/08/2005	4/5/2005
2005AD000021	050-405	04/18/2005	4/14/2005
2005AD000021	050-405	04/29/2005	4/27/2005
2005AD000022	050-405	04/11/2005	4/8/2005
2005AD000023	050-406	04/13/2005	4/11/2005
2005AD000024	050-405	Reported in Annual Report -Periodic	4/21/2005
2005AD000025	050-405	04/15/2005	4/13/2005
2005AD000026	050-406	04/18/2005	4/14/2005
2005AD000027	050-405	Reported in Annual Report -Periodic	4/21/2005
2005AD000028	050-406	Reported in Annual Report -Periodic	5/2/2005
2005AD000029	050-405	Reported in Annual Report -Periodic	5/2/2005
2005AD000030	050-405	04/27/2005	4/25/2005
2005AD000031	050-406	Reported in Annual Report -Periodic	5/3/2005
2005AD000032	050-406	Reported in Annual Report -Periodic	5/2/2005
2005AD000033	050-406	Reported in Annual Report -Periodic	5/2/2005
2005AD000034	050-405	Reported in Annual Report -Periodic	5/9/2005
2005AD000035	050-406	Reported in Annual Report -Periodic	5/12/2005
2005AD000035	050-406	Reported in Annual Report -Periodic	6/23/2005
2005AD000036	050-406	Reported in Annual Report -Periodic	5/23/2005

Report	NDA		Date of
Number	Number	Date Submitted	Report
2005AD000037	050-405	05/26/2005	5/25/2005
2005AD000037	050-405	05/16/2005	5/12/2005
2005AD000038	050-405	Reported in Annual Report -Periodic	8/22/2005
2005AD000038	050-405	Reported in Annual Report -Periodic	5/18/2005
2005AD000039	050-406	05/19/2005	5/18/2005
2005AD000040	050-405	05/24/2005	5/19/2005
2005AD000042	050-405	Reported in Annual Report -Periodic	6/1/2005
2005AD000043	050-405	Reported in Annual Report -Periodic	6/1/2005
2005AD000044	050-405	Reported in Annual Report -Periodic	6/14/2005
2005AD000045	050-405	06/09/2005	6/7/2005
2005AD000046	050-405	Reported in Annual Report -Periodic	6/14/2005
2005AD000047	050-405	06/09/2005	6/7/2005
2005AD000048	050-405	06/09/2005	6/8/2005
2005AD000048	050-405	06/23/2005	6/23/2005
2005AD000049	050-405	08/17/2005	8/17/2005
2005AD000049	050-405	06/13/2005	6/10/2005
2005AD000050	050-405	Reported in Annual Report -Periodic	6/15/2005
2005AD000051	050-405	Reported in Annual Report -Periodic	6/15/2005
2005AD000052	050-405	Reported in Annual Report -Periodic	6/15/2005
2005AD000053	050-406	Reported in Annual Report -Periodic	6/15/2005
2005AD000057	050-405	Reported in Annual Report -Periodic	6/23/2005
2005AD000065	050-405	Reported in Annual Report -Periodic	6/28/2005
2005AD000065	050-405	Reported in Annual Report -Periodic	2/24/2006
2005AD000073	050-405	08/12/2005	8/12/2005
2005AD000073	050-405	07/07/2005	7/5/2005
2005AD000074	050-405	Reported in Annual Report -Periodic	7/8/2005
2005AD000075	050-405	07/14/2005	7/13/2005
2005AD000076	050-405	Reported in Annual Report -Periodic	7/19/2005
2005AD000077	050-406	Reported in Annual Report -Periodic	7/19/2005
2005AD000078	050-405	07/25/2005	7/22/2005
2005AD000079	050-405	07/21/2005	7/19/2005
2005AD000081	050-405	Reported in Annual Report -Periodic	7/26/2005
2005AD000082	050-405	Reported in Annual Report -Periodic	7/26/2005
2005AD000083	050-406	Reported in Annual Report -Periodic	7/26/2005
2005AD000084	050-405	Reported in Annual Report -Periodic	8/10/2005
2005AD000085	050-405	08/05/2005	8/4/2005
2005AD000086	050-405	08/05/2005	8/4/2005
2005AD000087	050-405	Reported in Annual Report -Periodic	8/23/2005
2005AD000088	050-405	Reported in Annual Report -Periodic	8/22/2005
2005AD000089	050-405	Reported in Annual Report -Periodic	8/23/2005
2005AD000090	050-406	Reported in Annual Report -Periodic	8/23/2005

Report	NDA		Date of
Number	Number	Date Submitted	Report
2005AD000091	050-405	Reported in Annual Report -Periodic	8/23/2005
2005AD000092	050-405	Reported in Annual Report -Periodic	8/23/2005
2005AD000093	050-405	Reported in Annual Report -Periodic	9/1/2005
2005AD000094	050-405	09/01/2005	9/1/2005
2005AD000094	050-405	09/14/2005	9/13/2005
2005AD000095	050-406	Reported in Annual Report -Periodic	9/1/2005
2005AD000096	050-405	Reported in Annual Report -Periodic	9/27/2005
2005AD000096	050-405	Reported in Annual Report -Periodic	9/6/2005
2005AD000097	050-406	Reported in Annual Report -Periodic	9/6/2005
2005AD000098	050-405	Reported in Annual Report -Periodic	9/16/2005
2005AD000099	050-406	Reported in Annual Report -Periodic	9/16/2005
2005AD000100	050-405	Reported in Annual Report -Periodic	9/23/2005
2005AD000101	050-405	Reported in Annual Report -Periodic	9/23/2005
2005AD000102	050-405	Reported in Annual Report -Periodic	9/27/2005
2005AD000103	050-405	Reported in Annual Report -Periodic	10/7/2005
2005AD000104	050-405	Reported in Annual Report -Periodic	10/6/2005
2005AD000105	050-405	Reported in Annual Report -Periodic	10/14/2005
2005AD000106	050-405	Reported in Annual Report -Periodic	11/1/2005
2005AD000107	050-405	Reported in Annual Report -Periodic	11/1/2005
2005AD000108	050-405	Reported in Annual Report -Periodic	11/1/2005
2005AD000109	050-405	Reported in Annual Report -Periodic	11/1/2005
2005AD000110	050-405	Reported in Annual Report -Periodic	11/3/2005
2005AD000111	050-405	11/14/2005	11/10/2005
2005AD000112	050-405	Reported in Annual Report -Periodic	11/18/2005
2005AD000113	050-405	Reported in Annual Report -Periodic	11/18/2005
2005AD000115	050-405	Reported in Annual Report -Periodic	11/18/2005
2005AD000116	050-405	Reported in Annual Report -Periodic	11/18/2005
2005AD000117	050-405	11/22/2005	11/22/2005
2005AD000118	050-405	Reported in Annual Report -Periodic	11/23/2005
2005AD000119	050-405	Reported in Annual Report -Periodic	12/7/2005
2005AD000120	050-405	Reported in Annual Report -Periodic	12/7/2005
2005AD000121	050-405	12/20/2005	12/19/2005
2005AD000122	050-406	Reported in Annual Report -Periodic	12/28/2005
2005AD000123	050-405	12/20/2005	12/19/2005
2005AD000124	050-405	Reported in Annual Report -Periodic	12/28/2005
2005AD000124	050-405	Reported in Annual Report -Periodic	3/23/2006
2005AD000125	050-405	12/20/2005	12/20/2005
2005AD000126	050-406	Reported in Annual Report -Periodic	12/28/2005
2006AD000001	050-405	Reported in Annual Report -Periodic	1/12/2006
2006AD000002	050-405	Reported in Annual Report -Periodic	1/19/2006
2006AD000003	050-405	Reported in Annual Report -Periodic	1/19/2006

Report	NDA		Date of
Number	Number	Date Submitted	Report
2006AD000004	050-406	Reported in Annual Report -Periodic	1/19/2006
2006AD000005	050-405	Reported in Annual Report -Periodic	1/19/2006
2006AD000006	050-405	Reported in Annual Report -Periodic	1/19/2006
2006AD000007	050-405	Reported in Annual Report -Periodic	2/6/2006
2006AD000008	050-405	01/30/2006	1/27/2006
2006AD000008	050-405	08/21/2006	8/16/2006
2006AD000009	050-405	01/31/2006	1/30/2006
2006AD000010	050-405	Reported in Annual Report -Periodic	2/27/2006
2006AD000011	050-405	03/13/2006	3/3/2006
2006AD000012	050-406	Reported in Annual Report -Periodic	3/3/2006
2006AD000013	050-405	Reported in Annual Report -Periodic	3/2/2006
2006AD000014	050-406	Reported in Annual Report -Periodic	3/23/2006
2006AD000015	050-405	Reported in Annual Report -Periodic	3/13/2006
2006AD000015	050-405	06/06/2006	5/31/2006
2006AD000017	050-405	Reported in Annual Report -Periodic	3/22/2006
2006AD000018	050-405	Reported in Annual Report -Periodic	3/30/2006
2006AD000019	050-405	Reported in Annual Report -Periodic	4/4/2006
2006AD000020	050-405	Reported in Annual Report -Periodic	3/30/2006
2006AD000021	050-405	Reported in Annual Report -Periodic	4/4/2006
2006AD000022	050-405	Reported in Annual Report -Periodic	4/11/2006
2006AD000023	050-405	Reported in Annual Report -Periodic	4/11/2006
2006AD000024	050-405	04/13/2006	4/11/2006
2006AD000026	050-405	04/13/2006	4/11/2006
2006AD000027	050-405	04/28/2006	4/25/2006
2006AD000028	050-405	Reported in Annual Report -Periodic	5/15/2006
2006AD000029	050-405	05/09/2006	5/4/2006
2006AD000030	050-405	12/01/2006	11/22/2006
2006AD000030	050-405	06/15/2007	6/8/2007
2006AD000030	050-405	05/17/2006	5/15/2006
2006AD000030	050-405	06/09/2006	6/1/2006
2006AD000030	050-405	08/16/2006	8/10/2006
2006AD000031	050-405	Reported in Annual Report -Periodic	5/17/2006
2006AD000032	050-405	Reported in Annual Report -Periodic	5/17/2006
2006AD000033	050-405	Reported in Annual Report -Periodic	5/17/2006
2006AD000034	050-405	Reported in Annual Report -Periodic	5/17/2006
2006AD000036	050-405	Reported in Annual Report -Periodic	5/30/2006
2006AD000037	050-405	Reported in Annual Report -Periodic	5/30/2006
2006AD000038	050-405	Reported in Annual Report -Periodic	6/6/2006
2006AD000039	050-406	Reported in Annual Report -Periodic	6/6/2006
2006AD000040	050-405	Reported in Annual Report -Periodic	6/28/2006
2006AD000041	050-405	Reported in Annual Report -Periodic	6/28/2006

Report	NDA		Date of
Number	Number	Date Submitted	Report
2006AD000042	050-405	Reported in Annual Report -Periodic	6/19/2006
2006AD000043	050-405	06/30/2006	6/21/2006
2006AD000044	050-405	06/30/2006	6/27/2006
2006AD000045	050-405	Reported in Annual Report -Periodic	7/10/2006
2006AD000046	050-406	Reported in Annual Report -Periodic	7/11/2006
2006AD000047	050-406	Reported in Annual Report -Periodic	7/11/2006
2006AD000048	050-405	Reported in Annual Report -Periodic	7/12/2006
2006AD000049	050-405	Reported in Annual Report -Periodic	7/20/2006
2006AD000050	050-405	Reported in Annual Report -Periodic	7/20/2006
2006AD000051	050-405	07/31/2006	7/27/2006
2006AD000051	050-405	08/14/2006	8/9/2006
2006AD000052	050-405	Reported in Annual Report -Periodic	7/28/2006
2006AD000053	050-406	Reported in Annual Report -Periodic	7/28/2006
2006AD000054	050-405	Reported in Annual Report -Periodic	8/10/2006
2006AD000055	050-405	Reported in Annual Report -Periodic	8/10/2006
2006AD000056	050-405	Reported in Annual Report -Periodic	8/9/2006
2006AD000057	050-405	Reported in Annual Report -Periodic	8/16/2006
2006AD000058	050-405	Reported in Annual Report -Periodic	8/16/2006
2006AD000059	050-405	08/28/2006	8/23/2006
2006AD000060	050-405	Reported in Annual Report -Periodic	8/25/2006
2006AD000061	050-405	08/31/2006	8/30/2006
2006AD000061	050-405	Reported in Annual Report -Periodic	8/23/2006
2006AD000062	050-405	Reported in Annual Report -Periodic	8/24/2006
2006AD000063	050-405	08/30/2006	8/24/2006
2006AD000063	050-405	05/31/2007	5/23/2007
2006AD000064	050-405	Reported in Annual Report -Periodic	8/30/2006
2006AD000065	050-405	Reported in Annual Report -Periodic	9/19/2006
2006AD000066	050-405	Reported in Annual Report -Periodic	9/13/2006
2006AD000067	050-405	Reported in Annual Report -Periodic	9/19/2006
2006AD000068	050-405	Reported in Annual Report -Periodic	9/19/2006
2006AD000069	050-405	09/18/2006	9/13/2006
2006AD000069	050-405	02/01/2007	1/25/2007
2006AD000070	050-405	09/26/2006	9/19/2006
2006AD000071	050-405	Reported in Annual Report -Periodic	9/19/2006
2006AD000072	050-406	09/27/2006	9/21/2006
2006AD000073	050-405	Reported in Annual Report -Periodic	9/21/2006
2006AD000074	050-406	Reported in Annual Report -Periodic	9/29/2006
2006AD000075	050-406	Reported in Annual Report -Periodic	10/24/2006
2006AD000076	050-405	10/23/2006	10/16/2006
2006AD000077	050-405	Reported in Annual Report -Periodic	10/20/2006
2006AD000078	050-405	Reported in Annual Report -Periodic	10/20/2006

Report	NDA		Date of
Number	Number	Date Submitted	Report
2006AD000079	050-405	Reported in Annual Report -Periodic	10/24/2006
2006AD000080	050-405	Reported in Annual Report -Periodic	10/24/2006
2006AD000081	050-405	Reported in Annual Report -Periodic	10/24/2006
2006AD000082	050-405	Reported in Annual Report -Periodic	11/6/2006
2006AD000083	050-405	Reported in Annual Report -Periodic	11/6/2006
2006AD000084	050-405	Reported in Annual Report -Periodic	11/8/2006
2006AD000085	050-405	Reported in Annual Report -Periodic	11/8/2006
2006AD000086	050-405	Reported in Annual Report -Periodic	11/8/2006
2006AD000087	050-405	12/05/2006	11/22/2006
2006AD000088	050-405	12/05/2006	11/27/2006
2006AD000089	050-405	12/05/2006	11/22/2006
2006AD000090	050-405	12/01/2006	11/22/2006
2006AD000091	050-405	Reported in Annual Report -Periodic	12/7/2006
2006AD000092	050-405	Reported in Annual Report -Periodic	12/13/2006
2006AD000093	050-405	12/15/2006	12/7/2006
2006AD000094	050-406	Reported in Annual Report -Periodic	12/13/2006
2006AD000095	050-405	Reported in Annual Report -Periodic	12/13/2006
2006AD000096	050-405	Reported in Annual Report -Periodic	12/13/2006
2006AD000098	050-406	Reported in Annual Report -Periodic	12/13/2006
2006AD000099	050-405	Reported in Annual Report -Periodic	12/19/2006
2006AD000100	050-405	Reported in Annual Report -Periodic	12/13/2006
2006AD000101	050-406	Reported in Annual Report -Periodic	12/19/2006
2006AD000102	050-405	Reported in Annual Report -Periodic	12/28/2006
2006AD000103	050-406	Reported in Annual Report -Periodic	12/28/2006
2006AD000104	050-405	Reported in Annual Report -Periodic	12/28/2006
2006AD000105	050-405	Reported in Annual Report -Periodic	12/28/2006
2006AD000106	050-406	Reported in Annual Report -Periodic	1/8/2007
2006AD000107	050-406	Reported in Annual Report -Periodic	1/8/2007
2006AD000108	050-405	Reported in Annual Report -Periodic	1/31/2007
2006AD000108	050-405	Reported in Annual Report -Periodic	1/31/2007
2007AD000001	050-405	Reported in Annual Report -Periodic	1/11/2007
2007AD000002	050-406	02/01/2007	1/25/2007
2007AD000004	050-406	02/01/2007	1/25/2007
2007AD000005	050-405	02/08/2007	1/29/2007
2007AD000003	050-405	Reported in Annual Report -Periodic	1/31/2007
2007AD000009	050-405	02/15/2007	2/5/2007
2007AD000007	050-405	Reported in Annual Report -Periodic	2/5/2007
2007AD000006	050-406	Reported in Annual Report -Periodic	2/5/2007
2007AD000008	050-406	02/16/2007	2/5/2007
2007AD000011	050-405	Reported in Annual Report -Periodic	2/9/2007
2007AD000010	050-405	Reported in Annual Report -Periodic	2/9/2007

Report	NDA		Date of
Number	Number	Date Submitted	Report
2007AD000013	050-405	02/22/2007	2/16/2007
2007AD000017	050-405	02/27/2007	2/19/2007
2007AD000012	050-406	Reported in Annual Report -Periodic	2/20/2007
2007AD000015	050-405	Reported in Annual Report -Periodic	2/20/2007
2007AD000014	050-405	Reported in Annual Report -Periodic	2/20/2007
2007AD000016	050-405	Reported in Annual Report -Periodic	2/20/2007
2007AD000019	050-405	Reported in Annual Report -Periodic	2/28/2007
2007AD000020	050-405	Reported in Annual Report -Periodic	2/28/2007
2007AD000018	050-405	Reported in Annual Report -Periodic	2/28/2007
2007AD000021	050-405	Reported in Annual Report -Periodic	2/28/2007
2007AD000008	050-406	03/20/2007	3/13/2007
2007AD000025	050-405	03/20/2007	3/13/2007
2007AD000026	050-405	03/27/2007	3/19/2007
2007AD000023	050-406	Reported in Annual Report -Periodic	3/19/2007
2007AD000022	050-405	Reported in Annual Report -Periodic	3/19/2007
2007AD000024	050-406	Reported in Annual Report -Periodic	3/20/2007
2007AD000028	050-405	04/03/2007	3/27/2007
2007AD000027	050-405	Reported in Annual Report -Periodic	3/27/2007
2007AD000029	050-405	Reported in Annual Report -Periodic	3/29/2007
2007AD000030	050-406	Reported in Annual Report -Periodic	4/2/2007
2007AD000031	050-405	04/12/2007	4/4/2007
2007AD000035	050-405	Reported in Annual Report -Periodic	4/10/2007
2007AD000036	050-405	Reported in Annual Report -Periodic	4/10/2007
2007AD000037	050-405	Reported in Annual Report -Periodic	4/11/2007
2007AD000038	050-405	04/25/2007	4/18/2007
2007AD000039	050-405	Reported in Annual Report -Periodic	4/20/2007
2007AD000034	050-406	Reported in Annual Report -Periodic	4/23/2007
2007AD000032	050-405	Reported in Annual Report -Periodic	4/23/2007
2007AD000040	050-405	05/03/2007	4/25/2007
2007AD000042	050-405	Reported in Annual Report -Periodic	4/26/2007
2007AD000043	050-405	05/04/2007	4/26/2007
2007AD000046	050-405	05/08/2007	4/26/2007
2007AD000044	050-405	05/04/2007	4/26/2007
2007AD000045	050-405	Reported in Annual Report -Periodic	4/27/2007
2007AD000041	050-405	Reported in Annual Report -Periodic	4/27/2007
2007AD000037	050-405	Reported in Annual Report -Periodic	4/27/2007
2007AD000047	050-405	05/08/2007	4/30/2007
2007AD000048	050-406	Reported in Annual Report -Periodic	5/2/2007
2007AD000033	050-405	Reported in Annual Report -Periodic	5/4/2007
2007AD000049	050-405	Reported in Annual Report -Periodic	5/22/2007
2007AD000052	050-405	Reported in Annual Report -Periodic	5/22/2007

Report	NDA		Date of
Number	Number	Date Submitted	Report
2007AD000050	050-405	Reported in Annual Report -Periodic	5/23/2007
2007AD000051	050-406	Reported in Annual Report -Periodic	5/23/2007
2007AD000053	050-405	06/07/2007	5/29/2007
2007AD000055	050-405	Reported in Annual Report -Periodic	6/5/2007
2007AD000054	050-406	Reported in Annual Report -Periodic	6/8/2007
2007AD000056	050-405	Reported in Annual Report -Periodic	6/15/2007
2007AD000057	050-405	Reported in Annual Report -Periodic	6/15/2007
2007AD000060	050-405	06/28/2007	6/20/2007
2007AD000058	050-405	06/26/2007	6/25/2007
2007AD000061	050-405	Reported in Annual Report -Periodic	6/25/2007
2007AD000062	050-406	07/05/2007	6/27/2007
2007AD000059	050-405	Reported in Annual Report -Periodic	6/29/2007
2007AD000063	050-405	Reported in Annual Report -Periodic	7/3/2007
2007AD000064	050-405	Reported in Annual Report -Periodic	7/17/2007
2007AD000065	050-405	Reported in Annual Report -Periodic	7/23/2007
2007AD000067	050-405	Reported in Annual Report -Periodic	7/23/2007
2007AD000068	050-405	Reported in Annual Report -Periodic	7/27/2007
2007AD000069	050-406	Reported in Annual Report -Periodic	7/27/2007
2007AD000066	050-405	Reported in Annual Report -Periodic	7/27/2007
2007AD000072	050-405	08/10/2007	8/3/2007
2007AD000071	050-405	08/14/2007	8/6/2007
2007AD000074	050-405	Reported in Annual Report -Periodic	8/10/2007
2007AD000075	050-406	Reported in Annual Report -Periodic	8/14/2007
2007AD000076	050-405	Reported in Annual Report -Periodic	8/16/2007
2007AD000078	050-406	Reported in Annual Report -Periodic	8/24/2007
2007AD000080	050-405	Reported in Annual Report -Periodic	8/24/2007
2007AD000079	050-405	Reported in Annual Report -Periodic	8/30/2007
2007AD000082	050-405	09/07/2007	8/30/2007
2007AD000037	050-405	Reported in Annual Report -Periodic	8/30/2007
2007AD000033	050-405	Reported in Annual Report -Periodic	9/4/2007
2007AD000083	050-405	Reported in Annual Report -Periodic	9/5/2007
2007AD000081	050-405	Reported in Annual Report -Periodic	9/5/2007
2007AD000077	050-405	Reported in Annual Report -Periodic	9/7/2007
2007AD000085	050-405	Reported in Annual Report -Periodic	9/14/2007
2007AD000084	050-405	Reported in Annual Report -Periodic	9/14/2007
2007AD000087	050-405	10/02/2007	9/25/2007
2007AD000006	050-406	Reported in Annual Report -Periodic	9/25/2007
2007AD000086	050-405	Reported in Annual Report -Periodic	9/25/2007
2007AD000088	050-405	Reported in Annual Report -Periodic	9/26/2007
2007AD000089	050-405	Reported in Annual Report -Periodic	10/16/2007
2007AD000091	050-405	10/23/2007	10/18/2007

Report	NDA		Date of
Number	Number	Date Submitted	Report
2007AD000094	050-405	10/23/2007	10/19/2007
2007AD000092	050-405	10/23/2007	10/19/2007
2007AD000090	050-405	Reported in Annual Report -Periodic	10/22/2007
2007AD000093	050-405	Reported in Annual Report -Periodic	11/1/2007
2007AD000097	050-405	11/13/2007	11/6/2007
2007AD000105	050-405	11/07/2007	11/6/2007
2007AD000096	050-405	11/13/2007	11/6/2007
2007AD000095R	050-405	Reported in Annual Report -Periodic	11/7/2007
2005AD000125	050-405	Reported in Annual Report -Periodic	11/12/2007
2007AD000101	050-405	Reported in Annual Report -Periodic	11/12/2007
2007AD000100	050-405	11/14/2007	11/12/2007
2007AD000099	050-405	Reported in Annual Report -Periodic	11/12/2007
2007AD000104	050-405	Reported in Annual Report -Periodic	11/12/2007
2007AD000098	050-405	Reported in Annual Report -Periodic	11/12/2007
2006AD000023	050-405	Reported in Annual Report -Periodic	11/12/2007
2007AD000095	050-405	Reported in Annual Report -Periodic	11/14/2007
2005AD000001	050-405	Reported in Annual Report -Periodic	11/15/2007
2006AD000018	050-405	Reported in Annual Report -Periodic	11/15/2007
2007AD000103	050-405	Reported in Annual Report -Periodic	11/19/2007
2007AD000107	050-406	Reported in Annual Report -Periodic	11/20/2007
2006AD000095	050-405	Reported in Annual Report -Periodic	11/28/2007
2005AD000071	050-406	Reported in Annual Report -Periodic	11/28/2007
2007AD000109	050-405	12/06/2007	12/3/2007
2007AD000114	050-405	12/06/2007	12/3/2007
2007AD000112	050-406	Reported in Annual Report -Periodic	12/4/2007
2007AD000113	050-406	Reported in Annual Report -Periodic	12/4/2007
2007AD000108	050-405	Reported in Annual Report -Periodic	12/4/2007
2007AD000115	050-405	Reported in Annual Report -Periodic	12/5/2007
2007AD000117	050-405	12/14/2007	12/6/2007
2007AD000120	050-406	Reported in Annual Report -Periodic	12/14/2007
2007AD000121	050-406	Reported in Annual Report -Periodic	12/14/2007
2007AD000119	050-406	Reported in Annual Report -Periodic	12/14/2007
2007AD000110	050-406	Reported in Annual Report -Periodic	12/17/2007
2007AD000111	050-406	Reported in Annual Report -Periodic	12/17/2007
2007AD000118	050-406	Reported in Annual Report -Periodic	12/17/2007
2007AD000122	050-405	Reported in Annual Report -Periodic	12/17/2007
2007AD000123	050-405	Reported in Annual Report -Periodic	12/17/2007
2007AD000116	050-406	Reported in Annual Report -Periodic	12/19/2007
2007AD000126	050-405	12/28/2007	12/20/2007
2007AD000127	050-406	12/28/2007	12/20/2007
2007AD000125	050-405	Reported in Annual Report -Periodic	12/20/2007

Report	NDA		Date of
Number	Number	Date Submitted	Report
2007AD000124	050-406	Reported in Annual Report -Periodic	12/20/2007
2007AD000128	050-406	Reported in Annual Report -Periodic	12/26/2007
2007AD000129	050-406	Reported in Annual Report -Periodic	12/26/2007
2007AD000131	050-405	Reported in Annual Report -Periodic	1/3/2008
2007AD000130	050-406	Reported in Annual Report -Periodic	1/4/2008
2008MB000002	050-405	01/21/2008	1/15/2008
2008MB000004	050-405	01/21/2008	1/17/2008
2008MB000001	050-405	Reported in Annual Report -Periodic	1/18/2008
2008MB000003	050-406	Reported in Annual Report -Periodic	1/18/2008
2008MB000006	050-406	01/25/2008	1/21/2008
2008MB000007	050-406	01/25/2008	1/21/2008
2008MB000008	050-405	02/04/2008	1/28/2008
2008MB000005	050-405	Reported in Annual Report -Periodic	1/28/2008
2008MB000010	050-406	02/28/2008	2/19/2008
2008MB000011	050-405	02/28/2008	2/20/2008
2008MB000009	050-405	Reported in Annual Report -Periodic	2/20/2008
2008MB000015	050-405	Reported in Annual Report -Periodic	2/26/2008
2008MB000012	050-406	Reported in Annual Report -Periodic	2/26/2008
2008MB000014	050-405	Reported in Annual Report -Periodic	3/4/2008
2008MB000016	050-405	03/18/2008	3/6/2008
2008MB000013	050-405	Reported in Annual Report -Periodic	3/6/2008
2008MB000019	050-405	03/20/2008	3/12/2008
2008MB000018	050-406	Reported in Annual Report -Periodic	3/17/2008
2008MB000020	050-405	Reported in Annual Report -Periodic	3/18/2008
2008MB000017	050-405	Reported in Annual Report -Periodic	3/19/2008
2008MB000022	050-405	04/01/2008	3/24/2008
2008MB000023-S	050-405	Reported in Annual Report -Periodic	3/26/2008
2008MB000021	050-405	Reported in Annual Report -Periodic	3/31/2008
2008MB000025	050-406	Reported in Annual Report -Periodic	3/31/2008
2008MB000027	050-405	Reported in Annual Report -Periodic	4/2/2008
2008MB000024	050-406	Reported in Annual Report -Periodic	4/2/2008
2008MB000039	050-405	04/21/2008	4/10/2008
2008MB000052	050-406	Reported in Annual Report -Periodic	4/15/2008
2008MB000041	050-405	04/21/2008	4/16/2008
2008MB000040	050-405	Reported in Annual Report -Periodic	4/17/2008
2008MB000042	050-405	Reported in Annual Report -Periodic	4/17/2008
2008MB000044	050-405	Reported in Annual Report -Periodic	4/22/2008
2008MB000046	050-405	Reported in Annual Report -Periodic	4/23/2008
2008MB000047	050-405	05/01/2008	4/24/2008
2008MB000043	050-406	Reported in Annual Report -Periodic	4/24/2008
2008MB000050	050-405	Reported in Annual Report -Periodic	4/30/2008

Report	NDA		Date of
Number	Number	Date Submitted	Report
2008MB000048	050-405	Reported in Annual Report -Periodic	4/30/2008
2008MB000049	050-406	Reported in Annual Report -Periodic	4/30/2008
2008MB000045	050-406	Reported in Annual Report -Periodic	4/30/2008
2006AD000030	050-405	05/13/2008	5/9/2008
2008MB000056	050-405	05/14/2008	5/12/2008
2008MB000054	050-405	05/14/2008	5/12/2008
2008MB000031	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000029	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000029	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000030	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000032	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000033	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000034	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000035	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000036	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000037	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000038	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000055	050-406	Reported in Annual Report -Periodic	5/14/2008
2008MB000051	050-405	Reported in Annual Report -Periodic	5/14/2008
2008MB000057	050-405	05/29/2008	5/28/2008
2008MB000061	050-405	06/02/2008	5/30/2008
2008MB000058	050-405	06/02/2008	5/30/2008
2008MB000060	050-405	Reported in Annual Report -Periodic	6/5/2008
2008MB000059	050-405	Reported in Annual Report -Periodic	6/12/2008
2008MB000062	050-405	Reported in Annual Report -Periodic	6/16/2008
2008MB000053	050-405	Reported in Annual Report -Periodic	6/17/2008
2008MB000065	050-405	06/26/2008	6/23/2008
2008MB000066	050-405	06/26/2008	6/23/2008
2008MB000067	050-405	06/26/2008	6/23/2008
2008MB000068	050-405	06/26/2008	6/23/2008
2008MB000069	050-405	06/26/2008	6/23/2008
2008MB000070	050-405	06/26/2008	6/23/2008
2008MB000071	050-405	06/26/2008	6/23/2008
2008MB000072	050-405	06/26/2008	6/23/2008
2008MB000073	050-405	06/26/2008	6/23/2008
2008MB000074	050-405	06/26/2008	6/23/2008
2008MB000075	050-405	06/26/2008	6/23/2008
2008MB000064	050-405	Reported in Annual Report -Periodic	6/23/2008
2008MB000075	050-405	06/26/2008	6/25/2008
2008MB000079	050-405	07/08/2008	7/2/2008
2008MB000078	050-405	Reported in Annual Report -Periodic	7/7/2008

Report	NDA		Date of
Number	Number	Date Submitted	Report
2008MB000080	050-405	07/14/2008	7/10/2008
2008MB000081	050-405	07/30/2008	7/21/2008
2008MB000082	050-405	Reported in Annual Report -Periodic	7/23/2008
2008MB000083	050-405	7/30/2008	7/24/2008
2008MB000084	050-405	8/01/2008	7/30/2008
2008MB000086	050-405	Reported in Annual Report -Periodic	8/1/2008
2008MB000026	050-405	Reported in Annual Report -Periodic	8/4/2008
2008MB000085	050-405	Reported in Annual Report -Periodic	8/21/2008
2008MB000087	050-405	08/22/2008	8/21/2008
2008MB000088	050-405	Reported in Annual Report -Periodic	8/25/2008
2008MB000089	050-405	08/29/2008	8/28/2008
2008MB000092	050-405	09/02/2008	8/29/2008
2008MB000093	050-406	Reported in Annual Report -Periodic	9/5/2008
2008MB000091	050-405	Reported in Annual Report -Periodic	9/5/2008
2008MB000090	050-405	Reported in Annual Report -Periodic	9/5/2008
2008MB000089FU	050-405	09/09/2008	9/8/2008
2008MB000090	050-405	Reported in Annual Report -Periodic	9/17/2008
2008MB000095	050-405	09/29/2008	9/26/2008
2008MB000103	050-405	Reported in Annual Report -Periodic	10/8/2008
2008MB000097	050-405	10/16/2008	10/9/2008
2008MB000098	050-406	Reported in Annual Report -Periodic	10/20/2008
2008MB000099	050-406	Reported in Annual Report -Periodic	10/20/2008
2008MB000100	050-406	Reported in Annual Report -Periodic	10/20/2008
2008MB000101	050-406	Reported in Annual Report -Periodic	10/20/2008
2008MB000105	050-405	10/23/2008	10/20/2008
2008MB000103	050-405	10/23/2008	10/20/2008
2008MB000102	050-406	Reported in Annual Report -Periodic	10/21/2008
2008MB000106	050-405	10/30/2008	10/27/2008
2008MB000104	050-405	Reported in Annual Report -Periodic	10/28/2008
2008MB000107	050-405	10/31/2008	10/29/2008
2008MB000108	050-405	Reported in Annual Report -Periodic	11/2/2008
2008MB000109	050-405	Reported in Annual Report -Periodic	11/7/2008
2008MB000110	050-405	Reported in Annual Report -Periodic	11/7/2008
2008MB000097FU	050-405	11/13/2008	11/11/2008
2008MB000112	050-405	11/19/2008	11/14/2008
2008MB000113	050-045	12/16/2008	12/12/2008
2008MB000114	050-405	12/29/2008	12/23/2008
2008MB000115	050-405	12/29/2008	12/23/2008
2009MB000001	050-405	01/15/2009	1/12/2009
2009MB000004	050-405	02/02/2009	1/26/2009
2009MB000005	050-405	02/02/2009	1/26/2009

Report	NDA		Date of
Number	Number	Date Submitted	Report
2009MB000006	050-405	02/02/2009	1/26/2009
2009MB000007	050-405	02/02/2009	1/26/2009
2009MB000008	050-405	02/02/2009	1/26/2009
2009MB000009	050-405	02/02/2009	1/26/2009
2009MB000003	050-405	02/02/2009	1/26/2009
2009MB000002	050-405	Reported in Annual Report -Periodic	1/26/2009
2009MB000010	050-405	Reported in Annual Report -Periodic	2/11/2009
2009MB000018	050-405	Reported in Annual Report -Periodic	2/23/2009
2009MB000013	050-405	2/25/2009	2/23/2009
2009MB000014	050-405	2/24/2009	2/23/2009
2009MB0000016	050-813	03/3/2009	2/24/2009
2009MB000017	050-813	03/3/2009	2/24/2009
2009MB000015	050-405	Reported in Annual Report -Periodic	3/3/2009
2009MB000013FU	050-405	03/05/2009	3/4/2009
2009MB000019	050-405	Reported in Annual Report -Periodic	3/6/2009
2009MB000020-S	050-405	3/1/2009	3/13/2009
2009MB000025-S	050-405	3/04/2009	3/13/2009
2009MB000024	050-405	3/13/2009	3/13/2009
2009MB000022	050-405	3/13/2009	3/13/2009
2009MB000023	050-405	3/16/2009	3/16/2009
2009MB000026	050-405	3/20/2009	3/20/2009
2009MB000027	05-405	3/26/2009	3/26/2009
2009MB000031	050-405	Reported in Annual Report -Periodic	4/3/2009
2009MB000029	050-405	4/6/2009	4/6/2009
2009MB000030	050-405	Reported in Annual Report -Periodic	4/15/2009
2009MB000032	050-405	Reported in Annual Report -Periodic	4/20/2009
2009MB000034	050-406	Reported in Annual Report -Periodic	4/20/2009
2009MB000033	050-813	Reported in Annual Report -Periodic	4/21/2009
2009MB000036	050-405	04/27/2009	4/27/2009
2009MB000035	050-405	Reported in Annual Report -Periodic	5/1/2009
2009MB000038	050-813	Reported in Annual Report -Periodic	5/15/2009
2009MB000037	050-406	Reported in Annual Report -Periodic	5/15/2009
2009MB000041	050-813	05/29/2009	5/27/2009
2009MB000039	050-405	Reported in Annual Report -Periodic	5/28/2009
2009MB00041F/U	050-813	6/22/2009	6/16/2009
2009MB000043	050-405	Reported in Annual Report -Periodic	6/25/2009
2009MB000042	050-405	Reported in Annual Report -Periodic	6/25/2009
2009MB000041F/U-2	050-813	6/22/2009	6/29/2009
2009MB000047	050-813	Reported in Annual Report -Periodic	7/22/2009
2009MB000048	050-405	Reported in Annual Report -Periodic	7/30/2009

Keflex Capsules Reportable AEs from April 2009 through April 2010
050-405 KEFLEX CAPSULES
15-DAY REPORTABLE ADVERSE EXPERIENCE REPORTS
FOLLOW-UP REPORTS 13APR2009 — 12APR2010

	DATE SENT	PRIMARY		UN-	COUNTRY OF	ADVERSE REACTION	SERIOUSNESS
CASE ID	TO FDA	SOURCE	SERIOUS	EXPECTED	ORIGIN	TERM(S)	CRITERIA
2009MB000061	09/21/2009	LITERATURE	YES	YES	PUERTO	Methaemoglobinaemia	HOS, LFT
					RICO	(Methemoglobinemia)
						Intentional overdose	HOS, LFT
(Intentional overdose)
						Loss of consciousness	HOS, LFT
(Unconscious)
						Cyanosis (Cyanosis)	HOS, LFT
Tachycardia (Tachycardia)
						Dyspnoea (Increased	HOS, LFT
work of breathing)
Serious Criteria: ANO-Congenital Anomaly, DIS-Disability, DTH-Death, HOS-Hospitalization, INT-Intervention, LFT-Life Threatening, SIG-Medically Significant, OTH-Other

050-405 KEFLEX CAPSULES
NON SERIOUS ADVERSE EXPERIENCE REPORTS          MiddleBrook Pharmaceuticals, Inc.*
INITIAL REPORTS          13APR2009 — 12APR2010

	PRIMARY	DATE		ADVERSE REACTION	REPORTER
CASE ID	SOURCE	RECEIVED	UNEXPECTED	TERM(S)	TYPE	PAGE No.
2009MB000058	SPONTANEOUS	08/18/2009	YES	Drug exposure via breast milk (Drug exposure via breast milk)	Consumer
2010MB000002	SPONTANEOUS	01/07/2010	NO	Drug ineffective (Lack of drug effect)	Consumer	#
2010MB000007	SPONTANEOUS	02/08/2010	NO	Hypersensitivity (Allergic reaction)	Consumer	#
2010MB000008	SPONTANEOUS	02/08/2010	NO	Rash (Rash) Dizziness (Dizziness)	Consumer	#
2010MB000010	SPONTANEOUS	02/18/2010	YES	Drug hypersensitivity (Drug allergy) Abdominal pain upper (stomach cramps)	Consumer
2010MB000011	SPONTANEOUS	02/25/2010	NO	Hypersensitivity (Allergic reaction) Rash (Rash) Urticaria (Hives)	Consumer	#
2010MB000012	SPONTANEOUS	03/02/2010	NO	Drug ineffective (Lack of drug effect)	Consumer	#
2010MB000014	SPONTANEOUS	03/10/2010	YES	Palpitations (Palpitations) Supraventricular extrasystoles (Premature atrial contraction) Condition aggravated (Condition aggravated)	HCP
2010MB000017	SPONTANEOUS	03/16/2010	NO	Drug ineffective (Lack of drug effect)	HCP	#
2010MB000020	SPONTANEOUS	03/24/2010	YES	Nausea (Nausea) Flatulence (Gas) Condition aggravated (Condition aggravated)	Consumer
2010MB000021	SPONTANEOUS	03/29/2010	NO	Hypersensitivity (Allergic reaction)	Consumer	#

*	- International

#	- No Medwatch printed, case is non-serious and expected

050-405 KEFLEX CAPSULES
NON SERIOUS ADVERSE EXPERIENCE REPORTS          MiddleBrook Pharmaceuticals, Inc.*
FOLLOW UP REPORTS          13APR2009 — 12APR2010

	PRIMARY	DATE		ADVERSE REACTION	REPORTER
CASE ID	SOURCE	RECEIVED	UNEXPECTED	TERM(S)	TYPE	PAGE NO.
2009MB000035	SPONTANEOUS	04/14/2009	NO	Drug intolerance (Drug intolerance)	HCP	#
2009MB000039	SPONTANEOUS	05/08/2009	NO	Dizziness (Dizzy)	Consumer	#
2009MB000040	SPONTANEOUS	05/18/2009	NO	Drug ineffective (Lack of drug effect)	Consumer	#
2009MB000042	SPONTANEOUS	06/08/2009	YES	Decreased appetite (Appetite suppression Fatigue (Tiredness)	Consumer
2009MB000043	SPONTANEOUS	06/15/2009	YES	Headache (Headache) Blood pressure increased (Blood pressure increased)	Consumer
2009MB000045	SPONTANEOUS	06/22/2009	NO	Hypersensitivity (Allergic reaction NOS)	Consumer	#
2009MB000046	SPONTANEOUS	06/29/2009	NO	Drug ineffective (Lack of drug effect)	HCP	#
2009MB000048	SPONTANEOUS	07/14/2009	YES	Pyrexia (High temperature)	Consumer
2009MB000050	SPONTANEOUS	07/23/2009	NO	Hypersensitivity (Allergic reaction)	Consumer	#
2009MB000051	SPONTANEOUS	07/27/2009	NO	Clostridial infection (Clostridium difficile infection)	Consumer	#
2009MB000052	SPONTANEOUS	07/30/2009	YES	Asthenia (weakness) Mobility decreased (Mobility decreased) Fall (Fall)	Consumer
2009MB000053	SPONTANEOUS	08/10/2009	NO	Hypersensitivity (Allergic reaction NOS)	Consumer	#
2009MB000054	SPONTANEOUS	08/11/2009	YES	Hair disorder (Hair disorder)	HCP

050-405 KEFLEX CAPSULES
NON SERIOUS ADVERSE EXPERIENCE REPORTS          MiddleBrook Pharmaceuticals, Inc.*
FOLLOW UP REPORTS          13APR2009 — 12APR2010

	PRIMARY	DATE		ADVERSE REACTION	REPORTER
CASE ID	SOURCE	RECEIVED	UNEXPECTED	TERM(S)	TYPE	PAGE NO.
Rash (Rash)
2009MB000064	SPONTANEOUS	09/22/2009	YES	Blood glucose increased (Blood sugar increased)	Consumer
2009MB000066	SPONTANEOUS	10/06/2009	NO	Hypersensitivity (Allergic reaction)	Consumer	#
2009MB000068	SPONTANEOUS	10/16/2009	NO	Aspartate aminotransferase increased (AST increased)	HCP	#
2009MB000069	SPONTANEOUS	10/26/2009	NO	Drug Hypersensitivity (Drug allergy)	Consumer	#
2009MB000071	SPONTANEOUS	11/06/2009	NO	Drug ineffective (Lack of drug effect)	Consumer	#
2009MB000076	SPONTANEOUS	11/30/2009	YES	Palpitations (Heart racing)	Consumer
2010MB000001	SPONTANEOUS	01/04/2010	NO	Drug Hypersensitivity (Drug allergy)	Consumer	#

050-405 KEFLEX CAPSULES
15-DAY REPORTABLE ADVERSE EXPERIENCE REPORTS
INITIAL REPORTS          13 APR 2009 — 12APR2010

	DATE SENT	PRIMARY		UN-	COUNTRY OF	ADVERSE REACTION	SERIOUSNESS
CASE ID	TO FDA	SOURCE	SERIOUS	EXPECTED	ORIGIN	TERM(S)	CRITERIA
2009MB000061	09/04/2009	LITERATURE	YES	YES	PUERTO RICO	Methaemoglobinaemia (Methemoglobinemia)	LFT
						Overdose (Overdose)	LFT
2009MB000067	* 10/23/2009	LITERATURE	YES	YES	UNITED KINGDOM	Photosensitivity reaction (Photosensitive rash)	HOS
2009MB000078	12/28/2009	LITERATURE	YES	YES	UNITED STATES	Liver injury (Liver injury)	SIG
2010MB000006	02/15/2010	SPONTANEOUS	YES	YES	UNITED STATES	Haemoglobin decreased (Hemoglobin decreased) Rectal haemorrhage (Rectal bleeding) Vomiting (Vomiting)	SIG
Serious Criteria: ANO-Congenital Anomaly, DIS-Disability, DTH-Death, HOS-Hospitalization, INT-Intervention, LFT-Life Threatening, SIG-Medically Significant, OTH-Other

050-405 KEFLEX CAPSULES
15-DAY REPORTABLE ADVERSE EXPERIENCE REPORTS
FOLLOW-UP REPORTS          13 APR 2009 — 12APR2010

	DATE SENT	PRIMARY		UN-	COUNTRY OF	ADVERSE REACTION	SERIOUSNESS
CASE ID	TO FDA	SOURCE	SERIOUS	EXPECTED	ORIGIN	TERM(S)	CRITERIA
2009MB000061	09/21/2009	LITERATURE	YES	YES	PUERTO	Methaemoglobinaemia	HOS, LFT
					RICO	(Methemoglobinemia)
						Intentional overdose	HOS, LFT
(Intentional overdose)
						Loss of consciousness	HOS, LFT
(Unconscious)
						Cyanosis (Cyanosis)	HOS, LFT
Tachycardia (Tachycardia)
						Dyspnoea (Increased	HOS, LFT
work of breathing)
Serious Criteria: ANO-Congenital Anomaly, DIS-Disability, DTH-Death, HOS-Hospitalization, INT-Intervention, LFT-Life Threatening, SIG-Medically Significant, OTH-Other

MOXATAG ONLY — Need to add 7-2009 through Present SAEs from PPD

Start Time : 03-MAY-2010 10:08:59		Database :
	Oracle AERS	AERS45P
User ID : SHALEEBA
Queue ID: 11261
Case List Details

Report Parameter	Value
Report Format?	PDF
Case List Name?	ACTIVE
Include Case List?	Y
Include Query Details?	N
Report Title?	Case List Details

Cases ID List
2009MB000047	2009MB000049	2009MB000057	2009MB000059
2009MB000062	2009MB000065	2009MB000070	2009MB000072
2009MB000073	2009MB000074	2009MB000075	2009MB000077
2010MB000003	2010MB000005	2010MB000009	2010MB000013
2010MB000015	2010MB000016	2010MB000018	2010MB000019
2010MB000022	2010MB000023	2010MB000024	2010MB000025
2010MB000026	2010MB000027	2010MB000028

Case List Summary
Case List Details

03MAY2010

Seq# Picked? ACIS	Next Task Case Priority Due Date	Case ID Country Source	Study Center Patient	Status Init Received D Latest Followup	Serious Core Unex Rep Causality	US Unx	Product Event Onset Date
1 X AC	PERIODIC	2009MS000047 USA SPONTANEOUS		Case Complete 02-JUL-2009 16-JUL-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Difficulty breathing 30-JUN-2009
2 X A	PERIODIC	2009MS000049 USA SPONTANEOUS		Case Complete 22-JUL-2009 22-JUL-2009	NOT-SERIOUS	NO	AMOXICILLIN EXTENDED-RELEASE Nausea 22-JUL-2009
3 X A	PERIODIC	2009MS000067 USA SPONTANEOUS		Case Complete 19-AUG-2009 24-AUG-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Prolonged menses 11-AUG-2009
4 X I	PERIODIC	2009MS000069 USA SPONTANEOUS		Case Complete 19-AUG-2009 26-AUG-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Drug exposure via breast milk AUG-2009
5 X A	EXPEDITED	2009MS000062 USA (Submission.08-SEP-2009) SPONTANEOUS		Case Complete 27-AUG-2009 13-OCT-2009	DEATH	YES	AMOXICILLIN EXTENDED-RELEASE Allergic myocarditis 13-AUG-2009
6 X A	PERIODIC	2009MS000066 USA SPONTANEOUS		Case Complete 29-SEP-2009 29-SEP-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Hives 27-SEP-2009
7 X A	PERIODIC	2009MS000070 USA SPONTANEOUS		Case Complete 04-NOV-2009 23-NOV-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE SICKNESS
8 X AC	PERIODIC	2009MS000072 USA SPONTANEOUS		Case Complete 16-NOV-2009 04-DEC-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE General body pain NOV-2009
9 X A	PERIODIC	2009MS000073 USA SPONTANEOUS		Case Complete 17-NOV-2009 02-DEC-2009	NOT-SERIOUS YES	YES	AMOXICILLIN EXTENDED-RELEASE Bloating
10 X A	PERIODIC	2009MS000074 USA SPONTANEOUS		Case Complete 17-NOV-2009 02-DEC-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Bloating
11 X A	PERIODIC	2009MS000076 USA SPONTANEOUS		Case Complete 17-NOV-2009 02-DEC-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Bloating
12 X AC	PERIODIC	2009MS000077 USA SPONTANEOUS		Case Complete 06-DEC-2009 14-DEC-2009	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Kidney pain 04-DEC-2009
13 X A	PERIODIC	2010MS000003 USA SPONTANEOUS		Case Complete 20-JAN-2010 20-JAN-2010	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Foot pain 23-DEC-2009
14 X I	PERIODIC	2010MS000006 USA SPONTANEOUS		Case Complete 27-JAN-2010 28-JAN-2010	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Incorrect dose administered 27-JAN-2010
15 X A	PERIODIC	2010MS000009 USA SPONTANEOUS		Case Complete 16-FEB-2010 16-FEB-2010	NOT-SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Urine drug screen positive

Case List Summary
Case List Details

03MAY2010

Seq# Picked? ACIS	Next Task Case Priority Due Date	Case ID Country Source	Study Center Patient	Status Init Received D Latest Followup	Serious Core Unex Rep Causality	US Une	Product Event Onset Date
16 [X] AC	PERIODIC	2010MH000013 USA SPONTANEOUS		Case Complete 04-MAR-2010 04-MAR-2010	NOT-SERIOUS	NO	AMOXICILLIN EXTENDED-RELEASE Lack of drug effect JAN-2010
17 [X] A	EXPEDITED	2010MH000015 USA(FDA Submission,22-MAR-2010) LITERATURE		Case Complete 08-MAR-2010 08-MAR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Toxic epidermal necrolysis
18 [X] A	EXPEDITED	2010MH000016 USA(FDA Submission,22-MAR-2010) LITERATURE		Case Complete 08-MAR-2010 08-MAR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Stevens-Johnson syndrome
19 [X] A	PERIODIC	2010MH000018 USA SPONTANEOUS		Case Complete 16-MAR-2010 16-MAR-2010	NOT-SERIOUS	NO	AMOXICILLIN EXTENDED-RELEASE Nausea 16-MAR-2010
20 [X] A	EXPEDITED	2010MH000019 FRA(FDA Submission,30-MAR-2010) LITERATURE		Case Complete 18-MAR-2010 18-MAR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE Neutropenic enterocolitis
21 [X] A	EXPEDITED	2010MH000022 IRL(FDA Submission,23-APR-2010) LITERATURE		Case Complete 14-APR-2010 14-APR-2010	DEATH	YES	AMOXICILLIN EXTENDED-RELEASE Stevens-Johnson syndrome
22 [X] A	Case Finalization EXPEDITED	2010MH000023 FRA(FDA Submission,26-APR-2010) LITERATURE		Ready for Client 15-APR-2010 15-APR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE DRESS syndrome
23 [X] A	Case Finalization EXPEDITED	2010MH000024 FRA(FDA Submission,26-APR-2010) LITERATURE		Ready for Client 15-APR-2010 15-APR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE DRESS syndrome
24 [X] A	Case Finalization EXPEDITED	2010MH000025 FRA(FDA Submission,26-APR-2010) LITERATURE		Ready for Client 15-APR-2010 15-APR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE DRESS syndrome
25 [X] A	Case Finalization EXPEDITED	2010MH000026 FRA(FDA Submission,26-APR-2010) LITERATURE		Ready for Client 15-APR-2010 15-APR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE DRESS syndrome
26 [X] A	Case Finalization EXPEDITED	2010MH000027 FRA(FDA Submission,26-APR-2010) LITERATURE		Ready for Client 15-APR-2010 15-APR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE DRESS syndrome
27 [X] A	Case Finalization EXPEDITED	2010MH000028 FRA(FDA Submission,26-APR-2010) LITERATURE		Ready for Client 15-APR-2010 15-APR-2010	SERIOUS	YES	AMOXICILLIN EXTENDED-RELEASE DRESS syndrome

Schedule 1.2(h)
Prepaid Items and Deposits
The deposit held by Cardinal pursuant to the co-pay voucher program for the Products.
Any other prepaid items or deposits of the Company, except prepaid fees paid to the FDA and prepaid items or deposits related to Assumed Liabilities.

Schedule 1.2(l)
Excluded Assets
Accounts receivable
Excluded Inventory
Excluded Contracts
All IT systems
Phone systems

Schedule 1.3(h)
Purchaser Cure Amounts

						Estimated
			Date of	Invoice		Exchange
Vendor	Description	Invoice	Invoice	Amount	Currency	Rate	Amount
Almac	Sample Packaging Components	S1501280	01/27/10	£116,551.62	GBP	$1.53	$178,543.00
Stada	Moxatag Tablet batch — Alternate API	92007119	12/31/09	€116,260.92	EUR	$1.37	$158,848.00
Stada	Moxatag Samples Batch — Bulk Tablets	PO003924	06/15/10	€116,325.00	EUR	$1.37	$159,365.25
Stada	Moxatag Samples Batch — Bulk MGT Fee	PO003924	06/15/10	€8,250.00	EUR	$1.37	$11,272.03
Stada	Moxatag Samples Batch — Packaging	PO003927	06/15/10	£181,500.00	GBP	$1.53	$277,695.00
Stada	MoxaPak - 3 Batches (Pkg Lab & Mat’ls)	PO033110	08/01/10	€161,280.00	EUR	$1.37	$220,357.84
Patheon/Ceph	Product Stability — Keflex	30363	11/30/09	$11,791.88	USD	N/A	$11,791.88
Patheon/Ceph	Keflex 750mg product	60202764	01/30/09	$155,221.96	USD	N/A	$155,221.96
Patheon/Ceph	Keflex 250mg product	60202775	01/30/09	$6,679.11	USD	N/A	$6,679.11
Patheon/Ceph	Keflex 750mg product	60202776	01/30/09	$17,122.17	USD	N/A	$17,122.17
Patheon/Ceph	Keflex 500mg product	60202778	01/30/09	$72,589.86	USD	N/A	$72,589.86
Total							$1,269,486.10

Schedule 1.3(i)
Assumed Liabilities

						Estimated
			Date of	Invoice		Exchange
Vendor	Description	Invoice	Invoice	Amount	Currency	Rate	Amount
Sandoz	Keflex Product (250mg, 500mg, & 750mg)	PO022610	08/01/10	€165,692.04	EUR	$1.37	$226,386.04
Physicians’ Desk	2010 Physicians
Reference	Desk Reference Listing	M042127	12/07/09	$47,592.45	USD	N/A	$47,592.45
Total							$273,978.49

Schedule 1.4(o)
Excluded Liabilities
All Liabilities under Excluded Contracts
All Liabilities other than Assumed Liabilities

Schedule 5.3(c)(i)(A)
Identified Persons
Sandoz GmbH or any affiliate thereof
Any party to an Assumed Contract that is terminated or expires prior to Closing

Schedule 7.5(a)(ii)
Best Price; AMP

2010-Q1
		Unit of	AMP	Best
Product		Measure	per Each	Price
Keflex 250mg 100 capsules	0112-96	cap	2.265212	2.013466
Keflex 250mg 20 capsules	0112-97	cap	2.265212	2.013466
Keflex 500mg 100 Capsules	0113-96	cap	4.391004	3.957590
Keflex 500mg 20 capsules	0113-97	cap	4.391004	3.957590
Keflex 750mg 50 capsules	0115-40	cap	2.356246	2.274636
Moxatag 775mg 30 Tablets	0142-03	tab	7.036931	6.375000

2009-Q4
		Unit of	AMP	Best
Product		Measure	per Each	Price
Keflex 250mg 100 capsules	0112-96	cap	2.274584	2.013466
Keflex 250mg 20 capsules	0112-97	cap	2.274584	2.013466
Keflex 500mg 100 Capsules	0113-96	cap	4.260620	3.957590
Keflex 500mg 20 capsules	0113-97	cap	4.260620	3.957590
Keflex 750mg 50 capsules	0115-40	cap	2.349147	2.274636
Moxatag 775mg 30 Tablets	0142-03	tab	6.915244	6.232500